CERTAIN INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of February 20, 2025 by and among ALANI NUTRITION LLC, as the Company, CELSIUS HOLDINGS, INC., as Buyer, MAX CLEMONS, TREY STEIGER, KATY E. SCHNEIDER, KATY E. HEARN 2022 GRAT DATED DECEMBER 23, 2022, KATY E. HEARN GIFT TRUST DATED DECEMBER 23, 2022, KATY E. HEARN 2024 GRAT DATED AUGUST 28, 2024, R. HAYDN SCHNEIDER, R. HAYDN SCHNEIDER 2022 GRAT DATED DECEMBER 23, 2022, R. HAYDN SCHNEIDER GIFT TRUST DATED DECEMBER 23, 2022 AND R. HAYDN SCHNEIDER 2024 GRAT DATED AUGUST 29, 2024, as the Sellers, and CONGO BRANDS HOLDING COMPANY LLC, as Congo

TABLE OF CONTENTS ARTICLE I — DEFINITIONS ................................................................................................... 2 Section 1.1 Certain Definitions ...................................................................................... 2 Section 1.2 Interpretive Provisions .............................................................................. 23 ARTICLE II — PURCHASE AND SALE; CLOSING. ......................................................... 24 Section 2.1 Purchase and Sale of the Purchased Interests ........................................... 24 Section 2.2 Aggregate Consideration .......................................................................... 24 Section 2.3 Closing ...................................................................................................... 24 Section 2.4 Estimated Closing Statement; Closing Payment Procedures .................... 24 Section 2.5 Preparation of the Final Closing Statement .............................................. 25 Section 2.6 Equitable Adjustments .............................................................................. 27 Section 2.7 Legends on Shares of Buyer Common Stock; Distribution of Buyer Common Stock.......................................................................................... 28 Section 2.8 Earnout Payment ....................................................................................... 28 Section 2.9 Lock-Up .................................................................................................... 31 ARTICLE III — REPRESENTATIONS OF THE SELLERS AND CONGO .................... 32 Section 3.1 Organization, Good Standing, Qualification and Power .......................... 32 Section 3.2 Authority; Execution and Delivery; Enforceability .................................. 32 Section 3.3 Non-contravention .................................................................................... 33 Section 3.4 Consents .................................................................................................... 33 Section 3.5 Ownership of Membership Interests ......................................................... 33 Section 3.6 Brokers ...................................................................................................... 33 Section 3.7 Solvency .................................................................................................... 34 Section 3.8 Accredited Investor ................................................................................... 34 Section 3.9 NO ADDITIONAL REPRESENTATIONS ............................................. 34 ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..... 34 Section 4.1 Organization, Good Standing, Qualification and Power .......................... 34 Section 4.2 Authority; Execution and Delivery; Enforceability .................................. 35 Section 4.3 Non-contravention .................................................................................... 35 Section 4.4 Consents .................................................................................................... 35 Section 4.5 Capitalization ............................................................................................ 35 Section 4.6 Financial Statements ................................................................................. 37 Section 4.7 Absence of Certain Developments............................................................ 38 Section 4.8 No Undisclosed Liabilities ........................................................................ 38 Section 4.9 Compliance with Applicable Laws; Governmental Authorizations; Licenses; Etc ............................................................................................. 38 Section 4.10 Litigation ................................................................................................... 40 Section 4.11 Taxes ......................................................................................................... 40 Section 4.12 Environmental Matters.............................................................................. 42 Section 4.13 Employee Matters ..................................................................................... 43 Section 4.14 Employee Benefit Plans ............................................................................ 44

Section 4.15 Intellectual Property Rights. ..................................................................... 46 Section 4.16 Data Privacy & Security ........................................................................... 48 Section 4.17 Material Contracts ..................................................................................... 49 Section 4.18 Insurance ................................................................................................... 51 Section 4.19 Real Property ............................................................................................ 51 Section 4.20 Title to Properties ...................................................................................... 52 Section 4.21 Transaction with Affiliates ....................................................................... 52 Section 4.22 Key Suppliers and Key Customers ........................................................... 52 Section 4.23 Brokers ...................................................................................................... 53 Section 4.24 FDA and Product Matters ......................................................................... 53 Section 4.25 Sufficiency of Assets ................................................................................ 54 Section 4.26 NO ADDITIONAL REPRESENTATIONS ............................................. 54 ARTICLE V — REPRESENTATIONS AND WARRANTIES OF BUYER ....................... 55 Section 5.1 Organization; Good Standing and Qualification....................................... 55 Section 5.2 Authority; Execution and Delivery; Enforceability .................................. 55 Section 5.3 Buyer Common Stock ............................................................................... 56 Section 5.4 Non-contravention .................................................................................... 56 Section 5.5 Consents .................................................................................................... 56 Section 5.6 Public Filings ............................................................................................ 56 Section 5.7 Litigation ................................................................................................... 57 Section 5.8 Financing................................................................................................... 57 Section 5.9 NO ADDITIONAL REPRESENTATIONS ............................................. 59 ARTICLE VI — COVENANTS AND AGREEMENTS ......................................................... 60 Section 6.1 Access to Information; Confidentiality. .................................................... 60 Section 6.2 Conduct of Business by the Company ...................................................... 62 Section 6.3 Closing Documents ................................................................................... 65 Section 6.4 Reasonable Best Efforts ............................................................................ 65 Section 6.5 Indemnification of Directors, Managers and Officers .............................. 66 Section 6.6 Releases and Waiver ................................................................................. 67 Section 6.7 Contact with Employees, Customers and Suppliers ................................. 69 Section 6.8 Tax Returns. .............................................................................................. 69 Section 6.9 Cooperation ............................................................................................... 70 Section 6.10 Tax Contests.............................................................................................. 71 Section 6.11 Straddle Tax Period................................................................................... 71 Section 6.12 338(g) Election.......................................................................................... 71 Section 6.13 Allocation of Purchase Price ..................................................................... 71 Section 6.14 Regulatory Filings ..................................................................................... 72 Section 6.15 R&W Insurance ........................................................................................ 74 Section 6.16 Employee Matters. .................................................................................... 74 Section 6.17 Conduct of Business by Buyer. ................................................................. 75 Section 6.18 Financing................................................................................................... 75 Section 6.19 Financing Cooperation .............................................................................. 78 Section 6.20 Separation Plan ......................................................................................... 82 Section 6.21 Intellectual Property Assignment Agreements ......................................... 82 Section 6.22 Obligations of the Company or Holdco .................................................... 82

Section 6.23 Pre-Closing Reorganization ...................................................................... 83 Section 6.24 Pre-Closing Contribution .......................................................................... 83 Section 6.25 Holdco Joinder .......................................................................................... 84 Section 6.26 Pre-Closing Transfer Restrictions ............................................................. 84 Section 6.27 Call Option Agreement ............................................................................. 84 Section 6.28 Termination of Affiliate Contracts ............................................................ 84 Section 6.29 Shared Contracts ....................................................................................... 84 Section 6.30 Wrong Pockets .......................................................................................... 85 Section 6.31 Non-Competition; Non-Solicitation ......................................................... 86 Section 6.32 Treatment of Certain Existing Indebtedness ............................................. 88 Section 6.33 Payment of Specified Company Expenses ............................................... 88 Section 6.34 License ...................................................................................................... 88 Section 6.35 Insurance ................................................................................................... 89 Section 6.36 Certain Covenants of the KS Sellers and HS Sellers ................................ 89 Section 6.37 Release of Credit Support ......................................................................... 89 ARTICLE VII — CONDITIONS TO CLOSING ................................................................... 89 Section 7.1 Conditions to Obligations of Buyer and the Alani Parties ........................ 89 Section 7.2 Conditions to the Obligations of Buyer .................................................... 90 Section 7.3 Conditions to the Obligations of the Alani Parties ................................... 92 ARTICLE VIII — TERMINATION ........................................................................................ 93 Section 8.1 Termination ............................................................................................... 93 Section 8.2 Effect of Termination ................................................................................ 94 Section 8.3 Buyer Termination Fee ............................................................................. 94 ARTICLE IX — SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; RECOURSE; LIMITED INDEMNITY ........................................................ 96 Section 9.1 Survival of Representations, Warranties and Covenants .......................... 96 Section 9.2 Recourse .................................................................................................... 96 Section 9.3 Limited Indemnity .................................................................................... 97 ARTICLE X — MISCELLANEOUS ....................................................................................... 99 Section 10.1 Notices ...................................................................................................... 99 Section 10.2 Publicity .................................................................................................. 100 Section 10.3 Exhibits and Schedules ........................................................................... 101 Section 10.4 Time of the Essence; Computation of Time ........................................... 101 Section 10.5 Expenses; Transfer Taxes ....................................................................... 101 Section 10.6 Assignment; Successors and Assigns; No Third Party Rights................ 101 Section 10.7 Counterparts ............................................................................................ 101 Section 10.8 Titles and Headings................................................................................. 102 Section 10.9 Entire Agreement .................................................................................... 102 Section 10.10 Severability ............................................................................................. 102 Section 10.11 No Strict Construction ............................................................................ 102 Section 10.12 Specific Performance .............................................................................. 102 Section 10.13 Governing Law ....................................................................................... 103 Section 10.14 Jurisdiction and Venue ............................................................................ 103

Section 10.15 Waiver of Jury Trial ................................................................................ 104 Section 10.16 Failure or Indulgence Not Waiver .......................................................... 104 Section 10.17 Amendments ........................................................................................... 104 Section 10.18 Non-Recourse ......................................................................................... 104 Section 10.19 Waiver of Conflict of Interest and Ownership of Attorney Client and Work Product Privilege .................................................................... 105 Section 10.20 Debt Financing Provisions ...................................................................... 105 Section 10.21 Disclosure Schedules .............................................................................. 106 Exhibits Exhibit A Specific Accounting Principles Exhibit B Reference Net Working Capital Statement Exhibit C Form of Registration Rights Agreement Exhibit D Form of Transition Services Agreement Exhibit E Membership Interests Exhibit F Preliminary Separation Plan Exhibit G Pre-Closing Reorganization Exhibit H Form of Holdco Joinder Exhibit I Existing Products

1 MEMBERSHIP INTEREST PURCHASE AGREEMENT This MEMBERSHIP INTEREST PURCHASE AGREEMENT (as may be amended, amended and restated or otherwise modified from time to time, this “Agreement”), dated as of February 20, 2025, is by and among ALANI NUTRITION LLC, a Kentucky limited liability company (the “Company”), CELSIUS HOLDINGS, INC., a Nevada corporation (“Buyer”), MAX CLEMONS (“MC”), TREY STEIGER (“TS”), KATY E. SCHNEIDER (“KS”), KATY E. HEARN 2022 GRAT DATED DECEMBER 23, 2022 (“KH 2022 GRAT”), KATY E. HEARN GIFT TRUST DATED DECEMBER 23, 2022 (“KH 2022 Gift Trust”), KATY E. HEARN 2024 GRAT DATED AUGUST 28, 2024 (“KH 2024 GRAT” and, together with KS, KH 2022 GRAT and KH 2022 Gift Trust, the “KS Sellers”), R. HAYDN SCHNEIDER (“HS”), R. HAYDN SCHNEIDER 2022 GRAT DATED DECEMBER 23, 2022 (“HS 2022 GRAT”), R. HAYDN SCHNEIDER GIFT TRUST DATED DECEMBER 23, 2022 (“HS 2022 Gift Trust”) and R. HAYDN SCHNEIDER 2024 GRAT DATED AUGUST 29, 2024 (“HS 2024 GRAT” and, together with HS, HS 2022 GRAT and HS 2022 Gift Trust, the “HS Sellers”), and CONGO BRANDS HOLDING COMPANY LLC, a Delaware limited liability company (“Congo”). Each of MC, TS, the KS Sellers and the HS Sellers may be referred to herein individually as a “Seller” and collectively as the “Sellers”. Each of the parties referred to above may be referred to herein individually as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, as of the date hereof, the Seller Members collectively own one hundred percent (100%) of the issued and outstanding limited liability company membership interests of the Company (the “Membership Interests”); WHEREAS, the Company, the Sellers and Congo are engaged in the business of manufacturing, marketing, selling and distributing beverages, supplements, snacks and merchandise under the “Alani” brand (the “Business”); WHEREAS, Congo and certain of its Subsidiaries provide operations management and related services to the Company in respect of the Business under that certain Brand Management Services Agreement, dated as of August 15, 2022 (the “Congo MSA”), by and among the Company, Congo, LLC, a Kentucky limited liability company, Congo Brands Management Services LLC, a Delaware limited liability company, and Congo Brands Procurement LLC, a Delaware limited liability company (collectively, the “Congo MSA Parties”); WHEREAS, prior to the Closing, (i) the Seller Members shall contribute all of the Membership Interests to a newly formed holding corporation (“Holdco”) in exchange for newly issued equity interests of Holdco such that each Seller Member holds equity interests of Holdco (“Holdco Interests”) immediately after such contribution in identical proportions as such Membership Interests were held immediately prior to such contribution, (ii) the Seller Members shall cause the Company to file IRS Form 8832 (Entity Classification Election) for the Company to elect to be disregarded as an entity separate from its sole member, Holdco, with effect from the calendar day following the contribution in clause (i) above, and (iii) the Seller Members shall cause Holdco to file, on a protective basis, IRS Form 2553, effective at the time of contribution in clause

2 (i) above, to cause Holdco to elect under Section 1362(a) of the Code to be treated as an “S corporation” (clauses (i) through (iii), collectively, the “Pre-Closing Contribution”); WHEREAS, immediately following the Pre-Closing Contribution, one hundred percent (100%) of the issued and outstanding Holdco Interests will be held by the Seller Members; WHEREAS, Buyer desires to purchase from Holdco, and the Sellers desire to cause Holdco to sell to Buyer, all of the Membership Interests, including all rights to acquire Membership Interests, held by Holdco as of the Closing (the “Purchased Interests”) for the consideration described herein and otherwise on the terms and subject to the conditions contained herein; WHEREAS, the board of directors of Buyer has unanimously (i) determined that this Agreement and the transactions contemplated hereby (collectively, the “Transactions”) are fair and advisable to, and in the commercial interests of Buyer, (ii) approved and adopted this Agreement, and (iii) authorized and approved the Transactions, including Buyer’s execution and delivery of this Agreement and the issuance of Buyer Common Stock pursuant to this Agreement; WHEREAS, concurrently with the execution and delivery of this Agreement, and as a material inducement to Buyer to enter into this Agreement, each of the Key Persons has entered into and delivered to Buyer, a consulting agreement (each, a “Key Person Consulting Agreement”) with Buyer or one of its Affiliates (including the Company following the Closing), to be effective at, and contingent upon, the Closing; and WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions. NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows: ARTICLE I — DEFINITIONS Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. “2024 Audited Financial Statements” has the meaning set forth in Section 6.1(d). “2025 Product Net Sales” means the aggregate GAAP net sales of products marketed under the “Alani” brand recorded by Buyer and its Affiliates (including the Company and its Subsidiaries) for the period commencing on January 1, 2025 and ending on December 31, 2025 (which shall, for the avoidance of doubt, include net sales of products marketed under the “Alani” brand by the Company and its Subsidiaries for the pre-Closing period from January 1, 2025 through the Closing), determined in accordance with the Agreed Accounting Principles. “Accounting Firm” has the meaning set forth in Section 2.5(b). “Accounts Receivable” has the meaning set forth in Section 4.6(c).

3 “Accrued Income Taxes” means an amount equal to the sum of the aggregate liability for Income Taxes (determined as of the end of the day on the Closing Date, to the extent unpaid as of the Closing Date) of the Company and its Subsidiaries, including any state Income Taxes required to be withheld by the Company in respect of a Flow-Through Tax Return with respect to non- residents of such state or with respect to which the Company is otherwise a withholding or collection agent for Income Taxes on behalf of the direct or indirect beneficial owners of the Company, determined on a jurisdiction by jurisdiction basis, with respect to all Pre-Closing Tax Periods (x) for which a Tax Return (other than an estimated Tax Return) has not been filed prior to the Closing and the due date (including extensions) of such Tax Return is after the Closing Date or (y) for which a Tax Return (other than an estimated Tax Return) has been filed prior to the Closing but the Taxes shown as due on such Tax Return have not been paid in full as of the Closing Date (but only to the extent of such unpaid Taxes); provided, however, that for purposes of computing Accrued Income Taxes, (i) liability shall be calculated in accordance with the past practices (including accounting methods, elections, and reporting positions) of the Company in preparing Tax Returns and shall include only jurisdictions in which the Company has previously filed Tax Returns or for which the Company has elected to be subject to a Pass-Through Entity Tax for a taxable year beginning on or after January 1, 2024, (ii) in the case of any Straddle Tax Period, liability for Income Taxes shall be apportioned to the pre-Closing portion of such Straddle Tax Period in accordance with Section 6.11, (iii) deferred Tax assets and deferred Tax liabilities, and any contingent or speculative liabilities, shall be excluded, (iv) any overpayments of Income Taxes (and any payments of estimated Income Taxes) for any taxable period shall be taken into account and (v) any Transaction Deductions shall be taken into account in the Pre-Closing Tax Periods to the maximum extent permitted by applicable Law. “Action” means any demand, action, audit, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any Governmental Authority or any arbitration or mediation tribunal. “Actual Adjustment” means (i) the Aggregate Base Cash Consideration as set forth on the Final Closing Statement, minus (ii) the Estimated Aggregate Base Cash Consideration; provided that in no event shall the Actual Adjustment exceed $18,000,000. “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. “Affiliate Contract” has the meaning set forth in Section 4.21. “Aggregate Base Cash Consideration” means an amount equal to (i) $1,275,000,000, plus (ii) the Net Working Capital Adjustment (which may be a negative number), minus (iii) the amount of Closing Indebtedness, minus (iv) the amount of Company Expenses, plus (v) the amount of Closing Cash.

4 “Aggregate Closing Proceeds” means an amount equal to (i) the Estimated Aggregate Base Cash Consideration, minus (ii) the Post-Closing PP Holdback Amount. “Aggregate Consideration” has the meaning set forth in Section 2.2. “Aggregate Earnout Cash Consideration” means (i) if the amount of 2025 Product Net Sales is greater than or equal to $[***], an amount equal to $25,000,000 and (ii) if the amount of 2025 Product Net Sales is less than $[***], an amount equal to zero dollars ($0). “Aggregate Stock Consideration” means 22,451,224 shares of Buyer Common Stock, subject to adjustment in accordance with Section 2.6. “Agreed Accounting Principles” means (i) the policies set forth on Exhibit A (the “Specific Accounting Principles”), (ii) to the extent not inconsistent with clause (i), the accounting methods, policies, practices, procedures, classifications and estimation methodologies used by the Company in preparing the Annual Financial Statements for the twelve (12)-month period ending on December 31, 2023 and (iii) to the extent not addressed in clause (i) or clause (ii), GAAP. For the avoidance of doubt, clause (i) shall take precedence over clause (ii) and clause (iii), and clause (ii) shall take precedence over clause (iii). “Agreement” has the meaning set forth in the preamble of this Agreement. “Alani UK” has the meaning set forth in Section 6.12. “Alani Parties” means the Sellers, Congo, Holdco and, prior to the Closing, the Company. “Annual Financial Statements” has the meaning set forth in Section 4.6(a)(i). “Alternate Financing” has the meaning set forth in Section 6.18(c). “Anti-Bribery Laws” has the meaning set forth in Section 4.9(c). “Antitrust Laws” means, collectively, the Sherman Antitrust Act of 1980, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, state antitrust Laws and any and all other federal, state, local, foreign, multinational or supranational Laws issued by a Governmental Authority that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to regulate, prohibit or prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly (including acts, decrees, statutes, ordinances, codes, rules, regulations, published guidelines, constitutional provisions, orders, decrees judgments, arbitration awards, treaties and the common law). “Applicable Data Protection Requirements” means all Laws, Contracts to which the Company is a party or the Business is subject, privacy policies or notices, and the Payment Card Industry Data Security Standard (PCI DSS), to the extent applicable to the Company or the

5 Business, and industry standards or self-regulatory frameworks binding on the Company or the Business relating to privacy, data protection, or data security. “Balance Sheet Date” has the meaning set forth in Section 4.6(a)(ii). “Burdensome Condition” has the meaning set forth in Section 6.14(c). “Business” has the meaning set forth in the recitals of this Agreement. “Business Day” means a day, other than a Saturday, Sunday or any day on which banks located in the State of New York, the State of Kentucky or the State of Nevada are not open for the general transaction of business. “Business Employee” means any employee or natural person consultant of the Company or any of its Subsidiaries, and any employee or natural person consultant of Congo or any of its Subsidiaries providing services to the Business, including any individual providing services through any Employee Staffing Agreement. “Business IT Assets” means (i) the Company IT Assets and (ii) all other IT Assets used or held for use in connection with the Business, including any such IT Assets owned by or licensed to Congo or any of its Affiliates. “Business Systems” means all information technology and computer systems, including software, computer hardware, electronic data processing and information and communications systems, relating to the generation, transmission, storage, maintenance or processing of data and information, whether or not in electronic form, that are owned, controlled, or used by the Company or the Business. “Buyer” has the meaning set forth in the preamble of this Agreement. “Buyer Common Stock” means the Common Stock, $0.001 par value per share, of Buyer. “Buyer Indemnitees” has the meaning set forth in Section 9.3(a). “Buyer Material Adverse Effect” means any event, occurrence or development that, individually or taken together with any other event, occurrence or development, is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or operating results of Buyer and its Subsidiaries, taken as a whole; provided that none of the following (alone or in combination), nor any effect, occurrence or development, in each case, to the extent arising from or related to the following, shall constitute or be taken into account in determining whether a Buyer Material Adverse Effect has occurred: (i) general business or economic conditions affecting the industry in which Buyer or any of its Subsidiaries operates, (ii) (x) sabotage, cyber-attacks, cyber intrusions or civil disobedience, the commencement or escalation of hostilities or military activity, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or any other country in which Buyer or any of its Subsidiaries operates, or any of the territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or such countries, (y) any hurricane, tropical storm,

6 tropical depression, earthquake, flood or other natural disaster, acts of God or weather-related events or (z) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority, (iii) any epidemic, pandemic or disease outbreak, or any Law, issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any change in such Law or interpretation thereof following the date of this Agreement, (iv) financial, banking, or securities markets conditions (including any disruption thereof and any decline in the price of any security or any market index), including changes or developments in or relating to inflation, currency exchange or interest rates, (v) changes in GAAP or any applicable accounting standards or the interpretation thereof, (vi) changes in Laws, (vii) the taking of, or the failure to take, any action where such taking or failure to take is required by this Agreement, or the identity of the Sellers, the Company or the Business or the announcement of this Agreement or the Transactions, including any impact on relationships with Governmental Authorities or employees resulting therefrom (provided that the exception set forth in this clause (vii) shall not apply with respect to the representations and warranties set forth in Section 5.4) or (viii) any failure of Buyer meet projections, forecasts or revenue or earning predictions or other indicia of performance for any period (but not the underlying cause of such failure, unless such underlying cause would otherwise be excepted by clauses (i) through (vii) of this definition), except that, with respect to clauses (i), (ii), (iii), (iv), (v) or (vi) to the extent that such event, occurrence or development has a disproportionately adverse effect on Buyer and its Subsidiaries, taken as a whole, relative to other participants in the industry in which Buyer and its Subsidiaries operate, such incremental disproportionately adverse effect (and only such incremental disproportionately adverse effect) shall be taken into account when determining whether a “Buyer Material Adverse Effect” has occurred. “Buyer Related Parties” means collectively: (i) Buyer and its respective Affiliates; and (ii) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, successors and assignees of each of Buyer and its respective Affiliates. “Buyer Restricted Shares” has the meaning set forth in Section 2.7. “Buyer Returns” has the meaning set forth in Section 6.8(a). “Buyer SEC Reports” has the meaning set forth in Section 5.6(a). “Buyer Termination Fee” means an amount equal to $53,250,000. “Call Option Agreements” means (i) that certain Call Option Agreement, dated as of August 30, 2024, by and among the Company and the Sellers and (ii) the Redemption Agreement. “Call Option Liabilities” has the meaning set forth in Section 6.27. “Cash” means all cash (including foreign currencies) and cash equivalents (to the extent convertible into cash that is not Restricted Cash within thirty (30) days) of the Company and its Subsidiaries. Undeposited funds that are held at e-commerce providers (such as Shopify and Amazon) shall be deemed to be cash equivalents. The following shall not be deemed to be “Cash”:

7 (i) Restricted Cash; and (ii) cash escrowed, deposited or posted to support letters of credit, performance bonds or other similar obligations unless there is an off-setting amount included in Indebtedness. For the avoidance of doubt, Cash will be calculated net of issued but uncleared checks, wire transfers and drafts, and will include checks, wire transfers and drafts deposited or available for deposit for the account of the Company, which have not yet cleared. For purposes of this definition, to the extent applicable, “Cash” in non-United States currencies will be calculated on an as-converted basis to United States dollars using the applicable exchange rate published in The Wall Street Journal for the last Business Day immediately preceding the Closing Date. “Chase Credit Agreement” means that certain Credit Agreement, dated as of July 22, 2021, by and between the Company, as borrower, and JPMorgan Chase Bank, N.A., as lender, as amended by that certain First Amendment to Credit Agreement, dated as of September 2, 2021, that certain Second Amendment to Credit Agreement, dated as of January 27, 2022, and that certain Third Amendment to Credit Agreement, dated as of October 26, 2022. “Claim Notice” has the meaning set forth in Section 9.3(d). “Closing” has the meaning set forth in Section 2.3. “Closing Cash” means the Cash as of the Reference Time (but, for the avoidance of doubt, before taking into account the consummation of the Transactions); provided that Closing Cash shall be reduced for any payments made by the Company or any of its Subsidiaries between the Reference Time and Closing of Closing Indebtedness, Company Expenses or distributions, dividends or other payments to Sellers, Holdco or their respective Affiliates. “Closing Date” has the meaning set forth in Section 2.3. “Closing Indebtedness” means the Indebtedness of the Company and its Subsidiaries as of immediately prior to Closing. “Closing Net Working Capital” means (i) the current assets (excluding Cash, Restricted Cash and other amounts specifically excluded from Cash, loans or amounts receivable from the Sellers or any of their Affiliates, assets or contra liabilities relating to Indebtedness (such as unamortized debt issuance costs) and deferred Tax assets and Income Tax assets) of the Company and its Subsidiaries as of the Reference Time (but before taking into account the consummation of the Transactions), minus (ii) the current liabilities (excluding (x) any items constituting Company Expenses, (y) deferred Tax liabilities and Income Tax liabilities and (z) any items constituting Indebtedness) of the Company and its Subsidiaries as of the Reference Time (but before taking into account the consummation of the Transactions), in the case of each of clause (i) and (ii), using only the line items set forth under “current assets” or “current liabilities”, as applicable, on the Reference Working Capital Statement and calculated in accordance with the Agreed Accounting Principles. “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law. “Code” means the Internal Revenue Code of 1986, as amended.

8 “Company” has the meaning set forth in the preamble of this Agreement. “Company Cooperation Parties” has the meaning set forth in Section 6.19(b). “Company Data” means all data maintained by or on behalf of the Company or the Business, whether or not in electronic form. “Company Employee Benefit Plan” means each Employee Benefit Plan maintained, sponsored or contributed to or required to be maintained, sponsored or contributed to by, the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or may have any liability or obligation. “Company Expenses” means the fees, costs and expenses payable or subject to reimbursement by the Company and its Subsidiaries (on behalf of themselves or any other Person) arising from or incurred in connection with this Agreement, the Transactions or the process leading to this Agreement, to the extent unpaid as of immediately prior to the Closing (whether or not then due and payable), including (without duplication) (i) to outside legal counsel, accountants, advisors, brokers, bankers, consultants, and other third parties (including Affiliates of the Company and its Subsidiaries (other than the Company and its wholly owned Subsidiaries)) in connection with this Agreement, the Transactions or the process leading to this Agreement and (ii) to any current or former officer, director or manager of the Company or other Business Employee or any other service provider, in the nature of severance, retention, transaction bonus, change in control bonus, a sale bonus or similar payment solely as a result of the execution, delivery, performance or consummation of this Agreement or the consummation of any of the Transactions (but excluding, for the avoidance of doubt, any amounts payable to any current or former officer, director or manager of the Company or other Business Employee or service provider as a result of any actions taken by the Company after the Closing or by Buyer or any of its Affiliates after the Closing (such as, for the avoidance of doubt, the payment of “double trigger” severance or bonus payments)) and the employer portion of any payroll Taxes associated therewith. For the avoidance of doubt, Company Expenses shall not include (A) any costs, fees or expenses incurred by Buyer or any of its Affiliates in connection with the Transactions or expressly allocated to Buyer pursuant to this Agreement (in each case, whether or not billed or accrued), (B) any amounts included in the calculation of Closing Indebtedness or Closing Net Working Capital, (C) any fees payable as a result of Buyer’s decision to terminate any distribution agreements of the Company and its Subsidiaries from and after the Closing, (D) any fees and expenses that Buyer is expressly obligated to reimburse the Company for pursuant to this Agreement (including pursuant to Section 6.19(c)) or (E) any unpaid termination penalties owed to any distributors of the Company or any of its Subsidiaries as a result of the termination of such distributor agreements by the Company or any of its Subsidiaries prior to the Closing. “Company Financial Assurance” has the meaning set forth in Section 6.37. “Company Indemnitee(s)” has the meaning set forth in Section 6.5(a). “Company Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries, including Intellectual Property Rights in products, flavors and other innovations currently in development or planned for release.

9 “Company IT Assets” means all IT Assets owned by or licensed to the Company or any of its Subsidiaries. “Company Lease(s)” has the meaning set forth in Section 4.19. “Company Material Adverse Effect” means any event, occurrence or development that, individually or taken together with any other event, occurrence or development, is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or operating results of the Company and its Subsidiaries, taken as a whole, or of the Business; provided that none of the following (alone or in combination), nor any effect, occurrence or development, in each case, to the extent arising from or related to the following, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) general business or economic conditions affecting the industry in which the Company or any of its Subsidiaries or the Business operates, (ii) (x) sabotage, cyber-attacks, cyber intrusions or civil disobedience, the commencement or escalation of hostilities or military activity, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or any other country in which the Company or any of its Subsidiaries or the Business operates, or any of the territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or such countries, (y) any hurricane, tropical storm, tropical depression, earthquake, flood or other natural disaster, acts of God or weather-related events or (z) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority, (iii) any epidemic, pandemic or disease outbreak, or any Law, issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in- place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any change in such Law or interpretation thereof following the date of this Agreement, (iv) financial, banking, or securities markets conditions (including any disruption thereof and any decline in the price of any security or any market index), including changes or developments in or relating to inflation, currency exchange or interest rates, (v) changes in GAAP or any applicable accounting standards or the interpretation thereof, (vi) changes in Laws, (vii) the taking of, or the failure to take, any action where such taking or failure to take is required by this Agreement (other than such taking or failure to take that is required by Section 6.2(a)), or the identity of (or circumstances relating to) Buyer or the announcement of this Agreement or the Transactions, including any impact on relationships with Governmental Authorities, or employees, vendors, customers, distributors or other business relations of the Company resulting therefrom (provided that the exception set forth in this clause (vii) shall not apply with respect to the representations and warranties set forth in Section 4.3) or (viii) any failure of the Company to meet projections, forecasts or revenue or earning predictions or other indicia of performance for any period (but not the underlying cause of such failure, unless such underlying cause would otherwise be excepted by clauses (i) through (vii) of this definition), except that, with respect to clauses (i), (ii), (iii), (iv), (v) or (vi), to the extent that such event, occurrence or development has a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, or the Business, relative to other participants in the industry in which the Company and its Subsidiaries and the Business operate, such incremental disproportionately adverse effect (and only such incremental disproportionately adverse effect) shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred.

10 “Company Related Parties” has the meaning set forth in Section 8.3(d). “Company Released Parties” has the meaning set forth in Section 6.6(a). “Company Releasing Parties” has the meaning set forth in Section 6.6(a). “Compliant” means, with respect to the Required Information, that such Required Information, when taken as a whole, does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Information not materially misleading under the circumstances in which such statements are made. “Confidentiality Agreement” means the Confidentiality and Non-Disclosure Agreement, dated as of August 19, 2024, and amended on October 14, 2024, by and between the Company and Buyer. “Confirmatory IP Assignment” has the meaning set forth in Section 6.21. “Congo” has the meaning set forth in the preamble of this Agreement. “Congo Employee Benefit Plan” means each Employee Benefit Plan maintained, sponsored or contributed to or required to be maintained, sponsored or contributed to by, any member of the Congo Group in which any Business Employee participates or has the right to participate, or with respect to which any member of the Congo Group has or may have any liability or obligation in relation to any current or former Business Employee. “Congo Group” means Congo and each of its Subsidiaries. “Congo MSA” has the meaning set forth in the recitals of this Agreement. “Congo MSA Parties” has the meaning set forth in the recitals of this Agreement. “Consideration Dispute Notice” has the meaning set forth in Section 2.5(b). “Contracts” means any contract, agreement, deed, mortgage, purchase order, warranty or guarantee, license, sublicense use agreement, lease, sublease instrument or note (in each case, whether written or oral) that creates a legally binding obligation. “D&O Tail Policy” has the meaning set forth in Section 6.5(c). “Debt Commitment Letter” has the meaning set forth in Section 5.8(a). “Debt Fee Letter” has the meaning set forth in Section 5.8(a). “Debt Financing” has the meaning set forth in Section 5.8(a). “Debt Financing Parties” means the Debt Financing Sources, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, partners, controlling Persons, advisors, attorneys, agents and representatives and their respective successors

11 and assigns, in their capacities as such; provided that neither Buyer nor any of its Affiliates shall be a Debt Financing Party. “Debt Financing Sources” means the Persons (or any of their Affiliates) that have committed to provide or arrange the Debt Financing (including any Alternate Financing) in connection with the Transactions pursuant to the Debt Commitment Letter or any New Commitment Letter entered into in accordance with the terms hereof. “Debt Payoff Amount” has the meaning set forth in Section 6.32(a). “Definitive Agreements” has the meaning set forth in Section 6.18(a). “Disclosure Schedules” means the Disclosure Schedules to this Agreement. “Disputed Items” has the meaning set forth in Section 2.5(b). “Earnout Dispute Notice” has the meaning set forth in Section 2.8(a)(ii). “Earnout Statement” has the meaning set forth in Section 2.8(a)(i). “Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program, policy, practice, contract, agreement or arrangement providing for compensation or employee benefits, individual consulting agreement, bonus, commission, retention or incentive compensation, change in control compensation, severance, termination pay, deferred compensation, equity-based awards, profit sharing, savings, retirement, disability, life insurance, health and medical benefits, employee assistance program, sick leave, vacation or other paid time off, fringe benefits, welfare benefits, or other employee benefits of any kind, whether written or unwritten or otherwise, funded or unfunded. “Employee Staffing Agreement” has the meaning set forth in Section 4.17(a)(v). “Enforceability Exceptions” has the meaning set forth in Section 4.2. “Enforcement Expenses” has the meaning set forth in Section 8.3(c). “Environmental Laws” means all federal, state, local and foreign Laws concerning: (i) pollution or protection or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource or environmental media); (ii) human health and safety; or (iii) the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, registration, production, treatment or disposal of) any Hazardous Material as such requirements are enacted and in effect on or prior to the Closing Date. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

12 “ERISA Affiliate” means any Person that, together with the Company, would at any relevant time be treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA. “Estimated Aggregate Base Cash Consideration” has the meaning set forth in Section 2.4(a). “Estimated Closing Cash” has the meaning set forth in Section 2.4(a). “Estimated Closing Indebtedness” has the meaning set forth in Section 2.4(a). “Estimated Closing Statement” has the meaning set forth in Section 2.4(a). “Estimated Company Expenses” has the meaning set forth in Section 2.4(a). “Estimated Net Working Capital Adjustment” has the meaning set forth in Section 2.4(a). “Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder). “Existing Brands” has the meaning set forth in Section 6.31(b). “FDA” has the meaning set forth in Section 4.24(a). “FDC Act” means the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended to date together with any rules or regulations promulgated thereunder. “Final Closing Statement” has the meaning set forth in Section 2.5(b). “Final Separation Plan” has the meaning set forth in Section 6.20. “Financial Statements” has the meaning set forth in Section 4.6(a). “Financing Amount” has the meaning set forth in Section 5.8(c). “First Extended Termination Date” has the meaning set forth in Section 8.1(b). “Flow-Through Tax Return” means any Tax Return of the Company or Holdco for a Pre- Closing Tax Period or a Straddle Tax Period that reports taxable income with respect to the Company or Holdco but with respect to which the direct or indirect beneficial owners of the Company are required to pay the related income Tax (including any Tax Return with respect to which the Company or Holdco is required or permitted to withhold state Income Taxes with respect to non-residents of such state or with respect to which the Company or Holdco is otherwise a withholding or collection agent for Income Taxes on behalf of the direct or indirect beneficial owners of the Company or Holdco or with respect to which the Company or Holdco makes any Pass-Through Entity Tax election). “Fraud” means actual and intentional common law fraud under Delaware law with respect to any representation or warranty set forth in Article III, Article IV or Article V of this Agreement

13 or in any certificate delivered pursuant to this Agreement; provided that under no circumstances shall “Fraud” include any equitable fraud, constructive fraud, negligent or reckless misrepresentation, unfair dealings, or any other fraud or torts based on negligence or gross negligence or recklessness. “GAAP” means United States generally accepted accounting principles, as in effect from time to time. “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its certificate of limited partnership and limited partnership agreement and the “Governing Documents” of a limited liability company are its certificate of formation and limited liability company agreement. “Governmental Authority” means the government of the United States of America or any other country, and any state, commonwealth, territory, possession, county, or municipality thereof, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar federal, state, local, non-U.S. or supranational body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions. “Group” has the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act. “Hazardous Material” means any material, chemical, emission, substance or waste for which liability or standards of conduct may be imposed under any Environmental Laws, including such substances defined by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001 et seq., the Oil Pollution Act, 15 U.S.C. §2701 et seq., and any state or local equivalents thereof. “Holdco” has the meaning set forth in the recitals of this Agreement. “Holdco Interests” has the meaning set forth in the recitals of this Agreement. “Holdco Joinder” has the meaning set forth in Section 6.25. “Holdco Returns” has the meaning set forth in Section 6.8(a). “HS 2022 Gift Trust” has the meaning set forth in the preamble of this Agreement. “HS 2022 GRAT” has the meaning set forth in the preamble of this Agreement. “HS 2024 GRAT” has the meaning set forth in the preamble of this Agreement.

14 “HS Sellers” has the meaning set forth in the preamble of this Agreement. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Income Tax” means any Tax imposed on or measured by reference to net income, or a franchise tax imposed in lieu thereof, in each case, other than any such Tax reflected on a Flow- Through Tax Return. “Indebtedness” of any Person means, as of any date, without duplication, the outstanding principal amount of, accrued or unpaid interest on and all other payment obligations (whether or not then due and payable) to the extent they are obligations of such Person or its Subsidiary or guaranteed by such Person or its Subsidiary, including through the grant of a security interest upon any assets of such Person or its Subsidiary, as well as the aggregate amount of all prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations of such Person or its Subsidiary that would arise (whether or not then due and payable) if all such items were prepaid, extinguished, unwound and settled in full as of such specified date, arising under (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money or for the deferred or unpaid purchase price of property (other than trade payables and accrued expenses arising in the ordinary course of business to the extent included as a current liability in Closing Net Working Capital), including all earn-out payments, seller notes and holdbacks, in each case, calculated as the maximum amount payable under or pursuant to such obligation as of such date (including, for the avoidance of doubt, the Debt Payoff Amount), (ii) Accrued Income Taxes and the Specific Tax Liabilities, (iii) accrued but unpaid severance or separation pay or benefits, including the employer portion of any payroll Taxes associated therewith, (iv) indebtedness evidenced by any note, bond, debenture or other debt security as of such date, (v) all obligations arising out of any hedging, swap, collars, caps, forward contracts or similar arrangements, (vi) all obligations as lessee with respect to leases that have been recorded as capital or finance leases in the Financial Statements or which are required to be recognized as capital or finance leases capitalized in accordance with GAAP, (vii) all obligations in connection with any letter of credit, banker’s acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction, in each case solely to the extent drawn or amounts are then-owing thereunder or an event has occurred that with notice, lapse of time or both would result in a drawdown or amounts owing, (viii) any obligation secured by a Lien on any property of the Company or its Subsidiaries, (ix) any declared or unpaid dividends or distributions or any amounts owed to the Sellers or any of their Affiliates, (x) any unpaid termination penalties owed to any distributors of the Company or any of its Subsidiaries as a result of the termination of such distributor agreements by the Company or any of its Subsidiaries prior to the Closing (other than at the direction of the Buyer), (xi) any out-of-pocket costs or expenses incurred by the Company or any of its Subsidiaries prior to the Closing in connection with or arising out of the separation of the Business from the Congo Group (except to the extent otherwise expressly provided in the Preliminary Separation Plan, the Final Separation Plan or the Transition Services Agreement), (xii) [***] or (xiii) the amounts owed to third parties as set forth on Schedule 1.1(a) but only to the extent such amounts remain unpaid as of immediately prior to the Closing. Notwithstanding the foregoing, “Indebtedness” shall not include (A) any obligations under operating leases classified as such in the Financial Statements, (B) any amounts to the extent included in Closing Net Working Capital or Company Expenses (provided that the Parties agree that Specific Tax

15 Liabilities are not included in or Closing Net Working Capital or Company Expenses) or (C) termination penalties owed to any distributors of the Company or any of its Subsidiaries as a result of the termination of such distributor agreements at or following the Closing. “Indemnifiable Covenants” has the meaning set forth in Section 9.1. “Infringement” has the meaning set forth in Section 4.15(d). “Initial Termination Date” has the meaning set forth in Section 8.1(b). “Intellectual Property Rights” means all intellectual property and proprietary rights including: (i) inventions (whether or not patentable or reduced to practice), all improvements thereto and all patents and industrial designs (including utility model rights, design rights and industrial property rights), patent and industrial design applications and invention disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (ii) trademarks, trade names, service marks, designs, trade dress, logos, slogans, business names, corporate names, and all other indicia of origin, and all goodwill associated with any of the foregoing (collectively, “Trademarks”); (iii) Internet domain names and social media accounts and credentials; (iv) works of authorship (whether or not copyrightable), copyrights, mask works, database rights, computer software programs or applications, moral rights and rights of attribution; (v) Trade Secrets; and (vi) rights in priority, registrations and applications for registrations of any of the foregoing, in each case of clause (i) through (v) whether registered or unregistered and any equivalent rights, to any of the foregoing in any jurisdiction. “Intended Tax Treatment” has the meaning set forth in Section 6.8(d). “Interim Financial Statements” has the meaning set forth in Section 4.6(a)(ii). “Inventory” has the meaning set forth in Section 4.24(g). “IRS” means the United States Internal Revenue Service. “IT Assets” means all information technology, tools and infrastructure, whether on- premise, off-site or cloud-based, including any information technology and any other services or systems that serve similar functions such as computers, computer hardware, mobile devices, servers, routers, switches, disaster recovery systems, power backup supplies, infrastructure-as-a- service, platform-as-a-service, software-as-a-service, distributed software platforms and internet- of-things devices. “JPM Credit Agreement” means that certain credit agreement, dated as of May 25, 2023, among the Company, as borrower, JPMorgan Chase Bank, N.A., as lender, and certain domestic subsidiaries of the Company from time to time, as loan parties, as amended by that certain Amendment No. 1, dated as of February 13, 2024, that certain Amendment No. 2, dated as of May 20, 2024, and that certain Amendment No. 3, dated as of August 29, 2024. “Key Customers” has the meaning set forth in Section 4.22.

16 “Key Person” means each of Max Clemons and Trey Steiger. “Key Person Consulting Agreement” has the meaning set forth in the recitals of this Agreement. “Key Suppliers” has the meaning set forth in Section 4.22. “KH 2022 Gift Trust” has the meaning set forth in the preamble of this Agreement. “KH 2022 GRAT” has the meaning set forth in the preamble of this Agreement. “KH 2024 GRAT” has the meaning set forth in the preamble of this Agreement. “Knowledge” means, with respect to the Company, the actual knowledge of Trey Steiger, Max Clemons and Andy McWhorter, in each case after reasonable inquiry of the Business Employees with primary responsibility for the matter in question. “KS Sellers” has the meaning set forth in the preamble of this Agreement. “Latest Balance Sheet” has the meaning set forth in Section 4.6(a)(ii). “Law” means any statute, law, ordinance, regulation, rule, code, Order, constitution, treaty, common law, other requirement or rule of law of any Governmental Authority. “Leased Property” has the meaning set forth in Section 4.19. “Legal Restraint” has the meaning set forth in Section 7.1(a). “Lien” means any mortgage, deed of trust, pledge, security interest, license, easement, right of way, encumbrance, lien or charge of any kind. “Lock-Up Period” has the meaning set forth in Section 2.9(a). “Lock-Up Shares” has the meaning set forth in Section 2.9(a). “Losses” means any debts, obligations and other liabilities (whether absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued), losses, claims, damages, Taxes, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors, consultants and other experts, and other expenses of litigation) that are imposed or otherwise incurred or suffered; provided, however, that “Losses” shall not include any consequential, special or indirect damages (including loss of revenue, income or profits, but excluding any damages that were reasonably foreseeable) or any exemplary, punitive or similar damages, in each case, other than any such damages that are specifically awarded by a court of competent jurisdiction to an unrelated third party in a Third- Party Claim.

17 “Marketing Period” means the first period of fifteen (15) consecutive Business Days after the date of this Agreement throughout and at the end of which the Company shall have the Required Information and the Required Information shall be Compliant (which Marketing Period shall commence on the day after the date of execution of this Agreement); provided that (x) the Marketing Period shall automatically end on any earlier date prior to the expiration of the fifteen (15) consecutive Business Day period described above if the Debt Financing is closed on such earlier date (including if all or a portion of the net proceeds from the Debt Financing shall have been deposited into escrow) and (y) the Marketing Period shall not be deemed to have commenced if, after the date of this Agreement and prior to the completion of such fifteen (15) consecutive Business Day period, any Required Information would not be Compliant at any time during such fifteen (15) consecutive Business Day period or otherwise ceases to meet the requirement of “Required Information”, in which case the Marketing Period shall not commence or be deemed to commence unless and until such Required Information is updated or supplemented so that it is Compliant and meets the requirement of “Required Information” (it being understood that if any Required Information provided at the commencement of the Marketing Period ceases to be Compliant during such fifteen (15) consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced). “Material Contracts” has the meaning set forth in Section 4.17(a). “Membership Interests” has the meaning set forth in the recitals of this Agreement. “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA. “Net Working Capital Adjustment” means (i) the amount, if any, by which Closing Net Working Capital exceeds the Target Net Working Capital or (ii) the amount, if any, by which Closing Net Working Capital is less than the Target Net Working Capital; provided that any amount which is calculated pursuant to clause (ii) above shall be deemed to be a negative number. “New Commitment Letter” has the meaning set forth in Section 6.18(c). “Non-Assignable Assets” has the meaning set forth in Section 6.30(a). “Non-Party Affiliates” has the meaning set forth in Section 10.18. “Non-U.S. Plan” has the meaning set forth in Section 4.14(g). “Offered Employee” has the meaning set forth in Section 6.16(a). “Off-the-Shelf Software” means software (including software as a service) obtained from a third party on general commercial terms that continues to be available for license on such general commercial terms and that is available for a cost of not more than $5,000 annually on a fully paid- up basis. “Order” means any administrative decision or award, decree, injunction, judgment, order, directive, quasi-judicial decision or award, ruling or writ issued, promulgated or entered by any arbitrator, mediator or Governmental Authority.

18 “Party” and “Parties” have the meaning set forth in the preamble of this Agreement. “Pass-Through Entity Tax” means any elective income Tax regime whereby an S- corporation, or certain other entities that are fiscally transparent for U.S. federal income tax purposes, elects to be subject to an entity level tax that is creditable against the individual income Tax liability of the shareholder (or other pass-through entity equity owner) in the relevant Tax jurisdiction. “Permits” has the meaning set forth in Section 4.9(a). “Permitted Liens” means: (i) mechanics, materialmen’s, carrier’s, repairer’s and other Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the use of such real property for the Business; (iv) Liens granted to any lender at the Closing in connection with any financing by Buyer of the Transactions; (v) to the extent released or terminated at or prior to the Closing, Liens securing payment or any other obligations with respect to each of the JPM Credit Agreement and the Chase Credit Agreement; (vi) zoning, building codes and other land use Laws regulating the use or occupancy of the Leased Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Leased Property which are not violated by the use or occupancy of such Leased Property by the Company or any of its Subsidiaries or the operation of the business of the Company or any of its Subsidiaries; (vii) any right, interest, Lien or title of a lessor or sublessor under any Company Lease which are not violated by the use or occupancy of such Leased Property by the Company or any of its Subsidiaries or the operation of the business of the Company; (viii) purchase money Liens and Liens securing rental payments under capital lease arrangements in the ordinary course of business; (ix) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business; and (x) Liens that do not materially impair the value or intended use of any asset of the Company for regular business purposes. “Permitted Transfer” has the meaning set forth in Section 2.9(b). “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority. “Personal Information” means any information maintained by or on behalf of the Company or the Business that relates to an identified or identifiable individual or household, including name, address, telephone number, email address, username, photograph, government-issued identifier, unique device identifier, or any other data used or intended to be used to identify, contact, or precisely locate an individual. “Post-Closing Adjustment Amount” means an amount equal to (i) the Actual Adjustment (which may be positive or negative) plus (ii) the Post-Closing PP Holdback Amount; provided that

19 if the sum calculated pursuant to this definition is negative in value, the Post-Closing Adjustment Amount shall be deemed to be “0”. “Post-Closing PP Holdback Amount” means $18,000,000. “Post-Closing Tax Period” means a taxable period that begins after the Closing Date and the portion of any Straddle Tax Period beginning on the day after the Closing Date. “Pre-Closing Contribution” has the meaning set forth in the recitals of this Agreement. “Pre-Closing Reorganization” has the meaning set forth in Section 6.23. “Pre-Closing Tax Period” means a taxable period that ends on or before the Closing Date and the portion of any Straddle Tax Period ending on the Closing Date. “Preliminary Separation Plan” has the meaning set forth in Section 6.20. “Privileged Deal Communications” has the meaning set forth in Section 10.19(b). “Product Approvals” means, with respect to any Product, any and all written approvals, clearances, exemptions, notifications, licenses, consents, permits, registrations, discretions, waivers or authorizations of any Governmental Authority necessary to research, develop, manufacture, commercially distribute, sell or market such Product. “Product Requirements” has the meaning set forth in Section 4.24(a). “Products” has the meaning set forth in Section 4.24(a). “Prohibited Modifications” has the meaning set forth in Section 6.18(b). “Prohibited Transferee” means, as of any date of determination, (1) [***], or (2) any Person listed on Schedule 1.1(b). “Proposed Final Closing Statement” has the meaning set forth in Section 2.5(a). “Public Official” means: (i) any officer, employee or representative of any Governmental Authority; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a Governmental Authority; (iii) any officer, employee or representative of any public international organization, such as the International Monetary Fund, the United Nations or the World Bank; (iv) any Person acting in an official capacity for any Governmental Authority, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office. “Purchased Interests” has the meaning set forth in the recitals of this Agreement. “R&W Insurance Policy” has the meaning set forth in Section 6.15.

20 “Redemption Agreement” means that certain Redemption and Acquisition Agreement, dated as of February 20, 2025, by and among the Company, the Sellers and the other parties thereto. “Reference Time” means 11:59 p.m. (Eastern Time) on the day immediately prior to the Closing Date. “Reference Working Capital Statement” means the statement set forth on Exhibit B and which sets forth an example of the Closing Net Working Capital, prepared in accordance with the Agreed Accounting Principles. “Registered Intellectual Property Rights” has the meaning set forth in Section 4.15(a). “Registration Rights Agreement” means the Registration Rights Agreement to be dated as of the Closing Date and entered into and delivered at the Closing, substantially in the form of Exhibit C. “Regulatory Authorities” means any Governmental Authority with the authority to enforce the Antitrust Laws, including the Department of Justice and Federal Trade Commission. “Released Seller Claims” has the meaning set forth in Section 6.6(a). “Remedy Actions” has the meaning set forth in Section 6.14(c). “Replacement Contract” has the meaning set forth in Section 6.29. “Required Information” means all historical financial statements of the Company required by paragraph 4(b) of Exhibit C to the Debt Commitment Letter (as in effect on the date hereof without giving effect to any amendment or modification thereto)(it being understood that the requirement to deliver such financial statements has been satisfied as of the date of this Agreement). “Restricted Business” has the meaning set forth in Section 6.31(a). “Restricted Cash” means any cash which is not freely usable by the Company because it is subject to restrictions or limitations on use or distribution by Law or Contract to which the Company is bound, including restrictions on dividends and repatriations, cash held as collateral or any other form of restriction (but excluding amounts held as collateral to secure Closing Indebtedness that is being discharged in full at Closing). “Sanctions Laws” has the meaning set forth in Section 4.9(e). “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended. “SEC” has the meaning set forth in Section 6.1(d). “Securities Act” means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder).

21 “Seller(s)” has the meaning set forth in the preamble of this Agreement. “Seller Member” means each of MC, TS, KH 2022 GRAT, KH 2022 Gift Trust, KH 2024 GRAT, HS 2022 GRAT, HS 2022 Gift Trust and HS 2024 GRAT, and collectively, the “Seller Members.” “Seller Released Parties” has the meaning set forth in Section 6.6(a). “Seller Releasing Parties” has the meaning set forth in Section 6.6(a). “Separation Plan” has the meaning set forth in Section 6.20. “Shared Contracts” has the meaning set forth in Section 6.29. “Shared Contract Obligations” has the meaning set forth in Section 6.29. “Shared Contract Rights” has the meaning set forth in Section 6.29. “Specific Tax Liabilities” has the meaning set forth on Schedule 1.1(c). “Specified Company Expenses” has the meaning set forth in Section 6.33. “Straddle Tax Period” means any Tax period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. “Target Net Working Capital” means $52,000,000. “Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, withholding, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, escheat or unclaimed property, bottle deposit, beverage or soda or other tax, including any interest, penalties or additions to tax. “Tax Claim” has the meaning set forth in Section 6.10(a). “Tax Return” means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) required to be filed in connection with the determination, assessment or collection of any Tax of any party

22 or the administration of any Laws, regulations or administrative requirements relating to any Tax (including any amendment thereof). “Termination Date” has the meaning set forth in Section 8.1(b). “Termination Date Extension Event” has the meaning set forth in Section 8.1(b). “Third-Party Claim” has the meaning set forth in Section 9.3(b). “Trade Secret” means any trade secret, confidential information, know-how, methods, formulas and formulations, recipes, processes, technical data, specifications, research and development information, technology, product roadmaps, customer lists, market data and any other similar information. “Trademark” has the meaning set forth in this Section 1.1. “Transaction Agreements” means this Agreement, the Registration Rights Agreement, the Transition Services Agreement, the Holdco Joinder and all other agreements, instruments and certificates executed and delivered in connection with the Transactions or thereby to which any Party hereto is a party. “Transaction Deductions” means, without duplication, any amount that is a deduction for Tax purposes arising in connection with the Transactions and is incurred by the Company including (i) the vesting, conversion, cancellation or exercise of any options, warrants or similar securities in accordance with the terms hereof or in connection with the Transactions (including the employer portion of any payroll Taxes or similar payments that are required in connection therewith), (ii) any transaction bonuses paid or payable by the Company to officers, directors, managers, employees or other service providers as a result of the consummation of the Transactions (including the employer portion of any payroll Taxes or similar payments that are required in connection therewith), (iii) any fees and expenses paid or payable by the Company in connection with or related to the Transactions, including Company Expenses, (iv) any fees, expenses, premiums and penalties paid or payable with respect to the repayment of Indebtedness and the write-off or acceleration of the amortization of deferred financing costs and (v) any other deductible payments not otherwise described in clauses (i) through (iv) of this definition borne by any Seller pursuant to this Agreement as a reduction in the Aggregate Consideration; provided, however, that with respect to any “success-based fee” (as defined in IRS Revenue Procedure 2011- 29) with respect to the Transactions, the portion of such fee that will be treated as a “Transaction Deduction” will be the amount allowable as a deduction pursuant to the safe harbor election provided in Section 4 of IRS Revenue Procedure 2011-29. “Transactions” has the meaning set forth in the recitals of this Agreement. “Transfer” has the meaning set forth in Section 6.26. “Transition Services Agreement” means a transition services agreement to be entered into among Congo, the Company and Buyer to be dated as of the Closing Date and entered into and delivered at the Closing, substantially in the form attached hereto as Exhibit D.

23 “USDA” has the meaning set forth in Section 4.24(b). Section 1.2 Interpretive Provisions. (a) The term “this Agreement” means this Membership Interest Purchase Agreement, together with all Annexes, Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The terms “Article,” “Section,” “Annex,” “Schedule,” “Exhibit” and “Disclosure Schedules” refer to the specified Article, Section, Annex, Schedule, Exhibit or Disclosure Schedules of this Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Annexes, Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. (b) The use in this Agreement of the term “including” means “including, without limitation.” (c) The terms defined in the singular have a comparable meaning when used in the plural and vice versa. (d) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). (e) The word “or” shall be disjunctive but not exclusive and shall have the same meaning as the phrase “and/or”. (f) The word “from” (when used in reference to a period of time) means “from and including” and the word “through” (when used in reference to a period of time or an enumeration of provisions of this Agreement) means “through and including”. (g) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” (h) All references to “$” and dollars will be deemed to refer to United States currency unless otherwise specifically provided. (i) The phrase “date hereof” means the date of this Agreement without giving effect to any amendments, modifications, or supplements hereto. (j) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. (k) The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to information or documents means that such

24 information or documents have been physically or electronically delivered to the relevant Party not later than three (3) Business Days prior to the date hereof including by posting such information and documents to the virtual data room maintained on behalf of the Company in connection with the Transactions or via other electronic transmission. (l) The phrase “ordinary course of business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice. ARTICLE II — PURCHASE AND SALE; CLOSING. Section 2.1 Purchase and Sale of the Purchased Interests. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer (or a Subsidiary of Buyer designated by Buyer) shall purchase and acquire from Holdco, and Holdco shall sell, transfer, convey and deliver to Buyer (or a Subsidiary of Buyer designated by Buyer), the Purchased Interests, free and clear of all Liens (other than transfer restrictions arising under the Securities Act and applicable state securities laws). Section 2.2 Aggregate Consideration. The aggregate consideration to be delivered by Buyer to Holdco in exchange for the Purchased Interests (the “Aggregate Consideration”) shall consist of: (a) the Aggregate Closing Proceeds, payable in accordance with Section 2.4(b)(i); plus (b) the Aggregate Stock Consideration, payable in accordance with Section 2.4(b)(ii); plus (c) the Post-Closing Adjustment Amount, payable in accordance with Section 2.5(c); plus (d) the Aggregate Earnout Cash Consideration, solely if and to the extent payable to Holdco in accordance with Section 2.8(a)(iii). Section 2.3 Closing. The closing of the Transactions (the “Closing”) shall take place virtually by the exchange of documents by .pdf or other electronic means on the later of (a) April 1, 2025 and (b) the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); provided that, the Closing shall not occur until the earlier of (i) any day before or during the Marketing Period specified by Buyer on no fewer than three (3) Business Days’ notice to the Sellers (unless a shorter period shall be agreed to by Buyer and the Sellers) and (ii) the third (3rd) Business Day following the final day of the Marketing Period. The time and date of the Closing is herein called the “Closing Date.” Section 2.4 Estimated Closing Statement; Closing Payment Procedures.

25 (a) No later than three (3) Business Days prior to the Closing, the Company shall prepare and deliver to Buyer a statement (the “Estimated Closing Statement”), duly certified by an authorized officer of the Company, setting forth the Company’s good faith estimates of (i) the Net Working Capital Adjustment (the “Estimated Net Working Capital Adjustment”), (ii) the amount of Closing Indebtedness (the “Estimated Closing Indebtedness”), (iii) the amount of Company Expenses (the “Estimated Company Expenses”), (iv) the amount of Closing Cash (the “Estimated Closing Cash”) and (v) the Aggregate Base Cash Consideration resulting therefrom (the “Estimated Aggregate Base Cash Consideration”), in each case calculated in accordance with the Agreed Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement. Upon the delivery to Buyer of the Estimated Closing Statement until the Closing, the Company shall afford Buyer and its representatives reasonable access, during normal business hours and upon reasonable request, to the books and records (including work papers, schedules, memoranda and other documents, but subject to the execution of customary work paper access letters) of the Company and its Subsidiaries and representatives of the Company and its Subsidiaries, in each case to the extent reasonably required to answer any questions and resolve any issues in connection with the review of the Estimated Closing Statement and the Company’s determination of the Estimated Net Working Capital Adjustment, Estimated Closing Indebtedness, Estimated Company Expenses, Estimated Closing Cash and the calculation of the Estimated Aggregate Base Cash Consideration in accordance with this Section 2.4(a). Without limiting Buyer’s rights under Section 2.5, the Company shall consider in good faith (but shall not be required to agree to or incorporate) any reasonable comments by Buyer with respect to the amounts set forth in the Estimated Closing Statement; provided that, in case of any good faith disagreement with respect to the calculation of the Estimated Aggregate Base Cash Consideration or any of its components that is not resolved prior to the Closing, in no event shall such good faith disagreement delay the Closing, and the Company’s calculation of the Estimated Aggregate Base Cash Consideration and the components thereof shall control for purposes of the Closing. For the avoidance of doubt, Buyer’s acceptance of the Estimated Closing Statement and the components thereof for purposes of the Closing shall not limit or otherwise affect Buyer’s rights under Section 2.5. (b) At the Closing, Buyer shall: (i) pay (or cause to be paid) to Holdco, by wire transfer of immediately available funds to one or more accounts to be provided by the Company to Buyer at least three (3) Business Days prior to the Closing, an amount in cash (without interest) equal to the Aggregate Closing Proceeds; and (ii) deliver (or cause to be delivered) to Holdco the Aggregate Stock Consideration. Section 2.5 Preparation of the Final Closing Statement. (a) As soon as practicable, but no later than ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Holdco a statement (the “Proposed Final Closing Statement”), duly certified by an authorized officer of Buyer setting forth Buyer’s good faith determination of (i) the Net Working Capital Adjustment, (ii) the amount of Closing Indebtedness, (iii) the amount of Company Expenses, (iv) the amount of Closing Cash and (v) the Aggregate

26 Base Cash Consideration resulting therefrom, in each case, calculated in accordance with the Agreed Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement; provided that such calculations are not intended to permit the introduction of new or different accounting methods, policies, practices, procedures, classifications or estimation methodologies from the Agreed Accounting Principles. Buyer will, and will cause the Company to, provide Holdco and its representatives with reasonable access upon reasonable request during normal business hours to the books and records (including work papers, schedules, memoranda and other documents, but subject to the execution of customary work paper access letters) of the Company and its Subsidiaries and representatives of the Company and its Subsidiaries for purposes of its review of the Proposed Final Closing Statement. Buyer agrees that, following the Closing through the date that the Aggregate Base Cash Consideration is finally determined pursuant to this Section 2.5, the Company will not (and will cause its Affiliates not to) take any action with respect to any books and records on which the Proposed Final Closing Statement is based that would impede or delay the final determination of the Aggregate Base Cash Consideration. (b) If Holdco does not deliver written notice of dispute with respect to the Proposed Final Closing Statement (a “Consideration Dispute Notice”) to Buyer within forty-five (45) days of receiving the Proposed Final Closing Statement, Buyer and Holdco agree that the items and amounts set forth in the Proposed Final Closing Statement shall be final and binding on the Parties. Any Consideration Dispute Notice shall identify in reasonable detail those items and amounts to which Holdco objects (each a “Disputed Item”) and shall include Holdco’s calculations of each Disputed Item and of the resulting Aggregate Base Cash Consideration (and the components thereof). If Holdco delivers a Consideration Dispute Notice to Buyer within such forty-five (45)-day period, Buyer and Holdco will negotiate in good faith to resolve the Disputed Items during the thirty (30)-day period commencing on the date Buyer receives the applicable Consideration Dispute Notice from Holdco. If Holdco and Buyer do not obtain a final resolution within such thirty (30)-day period with respect to any Disputed Items, then such remaining Disputed Items shall be submitted promptly by Holdco and Buyer to KPMG LLP or, if such firm is unwilling or unable to serve, another nationally recognized, independent accounting firm reasonably acceptable to Holdco and Buyer (the “Accounting Firm”). Buyer and Holdco shall request that the Accounting Firm render a determination as to each unresolved Disputed Item within thirty (30) days after its retention. Buyer and Holdco shall, and Buyer shall cause the Company and each of their respective agents and representatives to, cooperate fully with the Accounting Firm so as to enable it to make such determination as quickly and accurately as reasonably practicable, including the provision by Buyer and Holdco of all books and records and work papers (including those of their accountants and auditors) reasonably requested by the Accounting Firm (in each case in such a manner so as not to waive or eliminate any privilege applicable to any such information). The Accounting Firm, acting as an expert and not as an arbitrator, shall (i) consider only the Disputed Items that remain unresolved by Buyer and Holdco and (ii) select with respect to each Disputed Item an amount between or equal to the position of Holdco, on the one hand, and Buyer, on the other hand. The Accounting Firm shall be required to apply the definition of any terms defined herein that are applicable to its determination with respect to the Disputed Items. The resolution of the dispute by the Accounting Firm shall be rendered in a reasoned written decision based solely on the written submissions made by or on behalf of Buyer or Holdco (and not by independent review) and shall, absent manifest error, be final and binding on, and non-appealable by, the Parties. None of Buyer, Holdco or their respective representatives shall have any ex parte communications or meetings with the Accounting Firm concerning the

27 subject matter hereof without the prior written consent of the other Party. There shall be no proceedings before the Accounting Firm other than written submissions specified above. Each Party will bear its own costs and expenses in connection with the resolution of such dispute by the Accounting Firm. Buyer, on the one hand, and Holdco, on the other hand, will each be responsible for the fees and expenses of the Accounting Firm in inverse proportion as they may prevail on the matters resolved by the Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted, such calculation to be undertaken by multiplying the total fee due to the Accounting Firm by a fraction, (A) the denominator of which is the total aggregate amount of the Disputed Items, and (B) the numerator of which is the amount of the Disputed Items that the Accounting Firm awarded in favor of the other Party. For example, if, for a given Disputed Item, Holdco contests only $500 of the amount claimed by Buyer, and if the Accounting Firm ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of the Accounting Firm will be allocated 60% (i.e., 300 ÷ 500) to Holdco and 40% (i.e., 200 ÷ 500) to Buyer. “Final Closing Statement” shall mean the Proposed Final Closing Statement, together with any revisions thereto pursuant to this Section 2.5(b). (c) Within three (3) Business Days after the date on which the Aggregate Base Cash Consideration is finally determined pursuant to this Section 2.5, Buyer shall pay to Holdco, by wire transfer of immediately available funds to one or more accounts to be provided by Holdco to Buyer, the Post-Closing Adjustment Amount (if any). For the avoidance of doubt, in the event that the Actual Adjustment is negative in value, the sole and exclusive recourse of Buyer with respect to such negative Actual Adjustment shall be the retention of all or a portion of the Post- Closing PP Holdback Amount. (d) Any payments made under this Section 2.5 will be treated by the Parties as an adjustment to the Aggregate Consideration for applicable income Tax purposes, unless otherwise required by a “determination” (as defined in Section 1313(a) of the Code). (e) Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, (i) this Section 2.5 shall be the sole and exclusive remedy with respect to any Net Working Capital Adjustment and any disputes arising thereunder and (ii) if, and solely to the extent, an amount was taken into account in connection with calculations under this Section 2.5 in respect of Closing Indebtedness or Company Expenses, then this Section 2.5 shall be the sole and exclusive remedy of the Parties for any disputes about such amount and such amount may not be recovered under any other provision of this Agreement, but, in the case of an amount of Closing Indebtedness or Company Expenses that exceeds the amount taken into account under this Section 2.5, such excess amount shall be permitted to be recoverable hereunder. For the avoidance of doubt, nothing in this Section 2.5 shall operate to limit the Buyer Indemnitees’ rights under Section 9.3. Section 2.6 Equitable Adjustments. If at any time during the period between the date hereof and the Closing, any change in the issued and outstanding shares of Buyer Common Stock (or securities convertible or exchangeable into or exercisable for shares of Buyer Common Stock) shall occur by reason of any reclassification, reorganization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the

28 Aggregate Stock Consideration shall be equitably adjusted to the extent necessary to provide the same economic benefit to Holdco as contemplated by this Agreement prior to such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or stock dividend thereon. Section 2.7 Legends on Shares of Buyer Common Stock; Distribution of Buyer Common Stock. (a) The shares of Buyer Common Stock issuable in the Transactions shall include the following legend: “THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.” In the event that any shares of Buyer Common Stock issuable hereunder shall cease to be Buyer Restricted Shares, Buyer shall, upon the written request of the holder thereof, issue to such holder, or the transferee thereof as applicable, new shares of Buyer Common Stock without the legend required by the foregoing. For purposes of the foregoing, “Buyer Restricted Shares” means all shares of Buyer Common Stock issuable hereunder other than shares of Buyer Common Stock (i) the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (ii) with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 (or any successor provisions) under the Securities Act, (iii) with respect to which the holder thereof shall have delivered to Buyer either (A) an opinion of counsel in form and substance reasonably satisfactory to Buyer, delivered by counsel reasonably satisfactory to Buyer, or (B) a “no action” letter from the SEC, in either case to the effect that subsequent transfers of such shares of Buyer Common Stock may be effected without registration under the Securities Act or (iv) with respect to which Buyer shall have determined that subsequent transfers of such shares of Buyer Common Stock by the specified holder thereof may be effected without registration under the Securities Act. Buyer undertakes that it shall regularly consult with counsel to determine when the condition in clause (iv) has been satisfied (including as of the date which is six (6) months following the Closing Date). (b) Following the Closing, Holdco may elect to distribute the shares of Buyer Common Stock issued to it at the Closing as the Aggregate Stock Consideration to MC and TS. If Holdco so distributes such shares, at Holdco’s request, Buyer shall promptly take all necessary action to re-register such shares in the names of MC and TS (in such amounts as each of them shall hold) in the books and records of the Buyer’s transfer agent, without any requirement for the delivery of any opinion of counsel in connection therewith (unless otherwise requested or required by Buyer’s transfer agent in its ordinary course of business). Section 2.8 Earnout Payment. (a) Calculation of Earnout Payment; Dispute Resolution.

29 (i) As soon as practicable following the Closing (and, if the Closing occurs on or prior to December 31, 2025, no later than ten (10) Business Days following the date upon which the audited consolidated financial statements of Buyer for the fiscal year ended December 31, 2025, is certified by its auditors), Buyer shall prepare and deliver to Holdco a statement (the “Earnout Statement”), duly certified by an authorized officer of Buyer, setting forth Buyer’s good faith determination of the 2025 Product Net Sales and the Aggregate Earnout Cash Consideration. Buyer will, and will cause the Company to, provide Holdco and its representatives with reasonable access upon reasonable request during normal business hours to the books and records (including work papers, schedules, memoranda and other documents, but subject to the execution of customary work paper access letters) of the Company and its Affiliates and representatives of the Company and its Affiliates for purposes of its review of the Earnout Statement. Buyer agrees that, following the delivery of the Earnout Statement through the date that the Aggregate Earnout Cash Consideration is finally determined pursuant to this Section 2.8, the Company will not (and will cause its Affiliates not to) take any action with respect to any books and records on which the Earnout Statement is based that would impede or delay the final determination of the Aggregate Earnout Cash Consideration. Following the Closing, Buyer shall maintain records sufficient to distinguish 2025 Product Net Sales from other sales of Buyer and its Affiliates. For the avoidance of doubt, Holdco is entitled to receive the Aggregate Earnout Cash Consideration, if earned, even if the Closing occurs after December 31, 2025. (ii) If Holdco does not deliver written notice of dispute with respect to the Earnout Statement (the “Earnout Dispute Notice”) to Buyer within forty-five (45) days of receiving the Earnout Statement, Buyer and Holdco agree that Buyer’s determination of the 2025 Product Net Sales and the Aggregate Earnout Cash Consideration shall be final and binding on the Parties. Any Earnout Dispute Notice shall identify in reasonable detail the basis for Holdco’s dispute as to Buyer’s determination of the 2025 Product Net Sales and the Aggregate Earnout Cash Consideration. If Holdco delivers an Earnout Dispute Notice to Buyer within such forty-five (45) -day period, Buyer and Holdco will negotiate in good faith to resolve such dispute during the thirty (30)-day period commencing on the date Buyer receives the applicable Earnout Dispute Notice from Holdco. If Holdco and Buyer do not obtain a final resolution within such thirty (30)-day period with respect to any such dispute, then such dispute shall be submitted promptly by Holdco and Buyer to the Accounting Firm. Buyer and Holdco shall request that the Accounting Firm render a determination as to the calculation of the 2025 Product Net Sales and the Aggregate Earnout Cash Consideration within thirty (30) days after its retention. Buyer and Holdco shall, and Buyer shall cause the Company and each of their respective agents and representatives to, cooperate fully with the Accounting Firm so as to enable it to make such determination as quickly and accurately as reasonably practicable, including the provision by Buyer and Holdco of all books and records and work papers (including those of their accountants and auditors) reasonably requested by the Accounting Firm (in each case in such a manner so as not to waive or eliminate any privilege applicable to any such information). The Accounting Firm, acting as an expert and not as an arbitrator, shall determine each of the 2025 Product Net Sales and the Aggregate Earnout Cash Consideration in accordance with the definitions thereof set forth herein (it being understood that the Accounting Firm may determine only that the Aggregate Earnout Cash Consideration is $25,000,000 or $0, and may not select any amount in between). The resolution of the dispute by the Accounting Firm shall be rendered in a reasoned written decision based solely on the written submissions made by or on behalf of Buyer or Holdco (and not by independent review) and shall, absent manifest error, be final and binding on, and non-appealable by, the Parties. None of Buyer,

30 Holdco or their respective representatives shall have any ex parte communications or meetings with the Accounting Firm concerning the subject matter hereof without the prior written consent of the other Party. Each Party will bear its own costs and expenses in connection with the resolution of such dispute by the Accounting Firm. The fees and expenses of the Accounting Firm shall be borne (A) by Buyer, if the Accounting Firm determines that the Aggregate Earnout Cash Consideration is $25,000,000 and (B) by Holdco, if the Accounting Firm determines that the Aggregate Earnout Cash Consideration is $0. (iii) Within four (4) Business Days of the Aggregate Earnout Cash Consideration being finally determined or agreed in accordance with this Section 2.8, Buyer shall pay to Holdco the finally determined Aggregate Earnout Cash Consideration (if any) by wire transfer of immediately available funds to such account or accounts designated by Holdco. (b) Buyer shall neither (i) directly or indirectly, take any actions in bad faith, the purpose of which is to cause the Company to avoid making any payment of the Aggregate Earnout Cash Consideration, nor (ii) enter into any Contract that would prohibit the payment of the Aggregate Earnout Cash Consideration. Subject to the foregoing, (A) Buyer and its Affiliates shall have the right, in their sole and absolute discretion, to direct and control the manufacturing, marketing, distribution and sale of the Products in all respects and (B) Buyer and its Affiliates shall not otherwise be required (expressly or implicitly) to achieve or undertake any level of efforts, or employ any level of resources, to manufacture, market, distribute or sell the Products. Holdco, TS, MC and Congo acknowledge and agree that Buyer and its Affiliates make no (nor have made any) representation or warranty, either express or implied, that Buyer or its Affiliates will be able to successfully meet any applicable net sales threshold, and, except as set forth in this Section 2.8, Holdco, TS, MC and Congo specifically disclaim that they are relying upon (or have relied upon) any extra-contractual representations, warranties or commitments with respect to the Aggregate Earnout Cash Consideration (including, for the avoidance of doubt, any claims of fraud). (c) The right of Holdco to receive the Aggregate Earnout Cash Consideration pursuant to this Section 2.8, if and when payable, (i) is solely a contractual right and is not a security for purposes of any federal or state securities law, (ii) does not give Holdco dividend rights, voting rights, liquidation rights, preemptive rights or other rights of holders of share capital of the Company, (iii) shall not be evidenced by a certificate or other instrument, (iv) shall not be assignable or otherwise transferable, (v) shall not accrue or result in payment of interest on any portion thereof and (vi) does not represent any right other than the right to receive the consideration set forth in this Section 2.8, if, as and when set forth herein. Any attempted transfer or assignment of the right to receive the Aggregate Earnout Cash Consideration shall be null and void. (d) If Buyer fails to promptly pay the Aggregate Earnout Cash Consideration as and when due pursuant to this Section 2.8, Buyer will pay to the Company interest on the unpaid amount of such payment from the date that is ten (10) Business Days following the date such payment became due until the date of payment at the rate of four percent (4%) per annum; provided that no such interest shall accrue during any period where Buyer and Holdco have a good faith dispute as to whether the Aggregate Earnout Cash Consideration is payable.

31 (e) Any payments made under this Section 2.8 will be treated by the Parties as an adjustment to the Aggregate Consideration for applicable income Tax purposes, unless otherwise required by a “determination” (as defined in Section 1313(a) of the Code). Section 2.9 Lock-Up. (a) From the Closing until the date that is the twenty-four (24)- month anniversary of Closing Date (the “Lock-Up Period”), Holdco will not (i) Transfer any of the shares of Buyer Common Stock to be delivered to Holdco at the Closing (the “Lock- Up Shares”) or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any Lock-Up Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Lock-Up Shares; provided, that the restrictions set forth in this Section 2.9(a) shall cease to apply with respect to (x) 33% of the Lock-Up Shares on the date that is the twelve (12)-month anniversary of the Closing and (y) an additional 33% of the Lock-Up Shares on the date that is the eighteen (18)-month anniversary of the Closing. (b) Notwithstanding Section 2.9(a), Holdco shall be permitted to Transfer any portion or all of its Lock-Up Shares at any time under the following circumstances (each, a “Permitted Transfer”): (i) subject to Section 2.9(e), Transfers to MC or TS; (ii) Transfers to any controlled Affiliates of Holdco, but only if the transferee agrees in writing prior to such Transfer for the express benefit of Buyer (in form and substance reasonably satisfactory to Buyer and with a copy thereof to be furnished to Buyer) (A) to be bound by the terms of this Section 2.9 and (B) to Transfer the Lock-Up Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a controlled Affiliate of Holdco; (iii) Transfers in connection with (A) any third-party tender or exchange offer involving the Buyer Common Stock that has been approved by the Board, (B) any tender or exchange offer by Buyer or (C) any merger, consolidation or other business combination involving Buyer; and (iv) Transfers that have been approved by the Board. (c) Notwithstanding Section 2.9(a) and Section 2.9(b), Holdco will not at any time during or following the Lock-Up Period, without the prior written consent of Buyer, directly or indirectly, Transfer any Lock-Up Shares to a Prohibited Transferee. Notwithstanding the foregoing sentence, so long as the Lock-Up Shares are not subject to restriction pursuant to Section 2.9(a) hereof, nothing in this Section 2.9(c) shall restrict either (1) any Transfer into the public market pursuant to a bona fide, broadly distributed underwritten public offering made pursuant to the Registration Rights Agreement or (2) any Transfer into the public market in accordance with the manner of sale requirement of Rule 144(f).

32 (d) Holdco shall not establish a new controlled Affiliate for the purpose of Transferring the Lock-Up Shares to a third party to whom Holdco would not otherwise be permitted to Transfer such Lock-Up Shares. For the avoidance of doubt, it shall be deemed to be a violation of this Section 2.9 if the direct or indirect equity interests of Holdco are Transferred to a third party to whom Holdco would not otherwise be permitted to Transfer the Lock-Up Shares. (e) If, at any time, Holdco Transfers any of the Lock-Up Shares to MC or TS, such transferee hereby agrees to be bound by the provisions of this Section 2.9 as if such transferee were Holdco and the shares so Transferred were the Lock-Up Shares; provided, that, each of MC and TS shall be permitted to further Transfer any such Lock-Up Shares, at any time, by will, other testamentary document or intestate succession to his legal representative, heir or beneficiary, in each case, so long as such transferee agrees in writing prior to such Transfer for the express benefit of Buyer (in form and substance reasonably satisfactory to Buyer and with a copy thereof to be furnished to Buyer) to be bound by the terms of this Section 2.9. ARTICLE III — REPRESENTATIONS OF THE SELLERS AND CONGO Each Seller (and Congo, mutatis mutandis, but excluding Section 3.5 and Section 3.8), severally and not jointly, represents and warrants to Buyer as follows: Section 3.1 Organization, Good Standing, Qualification and Power. If such Seller is an entity, such Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has the requisite power and authority to own or lease its properties and assets and to carry on its business as presently conducted. If such Seller is an entity, such Seller is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, prevent, materially impede or materially delay the consummation by such Seller of the Transactions. Section 3.2 Authority; Execution and Delivery; Enforceability. Such Seller has the requisite power and authority to execute and deliver this Agreement and the other Transaction Agreements to which such Seller is or will be a party and to perform such Seller’s obligations hereunder and thereunder (including all power and authority to sell, assign, transfer and convey such Seller’s respective portion of the Purchased Interests as provided by this Agreement), all of which have been or, in the case of any Transaction Agreements to be executed and delivered after the date hereof, will be at or prior to the Closing, duly authorized by all requisite action on the part of such Seller. Such Seller has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered each other Transaction Agreement to which such Seller will be a party. Each of the Transaction Agreements to which such Seller is or will be a party is, or upon its execution and delivery will be (assuming that this Agreement and each other Transaction Agreement to which such Seller is a party have been duly and validly authorized, executed and delivered by each other party thereto), a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally or (b) applicable equitable principles (whether at law or in equity) (the “Enforceability Exceptions”).

33 Section 3.3 Non-contravention. Except as set forth on Schedule 3.3, and subject to the making of any notices and filings and obtaining of any authorizations, registrations consents and approvals described in Section 4.4 and Section 5.5, neither the execution and delivery of this Agreement or the other Transaction Agreements to which such Seller is or will be a party nor the fulfillment of and the performance by such Seller of such Seller’s obligations hereunder and thereunder will (a) if such Seller is an entity, contravene any provision contained in its Governing Documents, (b) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) under (i) any Contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (ii) any Law, in each case to which such Seller is a party or by which such Seller is bound or to which any of such Seller’s respective assets or properties are subject, (c) except as contemplated herein or with respect to Permitted Liens, result in the creation or imposition of any Lien on any of the assets or properties of such Seller, or (d) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any obligation of such Seller, except in the case of each of clauses (b) through (d), as would not prevent, materially impede or materially delay the consummation by such Seller of the Transactions. Section 3.4 Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority is necessary for such Seller’s execution, delivery or performance of this Agreement or the other Transaction Agreements to which such Seller is or will be a party or the consummation of the Transactions by such Seller, except for (a) compliance with any applicable requirements of, and filings under, any applicable Antitrust Law, including the expiration or termination of the applicable waiting period thereunder and (b) such other notices, filings, authorizations, registrations, consents or approvals, the failure of which to be obtained or made would not reasonably be expected to prevent, materially impede or materially delay the consummation by such Seller of the Transactions. Section 3.5 Ownership of Membership Interests. As of the date hereof, such Seller, if such Seller is a Seller Member, is the lawful holder of record and beneficial owner of the Membership Interests set forth opposite such Seller Member’s name on Exhibit E and has good and valid title to such Membership Interests, free and clear of all Liens (other than transfer restrictions under applicable securities Laws and the Company’s operating agreement). As of the date hereof, the Seller Members are together the lawful holders of record and beneficial owners of one hundred percent (100%) of the issued and outstanding Membership Interests, and, except for the Call Option Agreements and except as contemplated by the Pre-Closing Contribution, there are no agreements, arrangements, warrants, options, puts, rights or other commitments, plans or understandings of any character assigned or granted by any Seller or to which any Seller is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of such Membership Interests. Section 3.6 Brokers. Except as set forth on Schedule 3.6, no Person has been employed by such Seller, its Subsidiaries (if any) and/or any of their respective directors, managers, members or officers, as applicable, or is or will be entitled to a broker’s, finder’s, investment banker’s, financial advisor’s, commissions, or similar fee from such Seller in connection with this Agreement or any of the Transactions.

34 Section 3.7 Solvency. Such Seller is not bankrupt or insolvent and has not proposed a voluntary arrangement or made or proposed any arrangement or composition with such Seller’s creditors or any class of such creditors, and no petition in respect of any such arrangement or composition has been presented. The consummation of the Transactions shall not constitute a fraudulent transfer by such Seller under applicable bankruptcy and other similar Laws relating to bankruptcy and insolvency of such Seller. Section 3.8 Accredited Investor. Such Seller is an “accredited investor” within the meaning of Regulation D under the Securities Act. To the extent Buyer Common Stock is distributed by Holdco to MC and TS, each of MC and TS acknowledges and agrees that: (a) such Buyer Common Stock has not been acquired with a view to, or in connection with, the sale or distribution thereof in violation of the Securities Act; and (b) they may not sell such Buyer Common Stock other than in full compliance with the Securities Act, including by obtaining any exemption required thereunder. Section 3.9 NO ADDITIONAL REPRESENTATIONS. NONE OF THE SELLERS, THEIR DIRECT OR INDIRECT OWNERS, OR ANY OF THE SELLERS OR THEIR DIRECT OR INDIRECT OWNERS OR THE RESPECTIVE REPRESENTATIVES, MEMBERS, MANAGERS, EMPLOYEES, DIRECTORS, OFFICERS, STOCKHOLDERS OR AFFILIATES OF ANY OF THEM HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE SELLERS OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III AND IN ARTICLE IV (PROVIDED THAT THE REPRESENTATIONS IN ARTICLE IV ARE MADE ONLY BY THE COMPANY). EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III AND IN ARTICLE IV (PROVIDED THAT THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV ARE MADE ONLY BY THE COMPANY), EACH SELLER EXPRESSLY DISCLAIMS (AND THE OTHER PARTIES EXPRESSLY DISCLAIM ANY RELIANCE ON) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO SUCH SELLER. ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby represents and warrants to Buyer as follows, except as set forth in the Disclosure Schedules (subject to Section 10.21): Section 4.1 Organization, Good Standing, Qualification and Power. The Company is a limited liability company, validly existing and in good standing under the laws of the State of Kentucky and has the requisite limited liability company power and authority to own or lease its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has previously made available to Buyer copies of its Governing Documents as currently in effect on the date hereof, and all such Governing Documents are in full force and effect. The Company is not in violation of any of the provisions of its Governing Documents.

35 Section 4.2 Authority; Execution and Delivery; Enforceability. The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder, all of which have been or, in the case of any Transaction Agreements to be executed and delivered after the date hereof, will be at or prior to the Closing, duly authorized by all requisite limited liability company action on the part of the Company. The Company has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered each other Transaction Agreement to which it will be a party. Each of the Transaction Agreements to which the Company is or will be a party is, or upon its execution and delivery will be (assuming that this Agreement and each other Transaction Agreements to which the Company is a party have been duly and validly authorized, executed and delivered by each other party thereto), a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof or thereof may be limited by the Enforceability Exceptions. Section 4.3 Non-contravention. Except as set forth on Schedule 4.3, and subject to the making of any notices and filings and obtaining of any authorizations, registrations consents and approvals described in Section 4.4 and Section 5.5, neither the execution and delivery of this Agreement or the other Transaction Agreements to which the Company is or will be a party nor the fulfillment of and the performance by the Company of its obligations hereunder and thereunder will (a) contravene any provision contained in its Governing Documents, (b) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) under (i) any Contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (ii) any Law, in each case to which the Company is a party or by which it is bound or to which any of its respective assets or properties are subject, (c) except as contemplated herein or with respect to Permitted Liens, result in the creation or imposition of any Lien on any of the assets or properties of the Company, or (d) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any obligation of the Company, except in the case of each of clauses (b) through (d) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 4.4 Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority is necessary for the Company’s execution, delivery or performance of this Agreement or the other Transaction Agreements to which the Company is or will be a party or the consummation of the Transactions or thereby by the Company, except for (a) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially impede or materially delay the consummation by the Company of the Transactions and (b) compliance with any applicable requirements of, and filings under, any applicable Antitrust Law, including the expiration or termination of the applicable waiting period thereunder. Section 4.5 Capitalization. (a) The entire authorized and issued equity securities of the Company consists of the Membership Interests. The Seller Members have good and valid title to the Membership

36 Interests as of the date hereof, free and clear of all Liens (other than transfer restrictions under applicable securities Laws and under the Company’s Operating Agreement). Holdco shall have good and valid title to the Membership Interests at the Closing, free and clear of all Liens (other than transfer restrictions under applicable securities Laws). At the Closing, Holdco will deliver or cause to be delivered to Buyer good, valid and marketable title to the Membership Interests, free and clear of all Liens (other than transfer restrictions under applicable securities Laws). The Membership Interests are duly authorized, validly issued, (to the extent such concepts are recognized) fully paid and non-assessable and have not been issued in violation of any preemptive rights, subscription rights, rights of first refusal or first offer or other similar rights. (b) Except for the Call Option Agreements and as contemplated by the Pre- Closing Contribution, there are no outstanding or authorized subscriptions, options, rights (preemptive or otherwise), warrants, puts, calls, convertible or exchangeable securities, commitments (contingent or otherwise), Contracts or any other arrangements to which the Company or any of its Subsidiaries is a party (i) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any limited liability company membership interests or other equity interests of the Company, (ii) convertible, directly or indirectly, into limited liability company membership interests or other equity interests of the Company, (iii) evidencing the right to subscribe for any limited liability company membership interests or other equity interests of the Company, or giving any Person any rights with respect to any limited liability company membership interests or other equity interests of the Company, including any phantom unit or similar equity-linked instrument, (iv) restricting the transfer of any equity securities of the Company, (v) relating to the voting of any equity securities of the Company or (vi) subjecting the Membership Interests to any outstanding Liens. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) on any matter. (c) Schedule 4.5(c) contains a true, correct and complete list as of the date hereof of each of the Company’s Subsidiaries, together with its jurisdiction of organization and the percentage of the outstanding equity securities in such Subsidiary owned, directly or indirectly, by the Company. All of the issued and outstanding equity securities of the Company’s Subsidiaries are duly authorized, validly issued, (to the extent such concepts are recognized) fully paid and non- assessable and have not been issued in violation of any preemptive rights, subscription rights, rights of first refusal or first offer or other similar rights. The equity securities of the Company’s Subsidiaries set forth on Schedule 4.5(c) are owned, directly or indirectly, of record and beneficially by the Company, as set forth therein, free and clear of all Liens (other than transfer restrictions under applicable securities Laws). Except as set forth in Schedule 4.5(c), the Company does not own, directly or indirectly, any equity securities of any Person. There are no outstanding or authorized subscriptions, options, rights (preemptive or otherwise), warrants, puts, calls, convertible or exchangeable securities, commitments (contingent or otherwise), Contracts or any other arrangements to which the Company or any of its Subsidiaries is a party (i) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any equity interests of the Company’s Subsidiaries, (ii) convertible, directly or indirectly, into limited liability company membership interests or other equity interests of the Company’s Subsidiaries, (iii) evidencing the right to subscribe for any equity interests of the Company’s Subsidiaries, or giving any Person any rights with respect to any equity interests of the Company’s Subsidiaries, including any phantom

37 unit or similar equity-linked instrument, (iv) restricting the transfer of any equity securities of any of the Company’s Subsidiaries, (v) relating to the voting of any equity securities of the Company’s Subsidiaries or (vi) subjecting the equity interests of the Company’s Subsidiaries to any outstanding Liens. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (to the extent such concept is recognized), has the requisite power and authority to own or lease its properties and assets and to carry on its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 4.6 Financial Statements. (a) Schedule 4.6(a) contains copies of the following financial statements (such financial statements, collectively, the “Financial Statements”): (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2022, and December 31, 2023, and the related audited consolidated statements of income and cash flows of the Company and its Subsidiaries for the twelve (12)-month periods ending on such date (collectively, the “Annual Financial Statements”); and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries (the “Latest Balance Sheet”) as of December 31, 2024 (the “Balance Sheet Date”), and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the twelve (12)-month period ending on such date (collectively, the “Interim Financial Statements”). (b) The Financial Statements were derived from and prepared in accordance with the books of account and other financial records of the Company and its Subsidiaries, have been prepared in accordance with GAAP, applied on a consistent basis, and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries, taken as whole, as of the dates and for the periods indicated (subject, in the case of the Interim Financial Statements, to the absence of footnotes and to normal year-end adjustments which are not, individually or in the aggregate, material). (c) All accounts receivable, trade receivables, notes receivable and other receivables, whether or not accrued and whether or not billed, of the Company and its Subsidiaries and the Business (the “Accounts Receivable”) arose from bona fide transactions involving sales actually made or services actually performed in the ordinary course of business, represent valid obligations to the Company and its Subsidiaries arising from their respective businesses and are collectible in full. All Accounts Receivable have been recorded on the Financial Statements in accordance with GAAP. The Company’s consolidated reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. There is no contest, claim or right of set-off, other than returns in

38 the ordinary course of business, under any Contract with any obligor of any such Account Receivable relating to the amount or validity of such Account Receivable. Section 4.7 Absence of Certain Developments. (a) From the Balance Sheet Date, there has not been any Company Material Adverse Effect. (b) Without limiting the generality of the foregoing, except as set forth on Schedule 4.7(b), from the Balance Sheet Date until the date of this Agreement, the Company and its Subsidiaries have conducted their business, and the Business has been conducted, in all material respects in the ordinary course of business and neither the Sellers nor the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would have required Buyer’s consent pursuant to Section 6.2(b). Section 4.8 No Undisclosed Liabilities. (a) Except as reserved against in the Latest Balance Sheet, there are no liabilities, debts or obligations of or claims of any kind (whether known, unknown, absolute, accrued, direct or indirect, contingent, determined, determinable or otherwise) of or against the Business or the Company or any of its Subsidiaries, other than any liabilities: (i) incurred since the Balance Sheet Date in the ordinary course of business (none of which is a liability resulting from a breach of contract, breach of warranty or tort); (ii) reserved for on the Financial Statements or disclosed in the notes thereto; or (iii) that would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole. (b) The Company and the Business maintain internal accounting controls that provide reasonable assurance that (i) transactions are executed with management’s authorization and (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its Subsidiaries and of the Business in conformity with GAAP and to maintain accountability of its assets. (c) The Company has not identified or been made aware of (i) any material deficiency or material weakness in the system of internal accounting controls utilized by the Company or the Business or (ii) any fraud that involves the Company’s or the Business’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or the Business. Section 4.9 Compliance with Applicable Laws; Governmental Authorizations; Licenses; Etc. (a) The Business, the Company and its Subsidiaries are, and have been since January 1, 2022, in compliance in all material respects with all Laws applicable to them or the operation of the Business. The Business, the Company and its Subsidiaries have all material permits, licenses, approvals, certificates and other authorizations, and have made all material notifications, registrations, certifications and filings with all Governmental Authorities, necessary for the operation of the Business as currently conducted (the “Permits”), and all such Permits are in full force and effect and no suspension, modification revocation, restriction, nonrenewal or

39 cancellation of any such Permit is pending or, to the Knowledge of the Company, threatened. The Business, the Company and its Subsidiaries are in compliance in all material respects with all such Permits. Schedule 4.9(a) sets forth a complete and correct list of all such Permits as of the date of this Agreement, and the Company has made available to Buyer true and complete copies of all such Permits. (b) Since January 1, 2020, the Business, the Company and each of its Subsidiaries and their respective officers, directors, employees and, to the Knowledge of the Company, any agents, representatives or other Persons acting on behalf of the Company or any of its Subsidiaries are in compliance with, and not the target of any action or investigation related to, applicable Laws related to deceptive or unfair marketing practices, including Section 5 of the Federal Trade Commission Act, any relevant regulations promulgated by the FTC and state consumer protection acts. (c) Since January 1, 2020, the Business, the Company and each of its Subsidiaries and their respective officers, directors, employees, and, to the Knowledge of the Company, any agents, representatives or other Persons acting on behalf of the Company or any of its Subsidiaries, are, and have been in compliance with, and not the target of any action or investigation related to, applicable Laws related to bribery, corruption, kickbacks, racketeering, fraud, or other improper payments including the Canadian Corruption of Foreign Public Officials Act, the US Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010 (“Anti-Bribery Laws”). Since January 1, 2020, the Business, the Company and each of its Subsidiaries and their respective officers, directors, employees, and to the Knowledge of the Company, any agents, representatives or other Persons acting on behalf of the Company or the Business have not paid, offered or promised to pay, or authorized or ratified the payment or transfer, directly or indirectly, of any monies or anything of value to any Public Official for the purpose of corruptly influencing any act or decision of such Public Official or of a Governmental Authority to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage, in each case, in violation of any Anti-Bribery Laws. (d) Since January 1, 2020, the Business, the Company and each of its Subsidiaries and their respective officers, directors, employees and, to the Knowledge of the Company, any agents, representatives or other Persons acting on behalf of the Company or any of its Subsidiaries are in compliance with, and not the target of any action or investigation related to, applicable Laws related to money laundering, anti-terrorism, proceeds of crime, or financial record keeping, including the Criminal Code of Canada Section 462.3 and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act and the US Bank Secrecy Act. (e) Since January 1, 2020, the Business, the Company and each of its Subsidiaries and their respective officers, directors, employees and, to the Knowledge of the Company, any agents, representatives or other Persons acting on behalf of the Business, the Company or any of its Subsidiaries are in compliance with, and not the target of any action or investigation related to, applicable Laws related to economic or financial sanctions, trade or export controls imposed, administered, or enforced by the United States, Canada, United Kingdom, European Union or its member states, or any other applicable sanctions authority with jurisdiction over the Company or its subsidiaries (“Sanctions Laws”).

40 (f) Since January 1, 2020, none of the Business, the Company, any of its Subsidiaries or their respective officers, directors, employees or, to the Knowledge of the Company, any agents, representatives or any other Persons acting on behalf of the Company or any of its Subsidiaries, is a Person: (i) listed on any sanctions-related lists (excluding any counter- sanctions regimes imposed by the Russian Federation or the People’s Republic of China) or owned or controlled by, or acting on behalf of, any such Person; (ii) operating, organized, or resident in a country or other territory subject to comprehensive sanctions, which at the time of this Agreement are Cuba, Iran, North Korea, Syria and the Crimea and separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine; or (iii) otherwise targeted under any Sanctions Laws. Section 4.10 Litigation. Except as set forth on Schedule 4.10, there are no Actions pending or, to the Knowledge of the Company, threatened, involving any Seller, the Business, the Company, any of its Subsidiaries or any of their respective assets before or by any Governmental Authority, which (a) if determined adversely to any Sellers, the Business, the Company, any of its Subsidiaries, or any of their respective assets could reasonably be expected to, individually or in the aggregate, result in material liability to the Company and its Subsidiaries, taken as a whole, or (b) as of the date hereof, relates to this Agreement or any of the Transactions. There is no material outstanding Order against the Business, the Company or any of its Subsidiaries. Section 4.11 Taxes. Except as set forth on Schedule 4.11: (a) the Company and each of its Subsidiaries has duly and timely filed all income and other material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects; (b) the Company and each of its Subsidiaries has timely paid all Income Taxes and other material Taxes due and payable by it; (c) the Company and its Subsidiaries have not received written notification that any material federal, state, local or non-United States Tax audits, investigations, disputes, suits, claims, actions or administrative or judicial Tax proceedings are planned, pending or being conducted with respect to the Company or any of its Subsidiaries for any taxable period for which the period of assessment or collection remains open and which have not been completed and resolved; (d) the Company and its Subsidiaries have not received from any taxing authority any written notice of proposed material adjustment, deficiency, underpayment of material Taxes which has not been satisfied by payment, settled or been withdrawn; (e) there is no material Tax deficiency outstanding, assessed or proposed against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has waived or agreed to extend any statute of limitations with respect to any Taxes (or any Tax assessment or deficiency), other than any automatic extensions that do not require the consent of any taxing authority or for any matter that has been resolved or withdrawn; (f) there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries;

41 (g) neither the Company nor any of its Subsidiaries is, or has been, party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b)(1) or any similar provision of state, local or non-U.S. Law, or any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a Tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction” as set forth in Treasury Regulation Section 1.6011- 4(b)(2); (h) neither the Company nor any of its Subsidiaries has ever been a member of any affiliated group, as defined in Section 1504 of the Code, that has filed a consolidated return for federal income tax purposes or filed or been included in a combined, consolidated or unitary Tax Return for income Tax purposes. Neither the Company nor any of its Subsidiaries is liable for the Taxes of another Person (other than the Company or any of its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or comparable provisions of state, local or non-U.S. Law) or (ii) as a transferee or successor or by contract (other than a contract entered into in the ordinary course of business the primary purpose of which is not Taxes). Neither the Company nor any of its Subsidiaries is party to or bound by any Tax allocation or Tax sharing agreement (other than agreements entered into in the ordinary course of business the primary purpose of which is not Taxes); (i) prior to the Pre-Closing Contribution, at no time since the effective date of the Company’s election to be treated as an S-corporation (as reflected on a notice of acceptance by the IRS) has the Company (i) had as a shareholder any Person that is not an individual, an estate, a trust described in Section 1361(c)(2) of the Code or an organization described in 1361(c)(6) of the Code or (ii) had more than one class of stock (disregarding stock that varies only be reason of voting power) outstanding; (j) neither the Company nor any of its Subsidiaries will be required to include any material amount in income, or exclude any material item of deduction, from taxable income for any taxable period (or portion thereof) beginning after the Closing Date, including as a result of any (i) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) in respect of a transaction occurring prior to the Closing, (ii) change in or incorrect method of accounting for a taxable period ending on or prior to the Closing Date, (iii) instalment sale or open transaction disposition made prior to the Closing, (iv) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) entered into prior to the Closing, or (v) any prepaid amount received, or deferred revenue accrued, in each case outside of the ordinary course of business and prior to the Closing; (k) the Company had, and at all times from its formation until the Pre-Closing Contribution, in effect, a valid election under Section 1362(a) of the Code to be treated as an “S corporation”; (l) after the completion of the Pre-Closing Contribution, the Company has been properly treated as either (x) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code, or (y) disregarded as an entity separate from its sole member, Holdco;

42 (m) in the two years prior to the date hereof, neither the Company nor any of its Subsidiaries has distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (except for any deemed distribution in connection with the consummation of the Pre-Closing Contribution); (n) the Company and each of its Subsidiaries has timely withheld and paid over to the appropriate Governmental Authority all material Taxes it is required to withhold from amounts paid or owing to any employee, independent contractor, creditor, or other third party under applicable Laws; (o) excluding any elections related to the Pre-Closing Contribution, the Company has not made any entity classification election (IRS Form 8832) with an effective date within the 60 months prior to the date hereof; (p) the Company and each of its Subsidiaries is tax resident solely in its national jurisdiction of incorporation or formation (and such national jurisdiction’s political subdivisions) and has no permanent establishment, office, fixed place of business or other taxable presence outside such jurisdiction (or its political subdivisions); (q) the Company has, and at all times since its it first became eligible and until the Pre-Closing Contribution had, in effect, a valid election to be treated as a New York S corporation and a New Jersey S corporation; (r) neither the Company nor its Subsidiaries have received any letter rulings from the IRS (or any comparable ruling from any other Governmental Authority); and (s) Alani UK is and has been at all times from the date of its formation classified as a “controlled foreign corporation” as defined in section 957 of the Code for federal and applicable state income Tax purposes. (t) The Company has properly collected and paid when due or properly accrued all liabilities relating to bottle deposits or other beverage packaging deposits, beverage container processing fees, or distributor or dealer processing payments (including under California Public Resources Code Section 14575(g)), excise Taxes on beverages or any similar liabilities, and the Company has been registered for purposes of such deposits, fees, payments or excise Taxes at all times it has been required to be registered in any jurisdictions is required to be so registered. Section 4.12 Environmental Matters. (a) Each of the Business, the Company and its Subsidiaries is, and has since January 1, 2022 been, in compliance in all material respects with all applicable Environmental Laws. (b) Since January 1, 2022, each of the Business, the Company and its Subsidiaries has not received any notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any material liabilities for personal injury, property damage or investigatory or cleanup obligations arising under Environmental Laws, in either case

43 the subject of which would be material to the Company and its Subsidiaries or the operations of the Business at the applicable location. (c) No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Business, the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased. Neither the Business, the Company nor any of its Subsidiaries has transported or arranged for the transportation of, stored or arranged for the storage of, used, manufactured, disposed of or arranged for the disposal of, released or exposed the Business Employees or any other person to any Hazardous Materials in violation of any Law or in a manner that could result in liability to the Business, the Company or any of its Subsidiary, nor has the Business, the Company or any of its Subsidiaries disposed of or arranged for the disposal of, transported or arranged for the transportation of, stored or arranged for the storage of, sold, or manufactured any product containing a Hazardous Material in violation of any Environmental Law or other applicable Law or treaty. (d) Neither the Business, the Company nor any of its Subsidiaries has assumed or provided an indemnity with respect to the liability of any other Person arising under Environmental Law. (e) The Company has made available to Buyer all environmental site assessments, audits, and other similar documents in its possession or control relating to compliance with Environmental Laws or the environmental condition of any real property currently or formerly owned, leased or operated by the Business, the Company or any of its Subsidiaries. Section 4.13 Employee Matters. (a) Except as set forth on Schedule 4.13: (i) none of the Business Employees is covered by any collective bargaining agreement and no collective bargaining agreement is currently being negotiated concerning any Business Employee; (ii) there is no, nor has there been since January 1, 2022, any material labor strike, labor dispute, or work stoppage or lockout nor, to the Knowledge of the Company, has any such action been threatened, in each case against or affecting the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, no union organization campaign is in progress with respect to any of the Business Employees; (iv) there is no unfair labor practice, charge or complaint pending or, to the Knowledge of the Company, threatened by or on behalf of any current or former Business Employee; (v) none of the Company, Congo nor any of their respective Subsidiaries has engaged in any plant closing or employee layoff activities with respect to any current or former Business Employee since January 1, 2022 that would violate or give rise to an

44 obligation to provide any notice required pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended; and (vi) with respect to all current and former Business Employees, each of the Business, the Company, Congo and their respective Subsidiaries is, and since January 1, 2022, has been in compliance in all material respects with all applicable Laws, and collective bargaining agreements and arrangements respecting employment, employment practices, terms and conditions of employment, Tax withholding, worker classification, prohibited discrimination, equal employment, fair employment practices, immigration status, employee safety and health, and wages and hours. To the Knowledge of the Company, there have been no allegations of harassment based on sex or any other protected category against any Key Person at any time, or against any other current or former Business Employee in any supervisory role since January 1, 2022. (b) The Company has made available a true, correct and complete table setting forth, as of the date hereof, with respect to each Business Employee (other than any individual contractor or consultant), as of the date hereof, (i) the name of such employee, (ii) hiring date, (iii) title and department, (iv) status (including exempt or non-exempt, full-time or part-time status), (v) leave status and anticipated date of return to full-service, (vi) work location, (vii) annual salary or applicable base wages, (viii) any commission and bonus eligibility (target and maximum), (ix) vacation and sick leave entitlement and accrual and (x) any contractual or statutory severance obligations. (c) The Company has made available a true, correct and complete table setting forth, as of the date hereof, with respect to each individual contractor or consultant of the Business (including any brand-ambassador, social media influencer or similar contractor) setting forth with respect to each such individual, (i) the name of such service provider and the entity with which such individual is engaged, (ii) the date of commencement of service, (iii) anticipated termination date (if any) of the Contract, and (iv) the pay arrangement or other compensation for services. Neither the Company nor any of its Subsidiaries has, and since January 2023 has not had, any employees. Section 4.14 Employee Benefit Plans. (a) Schedule 4.14(a) lists (i) each Company Employee Benefit Plan and (ii) each material Congo Employee Benefit Plan, in each case, in effect as of the date hereof. (b) Except as set forth on Schedule 4.14(b), neither any Company Employee Benefit Plan nor any Congo Employee Benefit Plan is or within the past six (6) years was, nor does the Company, Congo or any of their respective ERISA Affiliates have any liability under (i) a Multiemployer Plan, (ii) a plan that is subject to Section 412 of the Code or Title IV of ERISA, (iii) a “multiple employer plan” as defined in ERISA or the Code, (iv) a “funded welfare plan” within the meaning of Section 419 of the Code or (v) a “multiple employer welfare arrangement” as defined in ERISA. Except as set forth on Schedule 4.14(b), no Company Employee Benefit Plan or Congo Employee Benefit Plan provides, and none of Congo, the Company nor any of their respective Subsidiaries has any liability to provide, post-termination or retiree health or other

45 welfare benefits to any current or former Business Employee other than as required by COBRA or similar Law. (c) With respect to each Company Employee Benefit Plan, and except as would not reasonably be expected to result in material liability to Buyer, each Congo Employee Benefit Plan (i) each such plan has been established, maintained and administered in compliance in all material respects with the applicable requirements of ERISA, the Code and any other applicable Laws and in accordance with its terms in all material respects; (ii) other than routine benefit claims, no Actions are pending, or to the Company’s Knowledge, threatened; and (iii) all premiums, contributions or other payments required to have been made by Law or under the terms of any such Employee Benefit Plan or any Contract or agreement relating thereto on or prior to the date hereof have been made. (d) Each Company Employee Benefit Plan and Congo Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is subject to a favorable determination letter from the Internal Revenue Service upon which the Company or Congo or their respective Subsidiaries, as applicable, is entitled to rely and, to the Company’s Knowledge, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Employee Benefit Plan. No “prohibited transaction”, within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Benefit Plan. None of the Company or any of its Subsidiaries is subject to any penalty or tax under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. (e) Except as specified on Schedule 4.14(e), neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment on or following the Closing) could reasonably be expected to (i) result in any compensation or benefits (including separation, severance, termination or similar compensation or benefits) becoming due to any current or former Business Employee; (ii) accelerate the time of payment, funding or vesting, or increase the amount, of any benefit or other compensation due to any current or former Business Employee; (iii) require any contributions to or obligation to fund any benefit with respect to any Company Employee Benefit Plan or Congo Employee Benefit Plan or (iv) result in any payment or benefit which will be made under any Company Employee Benefit Plan or Congo Employee Benefit Plan or otherwise payable with respect to any “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) that is a current or former Business Employee and which would reasonably be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code. (f) With respect to each Company Employee Benefit Plan and each Congo Employee Benefit Plan, the Company has made available to Buyer copies, to the extent applicable, of (i) the most recent plan and trust documents and the most recent summary plan description, (ii) the most recent annual report (Form 5500 series), (iii) the most recent financial statements, (iv) the most recent Internal Revenue Service determination letter and (v) all non-routine material correspondence to, or from any Governmental Authority within the past three (3) years. Each Company Employee Benefit Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is in compliance, in all material respects, with Section 409A

46 of the Code. No current or former Business Employee is entitled to any “gross-up” payments or reimbursement of any Taxes, including on account of Section 409A of the Code of Section 4999 of the Code. (g) (i) Each Company Employee Benefit Plan and, except as would not reasonably be expected to result in any material liability to Buyer, that is maintained primarily for the benefit of any current or former Business Employee or other officer or director, contractor or consultant of the Business, the Company or any of its Subsidiaries based outside of the United States (a “Non-U.S. Plan”) is in material compliance with all applicable Laws and (ii) each such Non-U.S. Plan that is required to be funded is funded to the extent required by applicable Law. With respect to all other such Non-U.S. Plans, reserves therefore have been established as required on the accounting statements of the Company or its Subsidiaries, as applicable. Section 4.15 Intellectual Property Rights. (a) Schedule 4.15(a) sets forth a list of (i) each patent, trademark registration, copyright registration, Internet domain name, and social media account and applications for any of the foregoing included in the Company Intellectual Property (collectively, “Registered Intellectual Property Rights”), together with the jurisdiction(s) in which each such Registered Intellectual Property Right has been issued or registered or in which any application for such issued or registered or in which any application for such issuance and registration has been filed and the applicable registration or serial number and (ii) each material unregistered Trademark included in the Company Intellectual Property. (b) Except as set forth on Schedule 4.15(b)(i), the Company solely and exclusively owns and possesses all right, title and interest in, free and clear of all Liens (other than Permitted Liens) all of the Company Intellectual Property. Each item of Registered Intellectual Property Right is subsisting, valid and enforceable. The Company and each of its Subsidiaries has taken reasonable steps to preserve, maintain and protect all of the Registered Intellectual Property Rights, including timely payment of applicable maintenance fees and filing of applicable statements of use. Except as set forth on Schedule 4.15(b)(ii), no Governmental Authority in the United States or any other jurisdiction has refused or rejected any Trademark application filed by or on behalf of the Company or any of its Subsidiaries and no Trademark registration or application filed by or on behalf of the Company or any of its Subsidiaries has been denied, objected to or opposed. Except as set forth on Schedule 4.15(d), the Company is not aware (nor has the Company received any notice) of any other Person’s prior rights in or to any Trademark (whether registered or unregistered) used in the operation of the Business and no clearance searches conducted by or on behalf of the Company or any of its Subsidiaries have identified any third party claiming rights in or to any such Trademark. (c) Except as set forth on Schedule 4.15(c)(i), the Company owns or has the valid right to use all Intellectual Property Rights used in or necessary for the operation of the Business (including the manufacturing, production, sale and distribution of Products and formulations thereof). The Company Intellectual Property and the licenses and services to be provided through the Transition Services Agreement and the Key Person Consulting Agreements constitute all Intellectual Property Rights necessary to conduct the Business immediately after the

47 Closing in the manner in which it is currently conducted and as currently contemplated to be conducted. (d) Except as set forth on Schedule 4.15(d), there is not pending or threatened against the Company or any of its Subsidiaries or the Business any Action, or any written charge or notice, by any third party (i) contesting the validity or enforceability of any Registered Intellectual Property Right (for clarity, excluding office actions issued by patent, trademark or copyright offices or similar Governmental Authorities in the course of prosecuting applications), (ii) contesting the ownership of any Company Intellectual Property, or (iii) alleging infringement, misappropriation, misuse, dilution, violation or unfair competition or trade practices (“Infringement”) with respect to any Intellectual Property Rights of any Person. None of the Company, any of its Subsidiaries, or the conduct of the Business, has Infringed, is Infringing or, to the Knowledge of the Company, will Infringe, any Intellectual Property Rights of any Person. (e) Except as set forth on Schedule 4.15(e), since January 1, 2022, the Company has not filed or threatened any Action or sent any written charge or notice alleging any Infringement with respect to any Company Intellectual Property and, to the Knowledge of the Company, no Person has Infringed, or is Infringing, any Company Intellectual Property. (f) The Company has taken commercially reasonable steps to (i) protect its rights in all Company Intellectual Property, including against Infringement by any Person; (ii) protect and enforce its Trademark rights against Infringement in any and all jurisdictions where the Company operates or intends to operate; (iii) preserve all Trade Secrets included in Company Intellectual Property as trade secrets under applicable Law; and (iv) maintain the confidentiality of all Trade Secrets owned by or in the possession of the Company. No Trade Secret has been disclosed to any Person except pursuant to written agreements containing non-disclosure obligations and all such Persons are in full compliance such obligations. There has been no unauthorized use or disclosure of any Trade Secrets included in the Company Intellectual Property. (g) Except as set forth in Schedule 4.15(b)(i), each Person who has participated in or contributed to the development of Intellectual Property Rights for or on behalf of the Business or the Company or any of its Subsidiaries has (i) entered into valid and enforceable written agreements (A) assigning (including by waiver of present assignment) all right, title and interest in and to all Intellectual Property Rights created or developed by such Person to the Company or any of its Subsidiaries (or to any member of the Congo Group in favor of the Company or any of its Subsidiaries) and (B) waiving any and all moral rights (to the extent possible under applicable Law) such Person may possess in such Intellectual Property Rights, and no such Person has claimed any ownership or other interest in any such Intellectual Property Rights or (ii) assigned such Intellectual Property Rights to the Company or any of its Subsidiaries (or to any member of the Congo Group in favor of the Company or any of its Subsidiaries) by operation of law. The Congo Group has irrevocably assigned to the Company or one of its Subsidiaries all of Congo Group’s right, title and interest in and to all Intellectual Property Rights initially vesting in the Congo Group and primarily related to the Business, or that the Congo Group is otherwise required to assign to the Company in each case, including products, flavors and other innovations currently in development or planned for release.

48 (h) The consummation of the Transactions will not result in (i) the grant or expansion of any rights, licenses, or encumbrances on, or loss or modification of any right to, any Company Intellectual Property (or third party Intellectual Property Rights used in the Business) or any Intellectual Property Rights owned by Buyer or its Affiliates, (ii) the disclosure or delivery of any Company Intellectual Property to any third party or (iii) any payment to any Person with respect to any Intellectual Property Right in excess of what would have otherwise been payable. (i) The Company IT Assets, together with any IT Assets provided under the Transition Services Agreement constitute all the IT Assets necessary for the conduct of the Business by the Company and its Subsidiaries immediately after the Closing and for the term of the Transition Services Agreement in the same manner as currently conducted. Except as set forth on Schedule 4.15(i), there have been no (i) material failures, losses of data, breakdowns, outages, or substandard performances with respect to the Business IT Assets; or (ii) material security breaches of, or other material unauthorized access to, any Business IT Assets or any data stored or contained therein or transmitted thereby. The Company has purchased a sufficient number of seat licenses for the Company IT Assets currently used by the Company and its Subsidiaries. Section 4.16 Data Privacy & Security (a) Each of the Business, the Company and its Subsidiaries has (i) complied in all material respects with Applicable Data Protection Requirements and (ii) contractually obligated any third parties that process, access, or store Personal Information or other Company Data to abide by terms that are compliant in all material respects with Applicable Data Protection Requirements. No Person (including any Governmental Authority) has made any claim or commenced any Action against the Company or any of its Subsidiaries with respect to alleged violations of Applicable Data Protection Requirements. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions will result in any material violation of Applicable Data Protection Requirements. (b) Each of the Company and its Subsidiaries has implemented reasonable technical, physical, administrative, and operational measures designed (i) to secure Personal Information and Company Data within its custody or control from compromise of confidentiality, integrity, availability or security, (ii) to identify and address internal and external risks to the security of Personal Information and Company Data and (iii) to ensure the continued, uninterrupted and error-free operation of the Business Systems, including employing industry standard security maintenance, disaster recovery, redundancy, backup, archiving, and virus or malicious device scanning/protection measures. There is not currently pending, and since January 1, 2022, there has not been, any written notice provided to the Business, the Company or any of its Subsidiaries of a material deficiency in or failure to meet any of the measures described above. Without limiting the generality of the foregoing, each of the Business, the Company and its Subsidiaries maintains, and has remained in compliance in all material respects with, policies and procedures that (i) identify internal and external risks to the security of the Business Systems, (ii) implement, monitor and improve adequate and effective safeguards to control such risks, (iii) include documented controls concerning the prevention, detection, containment and correction of security violations related to Business Systems and (iv) comply with all Applicable Data Protection Requirements, in all material respects. All Business Employees have received training regarding information security, privacy, and Applicable Data Protection Requirements. Each of the

49 Company and its Subsidiaries has deployed industry standard encryption on all portable devices and information systems containing Company Data or Personal Information. Each of the Company and its Subsidiaries has timely and reasonably remediated and addressed any and all audit findings relating to the Company’s or its Subsidiaries’ implementation of administrative, physical and technical safeguards. Except as set forth on Schedule 4.16(b), there has been no material unauthorized access, use, disclosure, or other material breach of security of Personal Information or other Company Data, and neither the Company nor any of its Subsidiaries has provided or been required under Applicable Data Protection Requirements to provide notification of any breach of privacy or data security. Section 4.17 Material Contracts. (a) Schedule 4.17(a) sets forth all Contracts (except for purchase orders in the ordinary course of business), to which, as of the date of this Agreement, the Company is a party, bound, or a beneficiary (or to which a member of the Congo Group is a party, bound or a beneficiary, with respect to the Business), of the type described below (whether or not listed on Schedule 4.17(a), the “Material Contracts”): (i) all Contracts, agreements or commitments providing for payments by the Company or its Subsidiaries or the Business of greater than $5,000,000 in any twelve (12)- month period; (ii) all Contracts, agreements or commitments providing for payments to the Company or its Subsidiaries or the Business in excess of $5,000,000 in any twelve (12)- month period; (iii) all Contracts with a Key Customer or Key Supplier; (iv) all employment agreements with Business Employees (A) as to which an employee received annual compensation in excess of $200,000 in the twelve (12)-month period prior to the date hereof (excluding, for the avoidance of doubt, standard offer letters for at- will employment entered into in the ordinary course on the Company’s standard form) or (B) which provide for contractual severance or change of control pay or other similar contractual benefits that are, in each case, in excess of any statutorily prescribed payments and benefits; (v) all agreements between the Company, on the one hand, and Congo or any of its Subsidiaries or any other entities, on the other hand, related to workforce staffing in respect of the Business, including any employee lease agreements, third-party staffing agreements or arrangements, professional employer organization, co-employer organization and employer of record agreements (each, an “Employee Staffing Agreement”). (vi) all license, royalty, development, assignment or other agreements relating to any of the Intellectual Property Rights owned or licensed by the Company or its Subsidiaries or the Business, or owned or licensed by the Congo Group on behalf of the Company or its Subsidiaries or the Business, other than (A) Off-the-Shelf Software and (B) non-exclusive licenses granted to or by customers, suppliers, vendors or distributors in the ordinary course of business that are incidental to a services or other agreement or arrangement, the primary purpose of which is something other than the grant of Intellectual Property Rights;

50 (vii) all distributor or supply agreements that are material to the Business or pursuant to which a termination fee is payable by the Company or the Business if terminated by the Company either at the Closing or otherwise at the election of the Company; (viii) all agreements prohibiting the Company or any of its Affiliates or the Business from freely engaging, financing or participating in any business or operations or owning any assets, properties or rights anywhere (other than distribution agreements that would be required to be disclosed pursuant to any other prong of this Section 4.17(a)); (ix) all Contracts to incur or guaranty material Indebtedness; (x) all material equity or asset acquisition or divestiture agreements, partnership agreements, strategic alliance agreements and joint venture agreements relating to the Company or the Business; (xi) all Contracts that obligate the Company or its Subsidiaries or the Business to make any capital expenditure or capital improvements in an amount in excess of, individually or in the aggregate, $2,000,000; (xii) all Contracts that obligate the Company or its Subsidiaries or the Business to make any capital contribution, investment, or loan; (xiii) all Contracts granting any third party the exclusive right to purchase or distribute the Company’s or its Subsidiaries’ or the Business’s products or services or containing any other exclusivity obligations on the part of the Company or its Subsidiaries or the Business (other than distribution agreements that would be required to be disclosed pursuant to any other prong of this Section 4.17(a)); (xiv) all Contracts pursuant to which the Company or its Subsidiaries or the Business has provided a “most favored nation” or similar provision to the other party or pursuant to which any other party has a right of first refusal, a right of first offer or any other similar rights; (xv) all Contracts that obligates the Company or its Subsidiaries or the Business to make any earn-out, milestone, royalty, revenue-share or similar payments; (xvi) all Contracts with a Governmental Authority; (xvii) all Contracts entered into for the resolution or settlement of any Action pursuant to which (A) the Company or any of its Subsidiaries or the Business has continuing non-monetary obligations or (B) that involves a future payment by the Company or any of its Subsidiaries or the Business of more than $250,000; (xviii) all material Contracts for the provision of raw materials, packing, co-packing, freight or warehousing; (xix) all Shared Contracts; and

51 (xx) all Contracts containing any commitment to do, or to enter into, any of the foregoing. (b) Except as set forth on Schedule 4.17(b), each Material Contract set forth on Schedule 4.17(a) is a valid and binding agreement of the Company, enforceable against (and, to the Knowledge of the Company, all other parties to such Material Contract) in accordance with its terms (subject to the Enforceability Exceptions). The Business, the Company and its Subsidiaries are in compliance (and no event has occurred with notice or lapse of time or both would result in a failure to be so in compliance), in all material respects, with each, and has not received any notice of any breach or default under any, Material Contract. To the Knowledge of the Company, each other party to each Material Contract is in compliance (and no event has occurred with notice or lapse of time or both would result in a failure to be so in compliance), in all material respects, with each, and has not received any notice of any breach or default under any, Material Contract. Neither the Business, the Company nor any of its Subsidiaries has received any notice indicating that any party to a Material Contract intends to terminate, cancel or modify in a materially adverse manner its business relationship with the Business or the Company or any of its Subsidiaries. The Company has made available to Buyer heretofore copies of all Material Contracts as in effect as of the date hereof. The term “Material Contract” shall be deemed to include any Contract entered into after the date of this Agreement that, if entered into prior to the date hereof, would qualify as a Material Contract. Section 4.18 Insurance. Schedule 4.18 lists each insurance policy maintained by the Company and its Subsidiaries or by the Congo Group with respect to the Business and the Business Employees. All such insurance policies are valid and binding and enforceable in accordance with their terms. The Company has made available to Buyer true, complete and correct copies of such insurance policies. Neither the Company nor any of its Subsidiaries or the Congo Group is in default in any material respect regarding its obligations under any of such insurance policies, and all premiums with respect thereto have been paid to the extent due. There are no material claims by the Company or any of its Subsidiaries or the Congo Group pending under any of such insurance policies as to which coverage has been denied by the underwriters of such policies. Neither the Company nor any of its Subsidiaries or the Congo Group has received written notice of termination or material reduction of coverage with respect to any of such insurance policies. The insurance policies maintained by the Company and its Subsidiaries are sufficient for compliance (including by the Business) in all material respects under applicable Law, all Permits and Contracts to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound. Section 4.19 Real Property. (a) Except as set forth on Schedule 4.19, neither the Business, the Company nor any of its Subsidiaries owns or has ever owned any real property. Schedule 4.19 sets forth (whether as lessee or lessor) a list of all real property used by the Company in connection with the Business (the “Leased Property”) and all Contracts with respect to such Leased Property to which the Business, the Company or any of its Subsidiaries is a party or by which it is bound (each, whether or not on Schedule 4.19 and including all amendments thereto, a “Company Lease”, and collectively the “Company Leases”). Except as set forth on Schedule 4.19, (i) each Company Lease is valid and binding on the Business, the Company or any of its Subsidiaries, as applicable,

52 and, to the Knowledge of the Company, on the other parties thereto, (ii) each Company Lease is in full force and effect (subject to the Enforceability Exceptions) and (iii) there is not, under any of the Company Leases, any existing default, rent past due or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Business, the Company or any of its Subsidiaries, or, to the Knowledge of the Company, the other parties thereto. (b) The Leased Property is in good operating condition and repair and otherwise suitable for the conduct of the business of the Company and its Subsidiaries and, to the Knowledge of the Company, is free from structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties and is structurally sufficient and otherwise suitable for the conduct of the Business, the Company and its Subsidiaries. (c) Neither the operation of the Business, the Company or any of its Subsidiaries on the Leased Property nor, to the Knowledge of the Company, such Leased Property, including the improvements thereon, violate in any material respect any applicable lease, building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions. The Company expects to be able to continue to have the right to occupy the Leased Property through the remainder of the term of the applicable Company Lease, and neither the Business, the Company nor any of its Subsidiaries would be reasonably likely to be required to expend more than $100,000 in causing any Leased Property to comply with the surrender conditions set forth in the applicable Company Lease. Section 4.20 Title to Properties. Except as set forth on Schedule 4.20, the Company and its Subsidiaries own good title to, or hold pursuant to valid and enforceable leases, all of the personal property shown to be owned or leased by the Company and its Subsidiaries on the Latest Balance Sheet, free and clear of all Liens except for Permitted Liens, and except for assets disposed of by the Company and its Subsidiaries in the ordinary course of business since the Balance Sheet Date. Section 4.21 Transaction with Affiliates. Except as set forth on Schedule 4.21, none of the Company’s Affiliates (excluding the Company and its Subsidiaries) is involved in any business arrangement or relationship or party to any Contract with the Company or any of its Subsidiaries (each, an “Affiliate Contract”) or owns any material property or right, tangible or intangible, of the Company or any of its Subsidiaries or of the Business. The Company has made available to Buyer true and correct copies of each Affiliate Contract (and all amendments or modifications thereto) as of the date hereof. Section 4.22 Key Suppliers and Key Customers. Schedule 4.22 sets forth the ten (10) largest suppliers (the “Key Suppliers”) and ten (10) largest customers (the “Key Customers”) of the Company and its Subsidiaries based on the dollar amount of purchases and sales, respectively, for the twelve (12) months ended December 31, 2024. Except as set forth on Schedule 4.22, no such Key Supplier or Key Customer has, since the Balance Sheet Date, (a) cancelled or otherwise terminated, or threatened in writing (or, to the Knowledge of the Company, orally) to cancel or otherwise to terminate, its relationship with the Company and its Subsidiaries in any material respect, (b) decreased or limited materially, or threatened in writing (or, to the Knowledge of the Company, orally) to decrease or limit materially, its services, supplies or materials for use in the

53 Business or its usage or purchase of the services or products of the Company or the Business, except for normal cyclical changes related to customers’ businesses, or (c) changed in any significant adverse manner the material terms on which such supplier or customer conducts business with the Company or any of its Subsidiaries or the Business. Section 4.23 Brokers. Except as set forth on Schedule 4.23, no Person has been employed by the Company, its Subsidiaries and/or any of their respective directors, managers, members or officers, as applicable, or is or will be entitled to a broker’s, finder’s, investment banker’s, financial advisor’s, commissions, or similar fee from the Company or any of its Subsidiaries in connection with this Agreement or the Transactions. Section 4.24 FDA and Product Matters. (a) The existing manufacturing practices, ingredients, composition and labeling for each of the products manufactured or sold by the Business and the Company (the “Products”) are, and for the past three (3) years have been, in compliance with all applicable Law (including (i) the FDC Act and any regulations promulgated by the U.S. Food and Drug Administration (the “FDA”) and (ii) comparable requirements in each jurisdiction that the Company conducts business) relating to the use, manufacture, packaging, licensing, labeling, distribution, storage, transportation, handling or sale of such Products (collectively, the “Product Requirements”). No Action has been filed against, or, to the Company’s Knowledge, threatened to be filed against, the Business or the Company by any Person relating to any alleged violation of any Product Requirement or any express or implied warranties of the Products. All labeling used on the Inventory and Products of the Business and the Company has been filed or registered with or approved by each state or foreign regulatory agency that requires such filing, registration or approval, and is otherwise in material compliance with all Product Requirements. The Company has made available to Buyer every material written complaint and written notice of alleged defect or adverse reaction that the Company and its Subsidiaries or the Business have received with respect to the Products since January 1, 2022. (b) The Company has established compliance programs and procedures reasonably designed to assure compliance, in all material respects, with all applicable Laws related to the production and manufacture of the Products, including those implemented by the FDA and the U.S. Department of Agriculture (the “USDA”). (c) Neither the Business nor the Company or any of its Subsidiaries has sold or distributed any Products that are or were “adulterated,” “misbranded,” or otherwise violative within the meaning of the FDC Act or any comparable state Law or are articles that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDC Act. (d) Neither the Business, the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any third party engaged by the Company in connection with the manufacturing of a Product, has (i) received any written notice from the FDA of any material violation of the FDC Act or of comparable Law in any jurisdiction in which the Company conducts business, rules or regulations regarding any Products sold by the Company, or (ii) been subject to any, nor is there any pending, material adverse inspection, finding of deficiency, finding of non- compliance, regulatory or warning letter, investigation, suspension of or refusal to renew a food

54 facility registration, or other compliance or enforcement action, from or by the FDA, USDA or any other Governmental Authority with respect to the Products. (e) Except as set forth on Schedule 4.24(e), since January 1, 2022, there have been no recalls, product warnings or withdrawals of Products or other similar federal, state or private actions with respect to such Products. (f) The Company and all third parties engaged by Company in connection with the manufacturing of a Product, possess all Product Approvals necessary and sufficient to conduct the Business. The Product Approvals are in full force and effect. Neither the Business, the Company or any of its Subsidiaries nor any third party engaged by the Company in connection with the manufacturing of a Product is in material violation of the terms of any Product Approvals. The execution, delivery and performance by the Company of this Agreement, each Transaction Agreement to which it is a party, and the consummation of the Transactions and the transactions contemplated by each Transaction Agreement will not terminate, or render terminable, any Product Approvals. (g) The Company and its Subsidiaries own all inventory of the Business, wherever held and whether or not reflected in the Financial Statements (the “Inventory”), free and clear of all Liens (other than Permitted Liens). The Inventory (i) is of a quality and condition merchantable in the ordinary course of business and (ii) is subject to reasonably designed procedures for storage and handling in conformity with industry standards and good business practice. Section 4.25 Sufficiency of Assets. Except as set forth on Schedule 4.25, the assets, properties (tangible and intangible), interests and rights of the Company and its Subsidiaries at the time of Closing, together with the services to be provided under the Transition Services Agreement, will constitute all the assets, properties (tangible and intangible), interests and rights owned or used or held for use by the Sellers, the Company and their respective Affiliates (including Congo Group members) in connection with their conduct of the Business in all material respects as was and will be conducted during the period from the Balance Sheet Date to the Closing (other than assets, properties (tangible and intangible), interests and rights that, in the ordinary course of business, have expired or been transferred) and that are reasonably necessary to conduct the Business in all material respects as was and will be conducted during the period from the Balance Sheet Date to the Closing. Notwithstanding any qualifications to the preceding sentence that are set forth on Schedule 4.25, the rights of the Company under the Transition Services Agreement are reasonably sufficient, when taken together with the assets, properties (tangible and intangible), interests and rights of the Company and its Subsidiaries at the time of Closing, to permit the Company and its Subsidiaries to conduct the Business (during the periods specified in the Transition Services Agreement) in all material respects as was and will be conducted during the period from the Balance Sheet Date to the Closing. Section 4.26 NO ADDITIONAL REPRESENTATIONS. NONE OF THE COMPANY, ITS DIRECT OR INDIRECT OWNERS, OR THE COMPANY’S OR ITS DIRECT OR INDIRECT OWNERS OR THE RESPECTIVE REPRESENTATIVES, MEMBERS, MANAGERS, EMPLOYEES, DIRECTORS, OFFICERS, STOCKHOLDERS OR AFFILIATES OF ANY OF THEM HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS

55 OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS, OPERATIONS, ASSETS, LIABILITIES, CONDITIONS (FINANCIAL OR OTHERWISE) OR PROSPECTS OF THE COMPANY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV WHICH ARE SOLELY MADE BY THE COMPANY AND IN ARTICLE III (PROVIDED THAT THE REPRESENTATIONS IN ARTICLE III ARE MADE ONLY BY THE SELLERS AND CONGO). EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV OR IN ARTICLE III (PROVIDED THAT THE REPRESENTATIONS IN ARTICLE III ARE MADE ONLY BY THE SELLERS AND CONGO), THE COMPANY EXPRESSLY DISCLAIMS (AND THE OTHER PARTIES EXPRESSLY DISCLAIM ANY RELIANCE ON) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANY’S BUSINESS OR THE ASSETS OF THE COMPANY’S BUSINESS, AND THE COMPANY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OF THE COMPANY’S BUSINESS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION AND BUYER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF. ARTICLE V — REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to the Sellers and the Company: Section 5.1 Organization; Good Standing and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation has all requisite legal power and authority to own, lease and operate its property and assets and to carry on its business as presently conducted, and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, prevent, materially impede or materially delay the consummation by Buyer of the Transactions. Section 5.2 Authority; Execution and Delivery; Enforceability. Buyer has all requisite legal entity power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is or will be a party and to perform its respective obligations hereunder and thereunder, all of which have been or, in the case of any Transaction Agreements to be executed and delivered after the date hereof, will be at or prior to the Closing, duly authorized by all requisite legal entity action on its part, as applicable. Buyer has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered each other Transaction Agreements to which it will be a party, as applicable, and no other proceeding on the part of Buyer is necessary to authorize this Agreement and the other Transaction Agreements to which it will be a party. Each of the Transaction Agreements to which Buyer is or will be a party

56 is, or upon their respective execution and delivery will be (assuming that this Agreement and each other Transaction Agreement to which Buyer is a party have been duly and validly authorized, executed and delivered by each other party thereto (including the Company, as applicable)), a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions. Section 5.3 Buyer Common Stock. Buyer has taken all necessary action to authorize the issuance of shares of Buyer Common Stock constituting the Aggregate Stock Consideration to Holdco in connection with the Transactions. Such shares of Buyer Common Stock, when issued, (a) will be duly authorized, validly issued, fully paid and nonassessable, (b) will be issued in compliance with the Securities Act, state “blue sky” securities Laws and other applicable Laws, and in accordance with the terms of this Agreement and (c) will be free and clear of any Liens, other than the transfer restrictions imposed by federal and state securities Laws and the terms of this Agreement and the Registration Rights Agreement. Section 5.4 Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Agreements to which it is a party and each of the other transactions contemplated hereby and thereby (including the issuance of shares of Buyer Common Stock constituting the Aggregate Stock Consideration to Holdco) will not (a) contravene any provision contained in its Governing Documents, (b) conflict with, violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default (with or without the lapse of time, the giving of notice or both) under (i) any material Contract, or (ii) any Law, in each case, to which Buyer is a party or by which it is bound or to which any of its assets or properties are subject, (c) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity any material obligation of such entity, or (d) require any authorization, consent, approval, exemption, waiver or other action by or declaration or notice to any Person or Governmental Authority (provided that the notices, filings, or authorizations, registrations, consents or approvals referenced in clauses (a) and (b) of Section 5.5 have been obtained or made), except, in each case as would not be material to Buyer’s ability to consummate the Transactions or perform its obligations under this Agreement and the other Transaction Agreements. Section 5.5 Consents. Other than (a) the filing of a pre-merger notification and report form as required by any Antitrust Law and the expiration of any waiting periods provided for thereunder, (b) the notices, filings, authorizations, registrations, consents or approvals contemplated by Section 5.3 in connection with the issuance of shares of Buyer Common Stock constituting the Aggregate Stock Consideration to Holdco in connection with the Transactions and (c) for those that if not obtained or made by Buyer would not be material to Buyer’s ability to consummate the Transactions or perform its obligations under this Agreement and the other Transaction Agreements, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement and the other Transaction Agreements or the consummation of the Transactions or thereby by Buyer. Section 5.6 Public Filings.

57 (a) Buyer has timely filed or furnished each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed or furnished by Buyer pursuant to the Securities Act or the Exchange Act with the SEC since January 1, 2024 (as such documents have since the time of their filing been amended or supplemented, the “Buyer SEC Reports”). As of their respective dates, after giving effect to any amendments or supplements thereto, the Buyer SEC Reports (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and, to the extent applicable, Sarbanes-Oxley Act of 2002, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) Since January 1, 2024, each of the principal executive officer of Buyer and the principal financial officer of Buyer (or each former principal executive officer of Buyer and each former principal financial officer of Buyer, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of Sarbanes-Oxley Act with respect to the Buyer SEC Reports. (c) The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer and its consolidated Subsidiaries (including the related notes) included in or incorporated by reference into the Buyer SEC Reports (i) were prepared in all material respects in accordance with GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto), except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC; and (ii) fairly present in all material respects the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows, retained earnings/losses and changes in financial position, as the case may be, for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnote disclosure and normal year-end audit adjustments), except in each case as may be noted therein or in the notes thereto. Section 5.7 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Buyer, threatened, involving Buyer, any of its Subsidiaries or any of their respective assets before or by any Governmental Authority that would reasonably be expected to be material to Buyer’s ability to consummate the Transactions or perform its obligations under this Agreement and the other Transaction Agreements. Section 5.8 Financing. (a) Buyer has delivered to the Company true, correct and complete copies, including all exhibits, schedules or annexes thereto, of the fully executed (i) debt commitment letter, dated as of the date of this Agreement, by and among Buyer and the Debt Financing Sources party thereto (including all exhibits, annexes and schedules thereto, and as the same may be amended, restated, supplemented, replaced or otherwise modified in accordance with Section 6.18, and the Debt Fee Letter referred to below, collectively, the “Debt Commitment Letter”), pursuant to which the Debt Financing Sources have committed, on the terms and subject solely to the conditions set forth therein, to provide the amounts set forth therein to Buyer for the purpose of

58 funding the Transactions (the “Debt Financing”) and (ii) the fee letter referred to in the Debt Commitment Letter (the “Debt Fee Letter”), subject to redaction solely of fee amounts, “flex” provisions and any other economic terms that are customarily redacted in connection with transactions similar to the Transactions, in each case, solely to the extent such redactions do not redact any term or provision that would reasonably be expected to adversely affect the availability, enforceability, termination and/or conditionality of, or the aggregate principal amount committed to be funded by the Debt Financing Sources on the Closing Date of, the Debt Financing. (b) Other than as set forth in the Debt Commitment Letter, there are no conditions precedent relating to the obligations of the Debt Financing Sources to provide the full amount of the Debt Financing contemplated by the Debt Commitment Letter, or any contingencies that would permit the Debt Financing Sources to reduce the amount of the Debt Financing. Buyer does not have any reason to believe that (i) it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Debt Commitment Letter on or prior to the Closing Date or (ii) the full amount of the Debt Financing to be provided under the Debt Commitment Letter would not be available to Buyer on or prior to the Closing Date. There are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Debt Commitment Letter (or the Debt Financing contemplated thereby (including as to the amounts, timing, availability or conditions of the funding of the Debt Financing) other than the Debt Commitment Letter and the Debt Fee Letter. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the Debt Financing Sources to make the full amount of the Debt Financing available to Buyer on the Closing Date. (c) The Debt Financing, when funded in accordance with the Debt Commitment Letter (including with respect to the Debt Financing, after giving effect to the maximum amount of any “flex” provision in the Debt Fee Letter (including with respect to fees and original issue discount)), together with other funds available to Buyer on the Closing Date, will provide Buyer with cash proceeds on the Closing Date sufficient for the satisfaction of all of Buyer’s obligations under this Agreement and the Debt Commitment Letter, including the payment of the Aggregate Closing Proceeds and any fees and expenses of, or payable by Buyer or its Affiliates in connection with the Transactions, the Debt Commitment Letter and the other Transaction Agreements (such amounts, collectively, the “Financing Amount”). (d) The Debt Commitment Letter is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of Buyer and the Debt Financing Sources party thereto, enforceable against Buyer and the Debt Financing Sources in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law. No event has occurred that (with or without notice, lapse of time or both) could constitute a default, breach or failure to satisfy a condition by Buyer or, to the knowledge of Buyer, any other party to the Debt Commitment Letter under the terms and conditions of the Debt Commitment Letter or would or would reasonably be expected to result in any portion of the Debt Financing contemplated by the Debt Commitment Letter to be unavailable on the Closing Date. Buyer has paid, or caused to be paid, in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement, and will pay, or cause to be paid, in full any such amounts due on or before the Closing Date.

59 (e) As of the date of this Agreement, the Debt Commitment Letter has not, in any respect, been amended, restated, amended and restated, supplemented, withdrawn or otherwise modified and none of the commitments thereunder have been terminated, reduced, withdrawn or rescinded in any respect by any party thereto, and, no such amendment, restatement, amendment and restatement, supplementation, withdrawal, termination, reduction, recission or other modification is contemplated. Buyer has no knowledge of (i) any fact, occurrence, circumstance or condition that would or would reasonably be expected to cause the Debt Commitment Letter to terminate or be withdrawn, modified, repudiated or rescinded or to be or become ineffective or (ii) any fact, occurrence, circumstance or condition that would or would reasonably be expected to prevent any Debt Financing Source from performing its obligations under the Debt Commitment Letter or cause any other potential impediment to the funding of any of the payment obligations of the Debt Financing Sources under the Debt Commitment Letter at or prior to the Closing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Buyer. All commitments and other fees required to be paid under the Debt Commitment Letter prior to the date hereof have been fully paid and Buyer is unaware of any fact or occurrence existing on the date hereof that would reasonably be expected to cause the Debt Commitment Letter to be ineffective. As of the date of this Agreement, Buyer has no reason to believe that any of the conditions to the funding of the Debt Financing contemplated by the Debt Commitment Letter will not be satisfied or that the Debt Financing will not be made available to Buyer on or prior to the Closing Date. Buyer affirms that it is not a condition to the Closing or any of its other obligations under this Agreement that Buyer obtain financing for or related to any of the Transactions. (f) Buyer acknowledges and agrees that its obligations under this Agreement are not in any way contingent or otherwise subject to (i) the consummation of any financing arrangements or obtaining any financing (including the Debt Financing) or (ii) the availability of any financing (including the Debt Financing) to Buyer or any of its Affiliates. Section 5.9 NO ADDITIONAL REPRESENTATIONS. NEITHER BUYER NOR ANY OF ITS REPRESENTATIVES, MEMBERS, MANAGERS, EMPLOYEES, DIRECTORS, OFFICERS, STOCKHOLDERS OR AFFILIATES OF ANY OF THEM HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO BUYER, OR THE BUSINESS, OPERATIONS, ASSETS, LIABILITIES, CONDITIONS (FINANCIAL OR OTHERWISE) OR PROSPECTS OF BUYER OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED TO CONGO, THE SELLERS OR THE COMPANY IN CONNECTION WITH THE TRANSACTIONS, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, AND BUYER HEREBY DISCLAIMS (AND THE OTHER PARTIES DISCLAIM ANY RELIANCE ON) ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION MADE (OR MADE AVAILABLE) BY ITSELF OR ANY OF ITS REPRESENTATIVES WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS.

60 ARTICLE VI — COVENANTS AND AGREEMENTS Section 6.1 Access to Information; Confidentiality. (a) After the Closing, Buyer shall, and shall cause the Company to, retain, in accordance with Buyer’s document retention policies, all of the books, records and other documents to the extent pertaining to the business of the Company in existence on the Closing Date, and to make the same available for inspection and copying by Holdco and its representatives at the sole expense of Holdco during normal business hours of Buyer, upon reasonable prior written request and upon reasonable prior written notice and solely to the extent necessary for financial or tax reporting purposes (it being understood that, in connection with any Action to which Holdco or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates (including, following the Closing, the Company and its Subsidiaries), on the other hand, are adverse parties, Buyer shall not be required to provide access to any such books, records or other materials pursuant to this Section 6.1. (b) From and after the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 8.1, the Company shall, and shall cause its Affiliates (other than the KS Sellers and the HS Sellers) to, (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours and on reasonable advance written notice to the facilities, properties, employees, personnel, representatives, books and records of and relating to the Company, its Subsidiaries and the Business, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information with respect to the Company, its Subsidiaries and the Business, as such Persons may reasonably request and (iii) instruct the employees, personnel, counsel, financial advisors and other representatives of the Company to cooperate reasonably with Buyer in its investigation of the Company, its Subsidiaries and the Business in each case solely for purposes of furthering or preparing for the consummation of the Transactions, ensuring compliance with this Agreement and any related agreements, or integration planning; provided that the Company may restrict the foregoing access to the extent (A) required by Law, (B) such disclosure would result in disclosure of any trade secrets of any third parties or (C) disclosure of any such information or document would jeopardize any attorney- client privilege, it being understood that, in each case of the foregoing clauses (A), (B) and (C), the Company shall give notice to Buyer of the fact that it is withholding such information or documents and, in the case of the foregoing clauses (A) and (C), use commercially reasonable efforts to provide such information or documents in a manner that would not result in a violation of Law or the waiver of any privilege. Notwithstanding anything contained herein to the contrary, no access or examination provided pursuant to this Section 6.1(b) shall qualify or limit any representation or warranty set forth herein or the conditions to Closing set forth in Section 7.2. (c) All information disclosed (including any information provided pursuant to Section 6.1(b)), whether before, on or after the date hereof, pursuant to this Agreement or in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to Buyer, any of the Alani Parties or their respective Affiliates or representatives shall be kept confidential by such Persons in accordance with the Confidentiality Agreement. The Alani Parties agree to be bound by the Confidentiality Agreement as if they were the Company. The provisions in the Confidentiality Agreement limiting the use or disclosure of information

61 received by Buyer and the Company and related conduct (but not the use and disclosure of information received by the Alani Parties and related conduct) shall terminate and be of no further force or effect following the Closing, but shall survive a termination of this Agreement without a Closing. (d) Until the earlier of the termination of this Agreement or the Closing, the Company shall, and shall cause its Affiliates (other than the KS Sellers and the HS Sellers) to, (i) use commercially reasonable efforts to prepare as promptly as practicable all consolidated financial statements and other financial information of the Company needed by Buyer to satisfy Buyer’s post-Closing periodic reporting requirements with the Securities and Exchange Commission (the “SEC”), in a form suitable for filing with the SEC and in compliance with the requirements of Rule 3-05 of Regulation S-X, including (A) an audited balance sheet as of December 31, 2024, an audited income statement for the year ended December 31, 2024, an audited statement of cash flow for the year ended December 31, 2024, and an audited statement of shareholder’s equity for the year ended December 31, 2024, together with all required and applicable footnotes, prepared in accordance with GAAP and audited in accordance with GAAS, together with a signed unqualified audit report from Cherry Bekaert LLP (the “2024 Audited Financial Statements”), (B) to the extent Buyer indicates to the Company that Buyer is required pursuant to Rule 3-05 of Regulation S-X due to the Company’s “significance,” the audited financial statements referenced in clause (A) above but as of and for the year ended December 31, 2023, (C) an unaudited balance sheet as of March 31, 2025, an unaudited income statement for the three months ended March 31, 2025, and an unaudited statement of cash flows for the three (3) months ended March 31, 2025, together with all required and applicable footnotes, prepared in accordance with GAAP and on a basis consistent with the 2024 Audited Financial Statements, (D) to the extent requested by Buyer, an unaudited balance sheet as of June 30, 2025, an unaudited income statement for the six months ended June 30, 2025, and an unaudited statement of cash flows for the six months ended June 30, 2025, together with all required and applicable footnotes, prepared in accordance with GAAP and on a basis consistent with the 2024 Audited Financial Statements, and (E) to the extent requested by Buyer, an unaudited balance sheet as of September 30, 2025, an unaudited income statement for the nine months ended September 30, 2025, and an unaudited statement of cash flows for the nine months ended September 30, 2025, together with all required and applicable footnotes, prepared in accordance with GAAP and on a basis consistent with the 2024 Audited Financial Statements, (ii) ensure that the financial statements referenced in clause (i) above fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of their respective dates and for the respective periods covered thereby, (iii) reasonably cooperate with Buyer and provide Buyer with all assistance reasonably requested in connection with the preparation by Buyer of pro forma financial statements in accordance with Article 11 of Regulation S-X reflecting the Transactions, (iv) cause the Company’s senior management (subject to and conditioned upon the Closing) to provide all representation letters reasonably requested by Buyer in connection with the preparation of Buyer’s financial statements and SEC filings, (v) reasonably cooperate with Buyer and provide all assistance reasonably requested by Buyer and Buyer’s auditor in connection with the preparation of management’s report on internal controls and the auditor’s audit report on Buyer’s internal controls in each case with respect to the Company’s internal controls as required by Sections 404(a) and 404(b) of the Sarbanes Oxley Act, and (vi) use commercially reasonable efforts to cause Cherry Bekaert LLP to provide all required assistance to Buyer in connection with the preparation and review of the financial statements and pro forma financial statements referenced

62 in clauses (i) and (iii) above and provide all “consents” reasonably requested by Buyer to the incorporation by reference of its audit report into Buyer’s outstanding and future registration statements. Notwithstanding the foregoing or anything contained herein to the contrary, (x) neither the Company, the Sellers, Holdco or Congo shall have any liability for any Losses arising from the financial statements provided pursuant to, or the performance of its obligations under, this Section 6.1(d), except in the case of actual and intentional fraud or any intentional misrepresentation in such financial statements, and (y) in no event shall the Company’s failure to deliver the 2024 Audited Financial Statements or any other information contemplated by this Section 6.1 give rise to a failure of any closing condition set forth in Article VII. Section 6.2 Conduct of Business by the Company. (a) From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 8.1, except (i) as otherwise expressly permitted or required by this Agreement (including Schedule 6.2 of the Disclosure Schedules), (ii) for the exercise of, and transactions contemplated by, the Call Option Agreements, (iii) in order to effect the Pre-Closing Contribution and the Pre-Closing Reorganization, (iv) as required by any applicable Law or (v) as consented to in writing by Buyer (which consent will not be unreasonably withheld, conditioned or delayed), each of the Company and Congo shall, and shall cause their respective Affiliates to, use their respective commercially reasonable efforts to (A) conduct the Business in the ordinary course of business, (B) maintain and preserve the business organization, assets and properties of the Company and the Business, (C) keep available the services of the present officers and key employees of the Company and the Business, (D) maintain the relationships and goodwill with the material business relations of the Company and the Business and (E) preserve and keep in full force and effect all material Company Intellectual Property. No action with respect to matters addressed by Section 6.2(b) shall be deemed to be a breach of this Section 6.2(a) unless such action would constitute a breach of Section 6.2(b). (b) From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 8.1, except (i) as otherwise expressly permitted or required by this Agreement (including Schedule 6.2 of the Disclosure Schedules), (ii) for the exercise of, and transactions contemplated by, the Call Option Agreements, (iii) in order to effect the Pre-Closing Contribution and the Pre-Closing Reorganization, (iv) as required by any applicable Law or (v) as consented to in writing by Buyer (which consent will not be unreasonably withheld, conditioned or delayed), the Company and Congo shall not, and each of the Company and Congo shall cause their respective Affiliates not to, undertake any of the following actions, in each case with respect to the Business: (i) (A) issue, deliver, sell or authorize or propose the issuance, delivery or sale of any equity interests of the Company or its Subsidiaries, or any securities convertible into any such equity interests, or any rights, warrants, calls, subscriptions or options to acquire any such equity interests or convertible securities, to any Person, (B) subdivide, split, combine or reverse split or otherwise complete a recapitalization of any outstanding equity interests of the Company or its Subsidiaries, or any securities convertible into any such equity interests, or any rights, warrants, calls, subscriptions or options to acquire any such equity interests or convertible securities, or (C) modify or change the exercise or conversion rights or exercise or purchase prices, or accelerate or otherwise modify exercisability or vesting terms, of any outstanding equity

63 interests of the Company or its Subsidiaries, or any securities convertible into any such equity interests, or any rights, warrants, calls, subscriptions or options to acquire any such equity interests or convertible securities; (ii) declare, set aside, establish a record date in respect of or pay any non-cash dividend or non-cash distribution in respect of any equity interests of the Company or any of its Subsidiaries; (iii) purchase, redeem or otherwise acquire any equity interests of the Company or any of its Subsidiaries or any securities convertible into equity interests of the Company or any of its Subsidiaries; (iv) amend, terminate or alter the Governing Documents of the Company or any of its Subsidiaries, or form any Subsidiary, partnership, collaboration, joint venture entity or similar enterprise; (v) (A) sell, assign, transfer, lease, license, encumber or otherwise dispose of, (B) create, incur or suffer to exist any Lien upon or (C) agree to sell, lease, license, encumber or otherwise dispose of, any of the assets or properties of the Company or its Subsidiaries or the Business, or any of the equity interests of the Company or its Subsidiaries (or otherwise grant an option to do any of the foregoing), other than sales of inventory of the Company’s products in the ordinary course of business; (vi) sell, assign, transfer, lease, license (including through covenants not to sue, non-assertion provisions or provisions or releases, immunities from suit that relate to Company Intellectual Property, but in each case other than non-exclusive licenses in the ordinary course of business), terminate, fail to renew, abandon, cancel, let lapse, fail to prosecute or defend any Company Intellectual Property or agree to do or otherwise grant an option to any of the foregoing; (vii) cancel any debts owed to the Company or any of its Subsidiaries or the Business, or waive any claims or rights in favor of the Company or any of its Subsidiaries or the Business, except for cancellations made or waivers granted in the ordinary course of business which, in the aggregate, are not material; (viii) (A) voluntarily terminate any Material Contract or permit any Material Contract to expire (other than automatic expirations at the end of the term of such Material Contract), (B) enter into or renew any Material Contract, (C) except in the ordinary course of business, amend or modify any Material Contract in any manner that would be adverse to the Company or its Subsidiaries in any material respect or (D) waive any material terms of any Material Contract in any manner that would be adverse to the Company or its Subsidiaries or the Business in any material respect; (ix) (A) provide a guarantee or a loan or advance to any Person, except for advances for reimbursable employee expenses in the ordinary course of business and the extension of trade credit in the ordinary course of business, (B) make any investments in or capital contributions to, any Person (other than (I) for investments or capital contributions from the

64 Company to any of its wholly owned Subsidiaries or (II) in the ordinary course of business) or (C) forgive or discharge in whole or in part any outstanding loans or advances; (x) acquire the assets or business of any Person (including by merger or consolidation), excluding capital expenditures, leases and purchases or acquisitions of raw material, inventory or equipment in the ordinary course of business; (xi) incur any new Indebtedness, or assume, guarantee or endorse or otherwise become responsible for, the Indebtedness of any other Person, individually or in the aggregate, in excess of $5,000,000 (other than the incurrence of any Indebtedness under the JPM Credit Agreement, which is being paid off, in full, at the Closing); (xii) make any capital expenditures or commitments therefor in excess of $2,000,000; (xiii) allow any material insurance policy to lapse without arranging a substantially concurrent replacement policy; (xiv) enter into or adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or file a voluntary petition in bankruptcy or commence a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of indebtedness in bankruptcy or other similar Laws now or hereafter in effect; (xv) except as required by applicable Law or any Employee Benefit Plan in effect as of the date hereof (A) establish, enter into, amend or terminate any Company Employee Benefit Plan, Congo Employee Benefit Plan or any arrangement that would be a Company Employee Benefit Plan or a Congo Employee Benefit Plan if in effect on the date hereof (provided that Congo may make amendments with respect to Congo Employee Benefit Plans, including health and welfare plans and 401(k) plan, in the ordinary course of business, consistent with past practice, that (x) are generally applicable to all employees or other individual service providers of the Congo Group and (y) do not materially affect the costs incurred or reimbursed by, the Company), (B) materially increase or decrease the number of Business Employees, including as a result of any mass-layoff or workforce reduction event, (C) (i) hire any Business Employee at the Company or any of its Subsidiaries or (ii) otherwise hire any Business Employee receiving annual base compensation in excess of $200,000, (D) terminate any Key Person, Offered Employee (or other Business Employee with respect to whom Buyer has notified Congo of an intent to make an offer of employment pursuant to Section 6.16(a) or other Business Employee receiving annual base compensation in excess of $200,000 (other than for cause, as determined in Congo’s reasonable good faith judgment and in a manner consistent with past practice), (E) grant any new compensation or benefit, or increase or accelerate the payment of compensation or other benefits to any Business Employees other than routine merit based wage increases that do not exceed (x) three percent (3%) in the aggregate or (y) three percent (3%) with respect to any individual Business Employee (provided that no such increases shall be permitted for any Key Person or other individual with respect to whom Buyer has notified Congo of an intent to make an offer of employment pursuant to Section 6.16(a) without the prior written consent of Buyer) or (F) establish, modify, terminate or renew any Employee Staffing Agreement;

65 (xvi) terminate, modify, extend or enter into any collective bargaining agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any Business Employees; (xvii) make any material change in any method of accounting, accounting period, or accounting practice or policy or make or change any material Tax election relating to the Company or any of its Subsidiaries, settle or compromise any material Tax claim, refund or assessment relating to the Company or any of its Subsidiaries, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, amend any income or other material Tax Return, enter into any closing agreement (within the meaning of Section 7121 of the Code) with respect to Taxes of the Company or any of its Subsidiaries with any Governmental Authority; (xviii) (A) initiate any material Action against any third party or (B) settle or compromise (I) any Action against the Company or any of its Subsidiaries or the Business for more than $100,000 individually or $1,000,000 in the aggregate or (II) any Action where such settlement or compromise includes any restrictions on the business or operations of the Company or any of its Subsidiaries or the Business or other non-monetary remedy on the Company or any of its Subsidiaries or the Business (other than a non-monetary remedy that is purely incidental to a monetary settlement); (xix) (A) sell, acquire or transfer any interest in real property or (B) enter into, amend, modify, cancel or terminate any lease, license, purchase, sale or other agreement pertaining to real property (including any options or similar rights); (xx) terminate, modify, cancel, suspend, revoke sublease or transfer any Company Lease or grant any Person the right to occupy or use any Leased Property; or (xxi) authorize any of, or commit or agree to take any of, the foregoing actions. (c) If the Company desires to take an action or refrain from taking an action which would be prohibited by this Section 6.2 without the written consent of Buyer, prior to taking or not taking such action, the Company may request such written consent by sending an electronic mail to the representative of Buyer, and Buyer may deliver to the Company its written consent (to the extent granted) via electronic mail. Section 6.3 Closing Documents. The Alani Parties shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to Buyer, the documents or instruments described in Section 7.2(h). Buyer shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Company and Holdco, the documents or instruments described in Section 7.3(c). Section 6.4 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in all cases subject to Section 6.14, each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable

66 under applicable Laws to consummate and make effective, as promptly as practicable, the Transactions, including using reasonable best efforts to (i) cause each of the conditions to the Closing set forth in Article VII to be satisfied as promptly as practicable after the date of this Agreement, (ii) obtain, as promptly as practicable after the date of this Agreement, and maintain all necessary actions or non-actions and consents from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Transactions, (iii) obtain all necessary consents under any Contracts to which the Company or any of its Subsidiaries is a party or which otherwise relate to the Business in connection with this Agreement and the consummation of the Transactions and (iv) reasonably cooperate with the other Parties with respect to any of the foregoing. Notwithstanding anything to the contrary herein, no Party, prior to the Closing, shall be required to, and neither the Company nor any of its Subsidiaries shall, without the prior written consent of Buyer, pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments) or agree to enter into any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract, or provide additional security (including a guaranty) or otherwise assume or incur or agree to assume or incur any liability, to obtain any consent of any Person (including any Governmental Authority) under any Contract; provided that, if so requested by Buyer, the Company shall agree to any such payment, consideration, security or liability that is conditioned upon the Closing. (b) Subject to Section 6.14, in the event any Action is commenced which challenges the validity or legality of the Transactions or seeks damages in connection therewith, the Parties agree to cooperate and use reasonable best efforts to defend against such Action and, if an injunction or other order is issued in any such Action, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Transactions. Section 6.5 Indemnification of Directors, Managers and Officers. (a) For a period of six (6) years after the Closing Date, Buyer shall cause the Governing Documents of the Company to contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Governing Documents of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Closing in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Closing were directors, managers or officers of the Company or who were otherwise entitled to indemnification pursuant to the Governing Documents of the Company (each, a “Company Indemnitee” and collectively, the “Company Indemnitees”). To the maximum extent permitted by applicable Law, such indemnification shall be mandatory rather than permissive, and the Company shall advance expenses in connection with such indemnification as provided in such Governing Documents or other applicable agreements. (b) Neither Buyer nor the Company shall settle, compromise or consent to the entry of any judgment in any actual or threatened Action in respect of which indemnification has been sought by a Company Indemnitee hereunder unless such settlement, compromise or judgment includes an unconditional release of such Company Indemnitee from all liability arising out of such Action. Neither Buyer nor the Company shall have any obligation hereunder to any Company

67 Indemnitee when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company Indemnitee in the manner contemplated hereby is prohibited by applicable Law. (c) Buyer shall, at its sole expense, purchase an extension or run-off of (or equivalent insurance with respect to coverage, retentions, amounts and other material terms to) the current policies of the directors’ and officers’ liability insurance maintained by (or on behalf of) the Company with respect to matters occurring at or prior to the Closing with a coverage period of six (6) years after the Closing (the “D&O Tail Policy”); provided that Buyer shall not be required to pay in excess of three hundred percent (300%) of the last annual premium paid by (or on behalf of) the Company prior to the date of such agreement in respect of such D&O Tail Policy; provided, further, that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous than the existing policies (including with respect to retention, deductibles and the period covered). From and after the Closing Date, Buyer will cause the Company, to the fullest extent permitted by Law, to indemnify, hold harmless and defend each Company Indemnitee from and against all actual or threatened Actions, including all court costs and reasonable attorneys’ fees and expenses, resulting from or arising out of acts or omissions (or alleged acts or omissions) by them in their capacities as such, which acts or omissions occurred at or prior to the Closing, subject to the proviso to the last sentence of this Section 6.5(c). Without limiting the foregoing, Buyer shall also cause the Company, to the fullest extent permitted under applicable Law, to advance reasonable costs and expenses (including the reasonable attorneys’ fees for one counsel) incurred by each Company Indemnitee in connection with matters for which such Company Indemnitee is eligible to be indemnified pursuant to this Section 6.5 promptly after receipt by the Company of a written request for such advance; provided, further, that such Company Indemnitee shall execute an appropriate undertaking in favor of the Company and Buyer to repay such fees or expenses if it is ultimately determined that such Company Indemnitee is not entitled to be indemnified. (d) The provisions of this Section 6.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Company Indemnitee, and each such Person’s heirs, legatees, representatives, successors and assigns, it being expressly agreed that such Persons shall be express third-party beneficiaries of this Section 6.5, and (ii) in addition to, and not in substitution for, any other rights to indemnification that any such Person may have by Contract or otherwise. None of the Company Indemnitees or any Person entitled to indemnification under this Section 6.5 shall be required to grant access or furnish information to Buyer, the Company or anyone else to the extent that such information is subject to an attorney client or work product privilege. Section 6.6 Releases and Waiver. (a) Effective as of the Closing, for and in consideration of the Transactions, and additional covenants and promises set forth in this Agreement, each of the Alani Parties, on behalf of itself and its trustees, assigns, heirs, beneficiaries, managers, directors, officers, representatives, agents and controlled Affiliates (collectively, the “Seller Releasing Parties”), hereby fully, finally and irrevocably releases, acquits and forever discharges Buyer, the Company and its Subsidiaries, and their respective trustees, assigns, heirs, beneficiaries, managers directors, officers, representatives, agents and controlled Affiliates (collectively, the “Seller Released Parties”) from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages,

68 demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such Seller Releasing Parties, or any of them, had, has, or may have had at any time in the past until and including the Closing Date against the Seller Released Parties, or any of them, including any claims which relate to or arise, directly or indirectly, out of any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed or was taken or permitted at or prior to the Closing, including such Seller Releasing Party’s prior relationship with the Seller Released Parties (all of the foregoing, the “Released Seller Claims”), except that the Released Seller Claims shall exclude the rights and remedies that the Seller Releasing Parties may have against the Seller Released Parties (i) under this Agreement, the other Transaction Agreements and any other agreements and certificates executed and delivered in connection with this Agreement and the Transactions, (ii) in respect of any matter arising in the ordinary course of business between a Seller Releasing Party and a Seller Released Party that is unrelated to the Transactions and to the Seller Releasing Parties’ ownership interest in the Company, (iii) for indemnification under the Governing Documents or under the D&O Tail Policy and (iv) for Fraud. (b) Effective as of the Closing, for and in consideration of the Transactions, and additional covenants and promises set forth in this Agreement, the Company, on behalf of itself and its trustees, assigns, heirs, beneficiaries, managers, directors, officers, representatives, agents and controlled Affiliates (collectively, the “Company Releasing Parties”) hereby fully, finally and irrevocably releases, acquits and forever discharges each of the Alani Parties and their respective trustees, assigns, heirs, beneficiaries, managers, directors, officers, representatives, agents and controlled Affiliates (collectively, the “Company Released Parties”) from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such Company Releasing Parties, or any of them, had, has, or may have had at any time in the past until and including the Closing Date against the Company Released Parties, or any of them, including any claims which relate to or arise, directly or indirectly, out of any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed or was taken or permitted at or prior to the Closing, including such Company Releasing Party’s prior relationship with the Company Released Parties (all of the foregoing, the “Released Company Claims”), except that the Released Company Claims shall exclude the rights and remedies that the Company Releasing Parties may have against the Company Released Parties (i) under this Agreement and the other agreements and certificates executed and delivered in connection with this Agreement and the Transactions, (ii) in respect of any matter arising in the ordinary course of business between a Company Releasing Party and a Company Released Party (other than Congo, to which this clause (ii) shall not apply) that is unrelated to the Transactions or the Company Released Parties’ ownership interest in the Company, (iii) in respect of any fraud or willful misconduct of any Business Employee (other than the Sellers) in such Business Employee’s provision of services in connection with the management or operation of the Company and its Subsidiaries that is unrelated to the Transactions and (iv) for Fraud.

69 (c) This Section 6.6 is entirely conditioned on the consummation of the Closing and shall be null and void, and have no effect whatsoever, without any action on the part of any Person, upon termination of this Agreement without a Closing. Section 6.7 Contact with Employees, Customers and Suppliers. Buyer hereby agrees that it is not authorized to and shall not (and shall not knowingly and intentionally permit any of its employees, agents, representatives or Affiliates to) contact any employee (excluding executive officers), consultant, equityholder, director, customer, supplier, distributor or other material business relation of the Company prior to the Closing without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed); provided that this Section 6.7 shall not prohibit any such contact in the ordinary course of business, solely to the extent that such contact is unrelated to the Transactions or the fact that the Company is pursuing the Transactions. Section 6.8 Tax Returns. (a) Flow-Through Tax Returns. Following the Closing, Holdco shall prepare, or cause to be prepared, at Holdco’s expense, and timely file, or cause to be timely filed all Flow- Through Tax Returns that are required to be filed by or with respect to Holdco or the Company for taxable periods ending on or before the Closing Date the due date of which is after the Closing Date (the “Holdco Returns”) and Buyer shall prepare, or cause to be prepared, at Buyer’s expense, and timely file, or cause to be timely filed all Flow-Through Tax Returns that are required to be filed by the Company for Straddle Tax Periods (the “Buyer Returns”). At least ten (10) days prior to the date on which each such Buyer Return with respect to the Company for a Straddle Tax Periods is due, Buyer shall submit such Tax Return of the Company for a Straddle Tax Period to Holdco for Holdco’s review and comment and shall consider in good faith any reasonable comments of Buyer. Holdco and Buyer shall cooperate with respect to the preparation, execution and timely filing of the Holdco Returns and Buyer Returns. The Parties agree that any and all income Tax deductions resulting from the Transactions (including the Transaction Deductions) shall be allocated to the Pre-Closing Tax Period and reported on Holdco’s IRS Form 1120S that includes the Closing Date for the benefit of the Seller Members to the maximum extent permitted by applicable Law. All items of income, gain, deduction, loss or credit shall be reported in a manner consistent with the past practice of the Company in respect of similar items. (b) Post-Closing Actions. Without prejudice to Section 6.12, Buyer shall not permit the Company or any of its Affiliates to take any action on or after the Closing Date that could increase any Seller Member’s (or any beneficial owner thereof) liability for Taxes (excluding any transaction expressly contemplated by this Agreement). Without limitation of the foregoing, none of Buyer, any Affiliate of Buyer, the Company or any Affiliate of the Company shall (or shall cause or permit the Company to) (i) amend, file, re-file or otherwise modify any Flow-Through Tax Return with respect to any Pre-Closing Tax Period, (ii) enter into any closing agreement with respect to income Taxes or any Flow-Through Tax Return for a Pre-Closing Tax Period, (iii) settle any Tax claim or assessment relating to the Company for any Pre-Closing Tax Period relating to a Flow-Through Tax Return, (iv) extend or waive the limitation period applicable to any Tax claim or assessment of the Company for any Pre-Closing Tax Period relating to a Flow-Through Tax Return, (v) surrender any right to claim a refund of Taxes of the Company for any Pre-Closing Tax Period with respect to items reported on a Flow-Through Tax Return, (vi) make or change any

70 material Tax election on any Flow-Through Tax Return or (vii) take any other similar action relating to the filing of any Flow-Through Tax Return or the payment of any Tax relating to a Flow-Through Tax Return for any Pre-Closing Tax Period, without the prior written permission of Holdco, which permission Holdco may withhold in its sole discretion. (c) Tax Refunds or Credits. The Sellers shall be entitled to retain any refund or credit with respect to income Taxes (and any state Income Taxes required to be withheld by the Company in respect of a Flow-Through Tax Return with respect to non-residents of such state or with respect to which the Company is otherwise a withholding or collection agent for Income Taxes on behalf of the direct or indirect beneficial owners of the Company) paid by the Sellers or by the Company prior to Closing, in each case, with respect to items reported on a Flow-Through Tax Return of the Company in respect to any taxable period (or portion thereof) ending on or prior to the Closing Date. If Holdco determines that the Company is entitled to file or make a formal or informal claim for refund or an amended Flow-Through Tax Return of the Company providing for a refund for any Seller with respect to a Pre-Closing Tax Period in respect of a Flow-Through Tax Return of the Company, then Buyer will (so long as not inconsistent with applicable Law), if Holdco so requests and at Holdco’s expense, cause the Company to file or make such claim or amended Tax Return, including through the prosecution of any Action which Holdco reasonably directs the Company to pursue. Buyer and its Affiliates shall cooperate with Holdco in obtaining any refund to which the Company or any of its Affiliates is, or would otherwise be, entitled under this Section 6.8(c). (d) Intended Tax Treatment. The Parties intend that (x) the Pre-Closing Contribution qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (and any similar or analogous provisions of applicable state or local Law) pursuant to which Holdco is the successor to the Company and an S-corporation, (y) following the Pre-Closing Contribution and prior to the Closing, the Company shall be treated as disregarded as an entity separate from Holdco and (z) the purchase of the Purchased Interests is treated as a purchase of all the assets of the Company in a taxable transaction (the treatment described in clauses (x) through (z), the “Intended Tax Treatment”), and, solely for purposes of clause (x) of this Section 6.8, this Agreement is, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). The parties hereto shall file all Tax Returns in a manner consistent with, and shall take no position inconsistent with, the Intended Tax Treatment unless required by a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local, or non-U.S. Law). Section 6.9 Cooperation. Buyer will (and will cause the Company to) and the Sellers will (and will cause Holdco to) cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing and preparation of Tax Returns pursuant hereto and any Action related thereto. Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that nothing herein shall require the disclosure of any information or document which could result in the loss or waiver of the attorney client or other applicable privilege reserved to the Company under this Agreement. Buyer will (and will cause the Company to) and the Sellers will (and will cause Holdco to) retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax period

71 beginning before the Closing Date until thirty (30) days after the expiration of the statute or period of limitations of the respective Tax periods. Section 6.10 Tax Contests. (a) If Buyer, the Company or any of their Affiliates receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim with respect to income Taxes or a Flow-Through Tax Return of the Company, in each case, for a Pre- Closing Tax Period (a “Tax Claim”), Buyer shall promptly notify (and, in any event, within thirty (30) days of the receipt of notice of any such Tax Claim) Holdco in writing of such Tax Claim. (b) Holdco may, at its expense, assume and control all Tax Claims and, without limiting the foregoing, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any applicable Governmental Authority with respect thereto, and may, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest each Tax Claim in any permissible manner; provided that Holdco may not settle or compromise any asserted liability that would adversely affect the liability for Taxes of Buyer or the Company for Post-Closing Tax Periods without the prior written consent of Buyer, which consent shall not be unreasonably, conditioned withheld or delayed. If Holdco elects not to assume control of such Tax Claim, Buyer shall assume control of such Tax Claim; provided that (i) Buyer may not settle or compromise any asserted liability that would adversely affect the liability for Taxes of any Seller or the Company for any Pre-Closing Tax Period without the prior written consent of Holdco, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) Holdco may participate in the Tax Claim, at the cost of Holdco. Section 6.11 Straddle Tax Period. For purposes of this Agreement, in the case of any Taxes of the Company that are payable with respect to any Straddle Tax Period, the portion of any such Taxes attributable to a Pre-Closing Tax Period shall (a) in the case of Taxes that are imposed on a periodic basis, be deemed to be the amount of such Taxes for the entire Straddle Tax Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Tax Period ending the day before the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Tax Period and (b) in the case of all other Taxes be deemed equal to the amount that would be payable if the relevant Tax period ended on and included the Closing Date based on a hypothetical closing of the books of the Company. Section 6.12 338(g) Election. With respect to the deemed purchase of the shares of Alani Nutrition UK Ltd. (“Alani UK”) in accordance with the Intended Tax Treatment, Buyer shall be entitled to make an election under section 338(g) of the Code with respect to Alani UK. Section 6.13 Allocation of Purchase Price. Within sixty (60) days following the finalization of the Final Closing Statement pursuant to Section 2.5, Holdco will submit to Buyer an allocation of the Aggregate Consideration and any other amounts treated as consideration for applicable tax purposes among the assets of the Company treated as sold. The allocation shall be prepared in accordance with Section 1060 of the Code and the methodology set forth on Schedule 6.13. Sellers, Holdco and Buyer shall: (a) be bound by the allocation; (b) act in accordance with

72 the allocation in the preparation of financial statements and filing of all Tax Returns and in the course of any Tax audit, Tax review or Tax litigation relating thereto; and (c) take no position and cause their Affiliates to take no position inconsistent with the allocation for any Tax purpose unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local, or non-U.S. Law). Section 6.14 Regulatory Filings. (a) Each Party shall (and shall cause its Affiliates, if applicable, to) (i) use their respective reasonable best efforts to obtain consents of all Governmental Authorities necessary to consummate the Transactions, including to resolve any objections as may be asserted by any Governmental Authority or other Person with respect to the Transactions, in order to permit the Closing to occur by the Termination Date, and (ii) make as promptly as practicable all required filings pursuant to any Antitrust Laws with respect to the Transactions. All filing fees due in connection with any filings required under Antitrust Laws shall be borne by Buyer. (b) Each Party shall (and shall cause its Affiliates, if applicable, to) (i) supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to such Antitrust Laws and (ii) subject to the limitations in Section 6.14(c) with respect to the imposition of a Burdensome Condition, use reasonable best efforts to cause the waiting periods, review periods or other requirements under the HSR Act, any other Antitrust Laws to terminate or expire as promptly as practicable. Without limiting the generality of anything contained in this Section 6.14, each of Buyer, on the one hand, and the Alani Parties, on the other hand, shall (A) cooperate in all respects and consult with each other in connection with any and all regulatory filings as contemplated by Section 6.14(a) and any requests or inquiries as contemplated in this Section 6.14(c), including, subject to applicable Law, allowing the other Party a reasonable opportunity to review any and all of the foregoing prior to submission and incorporating the other Party’s reasonable comments thereto, (B) promptly notify the other Party of any written communication made to or received by such Party from any Governmental Authority regarding any of the Transactions and keep the other Party reasonably informed as to the status of any such communication, (C) subject to applicable Law, if practicable, permit the other Party to review in advance any proposed substantive written communication to any such Governmental Authority and consider in good faith the other Party’s reasonable comments, (D) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend, (E) furnish the other Party with copies of all correspondence, filings and written communications between such Party and its Affiliates and their respective representatives, on the one hand, and any such Governmental Authority or its respective staff, on the other hand, with respect to this Agreement or the Transactions (except that no Party will be required to share with the other Party, other than on an outside counsel only basis, any competitively sensitive information) and (F) promptly provide the other Party with any information or documentation reasonably required by the other Party in order to prepare any filings required by the HSR Act, any other Antitrust Law or in order to respond to any inquiry from any Governmental Authority in relation to the HSR Act, any other Antitrust Law (except that no Party

73 will be required to share with the other Party, other than on an outside counsel only basis, any competitively sensitive information). (c) Each of the Company and Buyer shall (and shall cause its Affiliates, if applicable, to) use reasonable best efforts to (x) subject to the limitations in this Section 6.14(c) with respect to the imposition of a Burdensome Condition, avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the Termination Date, including defending through litigation on the merits any claim asserted in any court or administrative or other tribunal with respect to the Transactions by the FTC, the DOJ or any other applicable Governmental Authority or any private party and (y) take or cause to be taken all actions and do or cause to be done all things that are necessary, proper or advisable to obtain all consents, clearances and approvals required under the HSR Act and any other Antitrust Law to enable consummation of the Transactions by the Termination Date, including offering, negotiating, agreeing to, committing to and effecting, by consent decree, hold separate order or otherwise (i) the sale, divestiture, license, transfer or other disposal of any entities, businesses, assets or properties of the Company or its Subsidiaries, (ii) the termination, creation, amendment, modification or assignment of commercial relationships, joint ventures, arrangements and contractual rights and obligations of the Company or its Subsidiaries, (iii) requirements of the Company or its Subsidiaries to grant any right or other accommodation to, or enter into any commercial contractual or other commercial relationship with, any Person, (iv) limitations on the ability of the Company or any of its Subsidiaries, to own, retain, control, conduct or operate any businesses, assets or properties and (v) any changes or restructuring of the Company (the “Remedy Actions”); provided that, notwithstanding the foregoing or anything else in this Agreement to the contrary, Buyer shall not be required to take Remedy Actions, and Buyer’s agreement to use “reasonable best efforts” under this Section 6.14 shall not be construed to require Buyer to take any Remedy Actions, (A) with respect to any assets, properties, rights, interests, operations, businesses, or portions of any of the foregoing, of Buyer or any of its Affiliates (other than the Company and its Subsidiaries) or (B) that would, individually or in the aggregate, reasonably be expected to (I) have a material and adverse impact on the Company and its Subsidiaries, taken as a whole or (II) be materially detrimental to the benefits expected to be derived by Buyer from the Transactions (such effect referred to in clauses (I) and (II), a “Burdensome Condition”). The Company shall not take, commit to take, or offer to take, any Remedy Actions except at the request of and with the consent of Buyer, it being understood that the Company shall not be required to take any Remedy Actions unless they are conditioned upon and become effective only following the Closing. Buyer shall control (but shall consult in good faith with the Company with respect to) the strategy and tactics for obtaining any required approvals, consents, clearances, authorizations, orders from any Governmental Authority and approvals pursuant to Antitrust Laws (including the expiration or termination of all applicable waiting periods under the HSR Act) and any related Actions, including (A) determining the process and strategy for responding to any formal or informal request for additional information and documents, (B) determining the content of, and analysis contained in, any filings, notifications or communications (whether written or oral) with any Governmental Authority, (C) whether to “pull-and-refile,” pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act, (D) whether to extend or restart the waiting, review or investigation period under any applicable Antitrust Law, and (E) whether to offer, negotiate or enter into any commitment or agreement, including any timing agreement, with any Governmental Authority to delay the consummation of, to extend the review or investigation period applicable

74 to, or not to close before a certain date, any of the Transactions, it being understood that the Company shall not (and shall cause its Affiliates, if applicable, not to) take any of the actions described in the foregoing clauses (B) through (E) without the prior written consent of Buyer. (d) Except as otherwise set forth in this Agreement, including this Section 6.14, nothing contained in this Agreement shall give Buyer or any of its Affiliates, directly or indirectly, the right to control, supervise or direct the operations of the Company prior to the Closing Date. Prior to the Closing Date, the Sellers shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control, supervision and direction over the Company and its other business operations. Section 6.15 R&W Insurance. To the extent Buyer obtains a representation and warranty insurance policy (the “R&W Insurance Policy”), at Buyer’s sole cost and expense, such R&W Insurance Policy shall provide that: (a) the insurer shall have no, and shall waive and not pursue any and all, subrogation rights against Holdco, the Sellers or Congo, except in the case of fraud; (b) Holdco, the Sellers and Congo are third party beneficiaries of such waiver; and (c) except in the case of fraud, following the Closing, Buyer shall not amend the R&W Insurance Policy in any manner materially adverse to Holdco, the Sellers and Congo (including with respect to the subrogation provisions or the exclusion provisions) without Holdco’s and the Sellers’ express prior written consent. Section 6.16 Employee Matters. (a) Neither Buyer nor any Affiliate of Buyer is obligated to hire any Business Employee, but except as otherwise agreed in writing or set forth on Schedule 6.16(a), Buyer shall have the right to make, or cause any of its Affiliates to make, an offer of employment to any Business Employee (any Business Employee to whom such an offer is made, an “Offered Employee”). (b) The Company and Congo shall provide Buyer with such information regarding the Business Employees as Buyer may reasonably request prior to the Closing Date to evaluate and make any such offers of employment. The Company and Congo shall further reasonably cooperate with Buyer to facilitate Buyer’s interaction and offer of employment to any Offered Employee and encourage each such Offered Employee to accept Buyer’s offer of employment. The Company and Congo shall provide Buyer with a reasonable opportunity to review and comment on any written or oral communications intended for any Business Employees in connection with this Section 6.16, including any such communications in relation to post- Closing employment, compensation or benefits matters (c) This Section 6.16 is included for the sole benefit of the parties to this Agreement and their respective permitted transferees and assigns (if any) and shall not create any right in any Person, including any current or former employee or other service provider, including any Business Employee, of the Company or Congo or any Affiliate thereof who is not a party to this Agreement. Without limiting the generality of the foregoing, or of this Section 6.16, nothing contained in this Agreement (express or implied) is intended to confer upon any individual any right to employment for any period of time, or any right to a particular term or condition of employment.

75 Section 6.17 Conduct of Business by Buyer. (a) From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 8.1, except (x) as otherwise expressly permitted or required by this Agreement, (y) as required by any applicable Law or (z) as consented to in writing by the Company (which consent will not be unreasonably withheld, conditioned or delayed), Buyer covenants and agrees that Buyer shall not (and shall cause its Subsidiaries not to): (i) amend, terminate or alter the Governing Documents of Buyer in a manner that would reasonably be expected to adversely affect (A) MC and TS relative to any other stockholders of Buyer or (B) the ability of Buyer to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation by Buyer of the Transactions; (ii) other than dividends and distributions (x) by a direct or indirect Subsidiary of Buyer to its shareholder(s) or (y) in respect of the Series A Preferred Stock, par value $0.001 per share, of the Company, declare, set aside, make or pay any cash dividend or other distribution in respect of the capital stock of Buyer; (iii) with respect to Buyer or any material Subsidiary thereof, adopt a plan of complete or partial liquidation or dissolution; or (iv) authorize, commit or agree to take any of the foregoing actions. (b) If Buyer desires to take an action or refrain from taking an action which would be prohibited by this Section 6.17 without the written consent of the Company, prior to taking or not taking such action, Buyer may request such written consent by sending an electronic mail to the Company and the Company may deliver to Buyer its written consent (to the extent granted) via electronic mail. Section 6.18 Financing. (a) Buyer shall take or cause its Affiliates to take all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain, on or prior to the Closing Date, the Debt Financing contemplated by the Debt Commitment Letter in an aggregate amount at least equal to the Financing Amount. In furtherance and not in limitation of the foregoing, Buyer shall take, and/or cause its Affiliates to take, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Debt Financing on the terms and subject only to the conditions described in the Debt Commitment Letter as promptly as possible after the date of this Agreement but in any event prior to the Closing Date, including by (i) maintaining in full force and effect the Debt Commitment Letter, (ii) negotiating and entering into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Debt Commitment Letter (including, to the extent exercised in accordance with the terms of such fee letter, the “flex” provisions contained in the related fee letter) and without effecting any Prohibited Modification, (iii) satisfying or obtaining a waiver of, on a timely basis (and in any event prior to the Closing Date), all conditions in the Debt Commitment Letter and the Definitive Agreements and complying with their respective obligations thereunder and (iv) promptly and diligently enforcing their respective rights under the

76 Debt Commitment Letter and the Definitive Agreements. Buyer shall comply, and cause each of its Affiliates to comply, with its or their respective obligations under the Debt Commitment Letter and Definitive Agreements in a timely and diligent manner. Without limiting the generality of the foregoing, in the event that all conditions contained in the Debt Commitment Letter or the Definitive Agreements (other than the consummation of the Transactions and those conditions that by their nature are to be satisfied or waived at Closing) have been satisfied, Buyer shall cause the Debt Financing Sources to comply with their obligations thereunder, including to fund the Debt Financing at or prior to the Closing. (b) Buyer shall not, without the prior written consent of the Company (i) permit or consent or agree to any amendment, supplement or other modification of, or waive any of its rights or remedies or any other party’s obligations under, the Debt Commitment Letter or, to the extent entered into prior to the Closing Date, any Definitive Agreement, in each case, if such amendment, supplement, other modification or waiver would or would reasonably be expected to (A) impose new or additional conditions or other contingencies or otherwise expand, amend or modify any of the conditions or other contingencies that may materially adversely affect, or materially delay, the receipt on or prior to the Closing Date of all or any portion of the Debt Financing, (B) reduce any portion of the Debt Financing to an amount less than the Financing Amount, (C) adversely affect the ability of Buyer to (I) perform its obligations thereunder on a timely basis (and in any event on or prior to the Closing Date) or (II) enforce its rights under the Debt Commitment Letter or the Definitive Agreements as so amended, modified or waived, relative to the ability of Buyer to enforce its rights under the Debt Commitment Letter as in effect as of the date of this Agreement, (D) make the timely funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing, in each case on or prior to the Closing Date, less likely to occur, (E) otherwise prevent, impede or delay the availability of all or any portion of the Debt Financing necessary to fund the Financing Amount, the timing of the Closing or the consummation of the Transactions and the other transactions contemplated by this Agreement and the other Transaction Agreements, (F) amend or modify the date on which the commitments of the counterparties under the Debt Commitment Letter shall expire or terminate in any manner that results in such date of expiration or termination becoming a date earlier than the date specified in the Debt Commitment Letter (as in effect on the date hereof), or (G) permit or effect the assignment or release of any commitments or obligations of any Debt Financing Source under the Debt Commitment Letter (except to the extent such assignment or release is contingent upon the actual funding in full of such obligations under the Closing Date or the Debt Commitment Letter is terminated or replaced in compliance with the following proviso) (the foregoing clauses (A) through (G), collectively, the “Prohibited Modifications”) or (ii) terminate or replace any Debt Commitment Letter or Definitive Agreement if doing so would constitute or effect a Prohibited Modification; provided, however, that, for the avoidance of doubt, Buyer may amend, supplement replace and/or modify the Debt Commitment Letter (A) as expressly contemplated therein as of the date of this Agreement solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto, which Persons had not executed the Debt Commitment Letter as of the date of this Agreement or (B) if Buyer has obtained one or more New Commitment Letters (as defined below) in an amount sufficient to pay the Financing Amount, but, in each case of the foregoing clauses (A) and (B), only to the extent doing so would not constitute or effect a Prohibited Modification. Buyer shall (x) notify the Company of its intention to make any amendment, replacement, supplement or other modification of, or waive any of its rights or remedies or any other parties under the Debt Commitment Letter (or the to the extent entered into

77 prior to the Closing Date, any Definitive Agreement) and keep the Company reasonably informed of the terms thereof and (y) provide the Company final drafts of any proposed amendment, replacement, supplement, other modification or waiver to the Debt Commitment Letter and Definitive Agreements prior to execution thereof so as to permit the Company a reasonable period of time in which to confirm that such proposed amendment, replacement, supplement, other modification or waiver complies with this Section 6.18(b) and does not effect a Prohibited Modification. Buyer shall deliver to the Company true, complete and correct copies of all amended Debt Commitment Letter and Definitive Agreements promptly and in any event within twenty- four (24) hours of being obtained by Buyer. Upon the effectiveness of any such amendment, replacement, supplement, modification or waiver of or under any Debt Commitment Letter not constituting or effecting a Prohibited Modification and otherwise in express compliance with this Section 6.18(b), the term “Debt Commitment Letter” shall mean the Debt Commitment Letter as amended, replaced, supplemented or modified or subject to such waiver, in each case, in express compliance with this Section 6.18(b). (c) In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (including, to the extent exercised in accordance with the terms of such fee letter, the “flex” provisions contained in the related fee letter), regardless of the reason therefor, Buyer shall, (i) promptly notify the Company of such unavailability and the reason therefor and (ii) use commercially reasonable efforts to arrange and obtain from the same or alternative sources, as promptly as practicable, alternative financing in an amount sufficient, when taken together with the available portion of the Debt Financing, if any, to consummate the Transactions and to pay the Financing Amount, on terms and conditions not materially less favorable, taken as a whole, to Buyer than those contained in the Debt Commitment Letter in effect as of the date of this Agreement (provided that no New Commitment Letter shall contain any terms or conditions that would constitute or effect a Prohibited Modification if implemented as an amendment or other modification to the Debt Commitment Letter in effect as of the date of this Agreement) (the “Alternate Financing”), and to obtain a new financing commitment letter with respect to such Alternate Financing (together with any related fee letter, the “New Commitment Letter”) (it being understood and agreed that any fee letter delivered in connection with any New Commitment Letter may be redacted in the same manner as set forth in the definition of “Debt Commitment Letter” as in effect as of the date of this Agreement). Buyer shall keep the Company reasonably informed of the terms of any Alternate Financing and provide the Company final drafts of all proposed New Commitment Letters prior to execution thereof so as to permit the Company a reasonable period of time in which to confirm that such proposed New Commitment Letters comply with this Section 6.18(c). Buyer shall deliver to the Company true and correct copies of all New Commitment Letters (including related redacted fee letters) promptly and in any event within twenty-four (24) hours of being obtained by Buyer. In the event any New Commitment Letter is obtained in accordance with this Section 6.18(c), (A) the term “Debt Commitment Letter” shall be deemed to include the New Commitment Letters (as may be subsequently amended, replaced, supplemented or modified in accordance with this Section 6.18(c)), (B) the term “Debt Financing” shall be deemed to include such Alternate Financing and (C) the term “Debt Financing Sources” shall be deemed to include the lender parties to the New Commitment Letters. In the event that Alternate Financing shall be obtained pursuant to this Section 6.18(c), Buyer shall comply with the covenants and prohibitions in this Section 6.18 with respect to such Alternate Financing and New Commitment Letters.

78 (d) Buyer shall (i) provide the Company with prompt written notice of (A) any breach, default, termination or repudiation by any party to the Debt Commitment Letter (including any New Commitment Letter) or any Definitive Agreement with respect to which Buyer is aware, and a copy of any written notice or other written communication from any Debt Financing Source or other financing source with respect to any actual or threatened breach, default, termination or repudiation by any party to the Debt Commitment Letter (including any New Commitment Letter) or any Definitive Agreement of any provision thereof, (B) any material dispute between or among any parties to the Debt Commitment Letter or any Definitive Agreement with respect to which Buyer is aware and (C) any event, information, development or circumstance that would or would reasonably be expected to result in any condition precedent to the funding of the Debt Financing (including any Alternate Financing) not being satisfied on the Closing Date and (ii) as soon as reasonably practicable, and in any event not later than three (3) Business Days following the Company’s request therefor, provide any information reasonably requested by the Company relating to any circumstance referred to in the preceding clause (i). Without limiting the foregoing, upon reasonable request by the Company, Buyer shall keep the Company reasonably informed of the status of its efforts to consummate the Debt Financing (including any Alternate Financing) and shall provide the Company copies of all material definitive documents related thereto. (e) The foregoing notwithstanding, compliance by Buyer with this Section 6.18(c) shall not relieve Buyer of its obligations to consummate the Transactions whether or not the Debt Financing is available, and Buyer acknowledges and agrees that (x) in no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Buyer or any of its Affiliates, or the consummation of any other financing or other transactions, be a condition to any of Buyer’s obligations under this Agreement and (y) the Company and its Affiliates have no responsibility for any financing Buyer may raise in connection with the Transactions, in each case of the foregoing clauses (x) and (y) including, for the avoidance of doubt, the Debt Financing (including any Alternate Financing). Section 6.19 Financing Cooperation. (a) Prior to the Closing, the Sellers, Congo and the Company shall use, and shall cause its Subsidiaries to use, commercially reasonable efforts to provide reasonable cooperation that is customarily required for debt financings similar to the Debt Financing, to the extent reasonably requested, upon reasonable prior notice, in writing by Buyer and at Buyer’s sole cost and expense, in connection with the arrangement of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries), including using commercially reasonable efforts to (it being understood that the obligations of the Sellers and Congo under this Section 6.19 shall be limited to assisting with the delivery of information about the Company and its Subsidiaries and the Business if requested of the Company pursuant to this clause (a)): (i) participate in a reasonable number of meetings (which may be virtual) and presentations with rating agencies and potential lenders, to the extent customarily required for financings of a type similar to the Debt Financing and at reasonable times during normal business hours and with reasonable advance notice to Buyer (but limited to not more than one virtual meeting with the Debt Financing Sources);

79 (ii) furnish to Buyer the Required Information on or prior to the date such Required Information is required to be delivered pursuant to paragraph 4(b) of Exhibit C to the Debt Commitment Letter (as in effect on the date hereof without giving effect to any amendment or modification thereto); (iii) provide reasonable and customary assistance to Buyer and the Debt Financing Sources in the preparation of confidential information memoranda, lender presentations and other similar customary marketing materials required to obtain the Debt Financing; provided that, (x) this clause (iii) shall not be deemed to require the Company to provide any financial statements other than the Required Information required to be delivered pursuant to clause (ii) above or other financial information that is not readily available and maintained in the ordinary course of business (as reasonably determined by the Company) and (y) all such materials prepared by or on behalf of or utilized by Buyer or any of the Debt Financing Sources or any of the Debt Financing Parties in connection with the Debt Financing shall exculpate the Company, the Sellers, Congo and the Company Related Parties from any liability for the use or misuse of the contents of such materials by the recipients thereof; (iv) provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, relating to the Company or any of its Subsidiaries to the extent such documentation and other information is required to be delivered as a condition precedent to the funding of the Debt Financing, in each case as reasonably requested in writing by Buyer at least ten (10) Business Days prior to the Closing Date; (v) to the extent required pursuant to the Debt Commitment Letter, cooperate with Buyer to obtain reasonable and customary corporate and facilities credit ratings; and (vi) assist in the preparation of, and, solely to the extent effective only upon the consummation of the Closing, execute and deliver at Closing, Definitive Agreements, including guarantee and collateral documents and customary closing certificates, and facilitate the pledging of collateral, in each case, to the extent required pursuant to the Debt Commitment Letter; it being understood and agreed that the obligors under this Section 6.19(a) shall have satisfied their respective obligations set forth in Section 6.19(a)(i) through Section 6.19(a)(vi) if such obligor shall have used commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. (b) Notwithstanding anything to the contrary in Section 6.19(a) or otherwise in this Agreement, none of the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 6.19(b) that would (i) require any of the Company or any of the Company’s Subsidiaries or any of its or their representatives (including the Sellers and Congo) (collectively, the “Company Cooperation Parties”) to (A) pass resolutions or consents to approve or authorize the execution of the Debt Financing or (B) enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement in connection with the Debt Financing, in each case of the foregoing clauses (A) and (B), the effectiveness of which is not conditioned on

80 the occurrence of the Closing, other than delivery of customary authorization letters required by the Debt Commitment Letter in connection with the Debt Financing (provided that the recipients of any information covered by such authorization letters shall agree that none of the Company Cooperation Parties, the Sellers, Congo or any other Company Related Party shall have any liability with respect to the use or misuse of the applicable information covered thereby if the Closing Date does not occur); provided, further, that in no event shall any director, member, partner, manager or officer of the Company or its Subsidiaries be required to take any action described in this clause (i) unless such director, member, partner, manager or officer will retain its respective position on and after the Closing Date (other than, to the extent required pursuant to the Debt Commitment Letter, the execution of notices of prepayment or redemption or customary authorization letters in connection with the obligations set forth above; provided that in no event shall any Company Cooperation Party be required to assume any expense in connection with the execution of such documents), (ii) cause any representation or warranty in this Agreement to be breached by any Company Cooperation Party or require any Company Cooperation Party to make a representation, warranty or certification that (A) in the good faith determination of such Person is not true or (B) results in any Company Cooperation Party being responsible to, or otherwise having any potential liability or obligations to, any Person (including, without limitation, the Buyer, any Debt Financing Source or any third party) for any such representation, warranty or certification, (iii) require any Company Cooperation Party to (A) pay any commitment or other similar fee or incur or assume or become responsible for the payment of any other expense, liability or obligation in connection with the Debt Financing that is not reimbursed by Buyer at the Closing or (B) enter into or approve any Debt Financing that is not conditioned on the occurrence of the Closing or have any obligation under any agreement, certificate, document or instrument that is effective prior to the occurrence of the Closing, other than in the case of the authorization letters referred to in clause (i)(B) above, (iv) subject any director, officer, employee or shareholder of a Company Cooperation Party to any actual or potential personal liability, (v) conflict with or violate the organizational documents of a Company Cooperation Party or any applicable Laws or any applicable judgment or result in the disclosure of trade secrets or competitively sensitive information to third parties and/or jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (vi) conflict or be reasonably expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which any Company Cooperation Party is a party, (vii) require any Company Cooperation Party to prepare or deliver any pro forma financial statements, adjustments or projections giving effect to the Transaction, (viii) require delivery of any internal or external legal opinions by any Company Cooperation Party, (ix) require any Company Cooperation Party to consent to a pre-filing of UCC financing statements or any other grant of Liens prior to the Closing or (x) prepare or provide any financial information other than as specifically required by Section 6.19(a)(iii). Nothing contained in this Section 6.19(b) or otherwise in this Agreement shall require any Company Cooperation Party, prior to the Closing, to be a borrower, issuer or other obligor with respect to the Debt Financing or other financing prior to the Closing. (c) Buyer shall promptly, and in any event not later than the earlier of (x) ten (10) Business Days following the Company’s request therefor or (y) the Closing Date, reimburse the Company Cooperation Parties, the Sellers, Congo and the other Company Related Parties for all reasonable costs, fees and expenses incurred by any of them in connection with any cooperation provided under, or otherwise with respect to fulfilling any obligations pursuant to, this Section 6.19 (including all reasonable out-of-pocket costs and attorneys’ fees and expenses) and shall indemnify

81 and hold harmless the Company Cooperation Parties, the Sellers, Congo and the other Company Related Parties from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees and expenses), interest, awards, judgments and penalties suffered or incurred by any of them in connection with the Debt Financing, any action taken by any of them at the request of Buyer or its representatives pursuant to this Section 6.19 and any information used in connection therewith or with the cooperation of the Company Cooperation Parties, the Sellers, Congo and the other Company Related Parties. Buyer’s obligations pursuant to this Section 6.19(c) shall survive the consummation of the Transactions and any termination of this Agreement. (d) The Parties acknowledge and agree that (i) the provisions contained in this Section 6.19 represent the sole obligations of the Company Cooperation Parties, the Sellers, Congo and the other Company Related Parties with respect to cooperation in connection with the arrangement of any financing (including the Debt Financing and any Alternate Financing) to be obtained by Buyer with respect to the Transactions and the Debt Commitment Letter, and no other provision of this Agreement (including the Exhibits and Schedules hereto), the Debt Commitment Letter or the Definitive Agreements shall be deemed to expand or modify such obligations and (ii) if, in connection with any Alternate Financing, the scope of assistance required under this Section 6.19 as compared to the assistance that would be required or expected to be required in connection with the Debt Commitment Letter in effect as of the date of this Agreement and the related Debt Financing is changed or expanded, the Company and its Subsidiaries shall be deemed to have complied with this Section 6.19 for purposes of any termination of this Agreement if they have provided Buyer with the assistance that would otherwise be required under this Section 6.19 with respect to the Debt Commitment Letter and the Debt Financing as in effect on the date of this Agreement, in each case without giving effect to any New Commitment Letter and Alternate Financing to the extent such New Commitment Letter and Alternate Financing provide for such additional or different requirements. In no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Buyer or any of its Affiliates, or the consummation of any other financing or other transactions, be a condition to any of Buyer’s obligations under this Agreement. (e) All non-public or otherwise confidential information regarding the Company Cooperation Parties, the Sellers, Congo and the other Company Related Parties obtained by Buyer or its representatives pursuant to this Section 6.19 shall be kept confidential in accordance with the Confidentiality Agreement. If the Closing occurs, Buyer shall have the right to use the name and logo of the Company in connection with any Debt Financing; provided that such name and logo shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect in any material respect the Company, any of its Subsidiaries or any of its or their respective Affiliates or representatives. (f) Notwithstanding anything to the contrary set forth herein, neither the Company, the Sellers nor Congo shall be deemed in default of, or otherwise in breach of its obligations under, this Section 6.19, and the conditions set forth in Section 7.2(d) as it relates to this Section 6.19 shall be deemed satisfied, unless the Company, the Sellers or Congo willfully and materially breach their respective obligations under this Section 6.19 (and Buyer shall have delivered written notice to the Company, the Sellers and Congo of such breach, which includes reasonable detail regarding the cooperation required to cure such alleged breach, and the Company,

82 the Sellers and Congo have failed to cure such breach within a reasonable time period following such notice) and such breach is a material reason for the failure to obtain the Debt Financing. Section 6.20 Separation Plan. The Company and Buyer have agreed to a preliminary plan for the separation, transfer, migration and hand-over of the Business, including all data of the Company and its Subsidiaries or related to the Business and all Company IT Assets, in each case to the extent not already controlled by or in the possession of the Company, which plan is attached hereto as Exhibit F (the “Preliminary Separation Plan”). Except to the extent modified by the Final Separation Plan under this Section 6.20, the Parties (other than the KS Sellers and HS Sellers) shall each use their respective commercially reasonable efforts to implement those actions set out in the Preliminary Separation Plan for which each Party (other than the KS Sellers and HS Sellers) is identified as being primarily responsible thereunder (at such Party’s own cost and expense), within the timeframe specified for those actions in the Preliminary Separation Plan, including such actions required to be implemented prior to the Closing. The Parties shall use their respective commercially reasonable efforts to finalize the Preliminary Separation Plan no later than fourteen (14) days prior to the Closing (such final plan, the “Final Separation Plan”), which such Final Separation Plan shall set forth (A) post-Closing Date separation and migration activities and a timetable for completing the actions contemplated by the Final Separation Plan, (B) activities required for the Parties to migrate off the Transition Services Agreement and (C) actions for which each Party shall be primarily responsible thereunder (at such Party’s own cost and expense); provided that the delivery of the Final Separation Plan shall not be a condition of the Parties’ obligations to consummate the Transactions; provided, further, that if the Parties do not agree to a Final Separation Plan by the Closing, the Parties (other than the KS Sellers and the HS Sellers) shall use their respective commercially reasonable efforts to finalize the Final Separation Plan as soon as reasonably practicable following the Closing. Following the Closing, the Company and Congo shall use their respective commercially reasonable efforts to implement the Final Separation Plan by the expiration or termination of the Transition Services Agreement. Section 6.21 Intellectual Property Assignment Agreements. Prior to the Closing Date, Congo shall use its reasonable best efforts to cause each Person who contributed to the development of Intellectual Property Rights for or on behalf of the Business (including all Leased Employees (as defined under the Congo MSA)), and who has not executed a written agreement assigning to one of the Congo MSA Parties all such Intellectual Property Rights, including the Persons identified on Schedule 6.21, to execute an agreement, in form and substance reasonably acceptable to Buyer, confirming the assignment of all Intellectual Property Rights created or developed by such Person to a Congo MSA Party to hold in trust for the sole right and benefit of the Company (each, a “Confirmatory IP Assignment”). Notwithstanding the foregoing, the execution and delivery of Confirmatory IP Assignments are not a condition to closing the Transactions. Section 6.22 Obligations of the Company or Holdco. (a) With respect to the period from the date hereof until the Closing, any covenant or other provision of this Agreement pursuant to which the Company or any of its Subsidiaries shall take or omit to take any action shall be deemed to contain an agreement and undertaking by each of MC, TS and Congo (and not the KS Sellers or the HS Sellers) to cause the Company or its applicable Subsidiaries to take, or refrain from taking, the applicable action.

83 (b) With respect to the period from and after the Pre-Closing Contribution until the Closing, any covenant or other provision of this Agreement pursuant to which the Company or any of its Subsidiaries shall take or omit to take any action shall be deemed to contain an agreement and undertaking by Holdco to cause the Company or its applicable Subsidiaries to take, or refrain from taking, the applicable action. (c) Any covenant or other provision of this Agreement pursuant to which Holdco shall take or omit to take any action shall be deemed to contain an agreement and undertaking by each of the Sellers (if prior to the Closing Date) or TS and MC (if following the Closing Date) to cause Holdco to take, or refrain from taking, the applicable action. (d) Prior to the Closing, Holdco shall not take any action, or engage in any activities or business, nor incur any liabilities or obligations, other than (i) those incident to its organization, (ii) the execution of any Transaction Agreement to which it is or will be a party, (iii) those that are expressly contemplated by this Agreement or any other Transaction Agreement, including the Pre-Closing Contribution and the transactions contemplated by the Call Option Agreements and (iv) those that are consented to in writing by Buyer (such consent not to be unreasonably withheld, conditioned or delayed). (e) Following the Closing and prior to the end of the Lock-Up Period, (i) Holdco shall not issue, deliver, sell or authorize or propose the issuance, delivery or sale of any equity interests of Holdco, or any securities convertible into any such equity interests, or any rights, warrants, calls, subscriptions or options to acquire any such equity interests or convertible securities, to any Person and (ii) neither MC nor TS shall transfer any of their equity interests of Holdco to any other Person; provided, that, each of MC and TS shall be permitted to transfer their respective equity interests of Holdco, at any time, to any of their respective controlled Affiliates or by will, other testamentary document or intestate succession to his legal representative, heir or beneficiary (in the case of a transfer to a controlled Affiliate, only if the transferee agrees in writing prior to such transfer for the express benefit of Buyer (in form and substance reasonably satisfactory to Buyer and with a copy thereof to be furnished to Buyer) to transfer the equity interests in Holdco so transferred back to the transferor at or before such time as the transferee ceases to be a controlled Affiliate of MC or TS). In the event that, following the Closing, Holdco liquidates, dissolves, ceases to exists, enters into or adopts a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or files a voluntary petition in bankruptcy or commences a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of indebtedness in bankruptcy or other similar Laws now or hereafter in effect, each of MC and TS shall become jointly and severally liable for all obligations of Holdco under this Agreement, and any reference to Holdco in this Agreement shall be deemed a reference to MC and TS, acting together. Section 6.23 Pre-Closing Reorganization. Prior to the Closing, each of Congo, the Company and the Sellers shall cause the steps set forth on Exhibit G (the “Pre-Closing Reorganization”) to be completed. Section 6.24 Pre-Closing Contribution. As part of the Pre-Closing Contribution, the Seller Members shall cause one hundred percent (100%) of the issued and outstanding Membership Interests to be contributed to Holdco in the Pre-Closing Contribution, including any

84 agreements, arrangements, warrants, options, puts, rights or other commitments, plans or understandings of any character assigned or granted by any Seller or to which any Seller is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of such Membership Interests. Section 6.25 Holdco Joinder. Immediately prior to the Pre-Closing Contribution, the Sellers shall cause Holdco to sign a joinder to this Agreement in the form attached hereto as Exhibit H (the “Holdco Joinder”). Section 6.26 Pre-Closing Transfer Restrictions. From and after the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 8.1, each of the Sellers and the Company acknowledges and agrees that it shall not (and shall cause its Affiliates not to) (a) sell, assign, transfer, lease, license, encumber or otherwise dispose of, (b) create, incur or suffer to exist any Lien upon or (c) agree to sell, lease, license, encumber or otherwise dispose of, any of its Membership Interests (or otherwise grant an option to do any of the foregoing) (each, a “Transfer”), in each case other than Transfers pursuant to the Pre-Closing Contribution or the Call Option Agreements that will not have any adverse effect on any Seller’s ability to consummate the Transactions or perform its obligations under this Agreement (including its obligations under Section 6.24) and the other Transaction Agreements. Section 6.27 Call Option Agreement. Without limitation of any rights and remedies available to the Sellers party to the Call Option Agreements against the other Sellers party thereto (and, for the avoidance of doubt, excluding the Company), from and after the Closing, (a) the Company and its then current Affiliates (including Buyer) shall have no obligations or liabilities of any kind relating to the Call Option Agreements, whether arising before, at or after the Closing (the “Call Option Liabilities”), (b) all Call Option Liabilities shall be assumed by Holdco and (c) any exercise or other transactions between or among the Sellers and Holdco relating to the subject matter of the Call Option Agreements shall not involve Buyer, the Company or any of their respective then-current Affiliates or give rise to any obligation or liability on the part of Buyer, the Company or any of their respective then-current Affiliates. Section 6.28 Termination of Affiliate Contracts. At or prior to the Closing, except for the Call Option Agreements and as set forth on Schedule 6.28, each of the Sellers, Congo and their respective Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company and its Subsidiaries, on the other hand, shall terminate or cause to be terminated all Affiliate Contracts effective as of immediately prior to the Closing (other than, for the avoidance of doubt, any Transaction Agreement), in each case, without any liability to any Seller, Congo, Buyer, the Company or any of their respective Subsidiaries from and after the Closing. For the avoidance of doubt, the provisions of this Section 6.28 shall not apply to any Shared Contracts. Section 6.29 Shared Contracts. The Parties acknowledge that members of the Congo Group are party to certain Contracts that relate to both the Business as well as the businesses of the Congo Group (other than the Business), but that will remain with the Congo Group after the Closing, including those Contracts listed on Schedule 6.29 (the “Shared Contracts”). Following the date hereof, upon the request of Buyer with respect to any Shared Contract, the Company and Congo shall (and Congo shall cause the members of the Congo Group to) reasonably cooperate with Buyer and shall use their respective commercially reasonable efforts with the unaffiliated

85 counterparty to the Shared Contracts (a) to obtain, through an amendment, partial assignment or new Contract (any such arrangement, a “Replacement Contract”) for the benefit of the Company and its Subsidiaries, the respective rights and obligations related to the Business under each Shared Contract (the “Shared Contract Rights” and the “Shared Contract Obligations”, respectively), such that, effective at and after the Closing, the Company and its Subsidiaries will be the sole beneficiary of such Shared Contract Rights and will be responsible for the obligations related to the Shared Contract Obligations, in each case on terms substantially similar in all material respects to, or on terms that are no less favorable to the Business than, those contained in such Shared Contract, (b) to obtain an unconditional release for the relevant Congo Group member(s) thereunder, such that, subsequent to the Closing, the Congo Group would have no rights or liability with respect to the Shared Contract Rights and the Shared Contract Obligations and (c) to obtain an unconditional release for the Company and its Subsidiaries and the Business thereunder, such that, subsequent to the Closing, the Company and its Subsidiaries would have no rights or liability under such Shared Contract other than the Shared Contract Rights or the Shared Contract Obligations; provided, however, that none of Congo, the Company or any of their respective Affiliates shall enter into a Replacement Contract without the prior written consent of Buyer. If, as of the Closing Date, a Replacement Contract has not been entered into in accordance with this Section 6.29, then, until such Replacement Contract being entered into, Holdco and Congo shall, and Congo shall cause the members of the Congo Group to, use commercially reasonable efforts (at Congo’s sole cost and expense) to secure or implement an alternative arrangement reasonably satisfactory to the Parties under which the Business and the other businesses of the Congo Group would, in compliance with applicable Law, obtain the benefits and bear the burdens associated with the applicable Shared Contract such that the Business and the other businesses of the Congo Group would be placed in a substantially similar position as if such a Replacement Contract had been executed, and the Company and Congo, as applicable, shall promptly pay, perform and discharge (or cause to be paid, performed or discharged) the liabilities under such Shared Contracts from and after the Closing to the extent that the Company and its Subsidiaries or the Congo Group, as applicable, receives the rights and benefits of such Shared Contracts. Section 6.30 Wrong Pockets. (a) If, following the Closing, (i) the Alani Parties (other than the KS Sellers and the HS Sellers) or any of their respective Affiliates receive a payment with respect to any asset, property or right (including Intellectual Property Rights) that is a Transferred Asset (as defined in Exhibit G), (ii) any Transferred Asset is found to have been retained by the Alani Parties (other than the KS Sellers and the HS Sellers) or any of their respective Affiliates or (iii) the Company or any of its Subsidiaries is found to have retained or assumed, or otherwise remains or becomes liable for, any liability to the extent relating to the business or operations of the Alani Parties (other than the KS Sellers and the HS Sellers) or any of their respective Affiliates, other than the Business, then, at the written request of Buyer, the applicable Alani Party shall (A) promptly reimburse and/or cause its relevant Affiliate to promptly reimburse the Company the amount referred to in clause (i) above or (B) execute and/or cause its relevant Affiliate to execute such documents as may be reasonably necessary to procure the transfer or assignment of such Transferred Asset referred to in clause (ii) above to the Company (or its designee), free and clear of all Liens (other than the Permitted Liens) or the assumption of any such liability referred to in clause (iii) above by the applicable Alani Party or its relevant Affiliate (other than the Company and its Subsidiaries), in each case, for no consideration; provided, however, if any Transferred Asset is, by its terms, by

86 virtue of its subject matter or by operation of Law, not assignable to the Company without the consent, waiver, approval or authorization of a third party or a Governmental Authority (any such Transferred Asset, a “Non-Assignable Asset”), until such consent has been obtained, the applicable Alani Party shall, and shall cause its applicable Affiliates to, use their commercially reasonable efforts (at such Alani Party’s sole cost and expense) to secure an alternative arrangement reasonably satisfactory to Buyer under which the Company and its Subsidiaries may, in compliance with applicable Law, obtain the benefits and bear the burdens associated with the applicable Non-Assignable Asset such that the Company and its Subsidiaries would be placed in a substantially similar position as if the Non-Assignable Asset had in fact been transferred or assigned to the Company and its Subsidiaries. The Parties acknowledge and agree that, except as otherwise provided in this Agreement, there is no right of offset regarding payments contemplated by clause (A) above and the Alani Parties may not withhold funds received from third parties for the account of the Company or its Subsidiaries in the event there is a dispute regarding any other issue under this Agreement or any other Transaction Agreement. The Alani Parties agree that the Company shall, following Closing, have the right and authority to endorse any checks or drafts received by the Company and its Subsidiaries in respect of any account receivable of the Business, and Holdco, TS, MC and Congo shall furnish the Company such evidence of this authority as Buyer may reasonably request. Following the Closing, if the Alani Parties or any of their respective Affiliates receive any mail or packages relating to the Business, the Alani Parties shall promptly deliver such mail or packages to the Company. Buyer acknowledges that (i) the covenants contained in this Section 6.30 are being made by each Alani Party separately and (ii) no Alani Party shall be responsible for any breach of the covenants contained in this Section 6.30 by any other Alani Party or any other Person. (b) If, following the Closing, the Company or any of its Subsidiaries receive a payment with respect to any asset, property or right (including Intellectual Property Rights) that is exclusively used, exclusively held for use or exclusively relates to the other businesses of the Alani Parties (other than the KS Sellers and the HS Sellers), then, at the written request of the applicable Alani Party, the Company shall promptly reimburse and/or cause its relevant Subsidiary to promptly reimburse the applicable Alani Party or its Affiliate, as applicable, the amount referred to above. The Parties acknowledge and agree that, except as otherwise provided in this Agreement, there is no right of offset regarding payments contemplated by this Section 6.30(b) and Buyer may not withhold funds received from third parties for the account of the applicable Alani Party or its Affiliate in the event there is a dispute regarding any other issue under this Agreement or any other Transaction Agreement. Section 6.31 Non-Competition; Non-Solicitation. (a) As a necessary measure to ensure that Buyer realizes the goodwill and associated benefits of the Transactions, for a period of two (2) years from the Closing Date, none of the Sellers nor Congo shall, and each of them shall cause its respective Affiliates not to, directly or indirectly, invest in, acquire, own, manage, control, operate or otherwise engage in [***] (collectively, the “Restricted Business”), in each case within the United States or any other geographic region in which the Business is conducted as of the Closing Date. (b) Nothing in Section 6.31(a) or any other provision of this Agreement or any other Transaction Agreement shall operate to restrict the Sellers or Congo, or any of their

87 respective Affiliates, from (i) continuing to invest in, own, manage, control, operate or otherwise engage in the manufacture, marketing, sale or distribution of the existing products and brands set forth in Exhibit I (the “Existing Brands”) and any reasonable extensions thereof marketed under the same brand, (ii) passive ownership, directly or indirectly, of up to five percent (5%) of any class of equity securities of any issuer listed on a securities exchange or interdealer quotation system or (iii) purchasing or owning passive interests in any private equity fund, venture capital fund or other pooled investment vehicle; provided that, in the case of clauses (ii) and (iii), neither Sellers, Congo nor any of their respective Affiliates are a controlling Person of such issuer, fund or other pooled investment vehicle, or are engaged in the management or otherwise provides services to such Person. Notwithstanding the foregoing, from and after the Closing, the Sellers and Congo agree that they shall not, and each of them shall cause its respective Affiliates not to, use or permit the use of any trademarks, designs, trade dress, get-up and “look and feel”, trade names, artwork, packaging, product names, slogans or other similar branding elements or indicia of origin of, or similar to those of, the Company or its products and services in connection with the sale, marketing, advertising, packaging, promotion, licensing or other commercialization of any product or service (unless in existence as of the date hereof or developed by such Existing Brands prior to the use by the Company). (c) As a necessary measure to ensure that Buyer realizes the goodwill and associated benefits of the Transactions, for a period of two (2) years following the Closing Date, without the prior written consent of Buyer, none of the Sellers nor Congo shall, and each of them shall cause their respective Affiliates not to, directly or indirectly, hire, employ, offer employment to or solicit the employment of any Offered Employee who, following the Closing, is or was employed by Buyer or any of its Affiliates (including the Company and its Subsidiaries). Notwithstanding the foregoing, nothing in this Section 6.31(c) shall (i) apply to the solicitation of any person through general solicitations through media advertisements or to the solicitation of any person through employment search firms in the ordinary course of business so long as such searches are not specifically targeted at such employees or (ii) prohibit the hiring of (A) any person who responds to any such solicitation set forth in clause (i), (B) any person who has ceased to be employed by Buyer or its Affiliates (including the Company and its Subsidiaries) for at least six (6) months prior to such hiring or (C) any person who was terminated by the Buyer or any of its Affiliates (including the Company and its Subsidiaries) without cause. (d) Buyer acknowledges and agrees that the restraints imposed by this Section 6.31 are fair and reasonably required for the protection of the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the Transactions. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.31 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. (e) Buyer acknowledges that (i) the covenants contained in this Section 6.31 are being made by each Seller and Congo separately and (ii) neither Seller nor Congo shall be responsible for any breach of the covenants contained in this Section 6.31 by any other Person.

88 Section 6.32 Treatment of Certain Existing Indebtedness. (a) Buyer shall, at or prior to the Closing, irrevocably (i) pay off or cause to be paid off all indebtedness and other amounts due and payable under the JPM Credit Agreement and the Chase Credit Agreement (such indebtedness and other amounts, collectively the “Debt Payoff Amount”) and (ii) provide all customary cooperation as may be reasonably requested by the Company to assist the Company in facilitating such pay off pursuant to Section 6.32(b). (b) So long as the same shall be conditioned upon the Closing, prior to the Closing Date, the Company shall (i) prepare, execute and deliver (or cause to be delivered) (A) notices of prepayment and termination under each of the JPM Credit Agreement and the Chase Credit Agreement in respect of the Debt Payoff Amount and (B) all documentation requested by the lenders and/or agents under each of the JPM Credit Agreement and the Chase Credit Agreement in order to effect the redemption, repayment, repurchase and/or satisfaction and discharge of each of the JPM Credit Agreement and the Chase Credit Agreement, (and, in respect of (A) or (B), shall provide to Buyer for Buyer’s review drafts of such notices and other documents no later than five (5) Business Days prior to the Closing Date and use commercially reasonable efforts to incorporate any comments made to such draft notices by Buyer), (ii) take all other reasonable and customary actions (other than payment or deposit of funds) to facilitate the repayment of the Debt Payoff Amount and termination of each of the JPM Credit Agreement and the Chase Credit Agreement, and the release of any Liens and termination of all guarantees granted in connection therewith, and (iii) use commercially reasonable efforts to cause to be delivered customary payoff letters, termination notices and Lien and guaranty releases or other similar evidence at the time of the pay off and deposit by Buyer contemplated above (and to cause drafts of each of the foregoing to be provided to Buyer for Buyer’s review no later than five (5) Business Days prior to the Closing Date and use commercially reasonable efforts to incorporate any comments made to such drafts by Buyer). The Company shall provide to Buyer an estimated amount (with calculations) necessary to repay and/or satisfy and discharge the credit facilities established under and pursuant to each of the JPM Credit Agreement and the Chase Credit Agreement no later than five (5) Business Days prior to the Closing Date and shall provide to Buyer the exact amount (with calculations) necessary to repay and/or satisfy and discharge the credit facilities established under and pursuant to each of the JPM Credit Agreement and the Chase Credit Agreement no later than three (3) Business Days prior to the Closing Date. Section 6.33 Payment of Specified Company Expenses. At the Closing, Buyer shall pay, or cause to be paid, all amounts necessary (as fully reflected in the Estimated Closing Statement) to discharge all Company Expenses then due and owing (the “Specified Company Expenses”), and for which the Company shall have delivered to Buyer invoices at least three (3) Business Days prior to the Closing, to the account(s) designated by the applicable payees in such invoices; provided, however, that any such Company Expenses payable to any employees, consultants or contractors of the Company may be paid through the payroll system or the accounts payable of the Company in the ordinary course of business. In order to facilitate such payment, the Company shall obtain and deliver to Buyer invoices with respect to such Specified Company Expenses no later than three (3) Business Days prior to the Closing. Section 6.34 License. Congo (on behalf of itself and its Affiliates) hereby grants to the Company and its Subsidiaries, and Buyer and its Affiliates, a non-exclusive, perpetual, worldwide,

89 royalty-free, fully paid-up, transferrable (solely in connection with the sale, transfer or divestment of all assets, entity, business unit, division or product line engaged in the Business) and sublicensable license to all Intellectual Property Rights owned or controlled by Congo or any of its Affiliates and used in the Business prior to and as of the Closing, for use by, and in connection with, the operation of the Business. Section 6.35 Insurance. From and after the Closing, with respect to any acts, events, facts, circumstances, matters, incidents, claims, omissions or occurrences involving the Company or its Subsidiaries, the Business and/or current or former Business Employees, with respect to the period prior to the Closing or during the term of the Transition Services Agreement, that are covered by any of Congo’s or its Affiliates’ insurance policies (such policies, the “Available Insurance Policies” and such claims, the “Covered Claims”), Buyer, the Company or any of their respective Subsidiaries may access, submit claims, retain claims made prior to or after the Closing and seek coverage for such Covered Claims under the Available Insurance Policies, subject to the terms and conditions of such Available Insurance Policies, and Congo shall cooperate and cause its Affiliates to cooperate with Buyer in submitting any such Covered Claims on behalf of Buyer under the Available Insurance Policies; provided that Buyer shall bear (i) the amount of any “deductibles” associated with Covered Claims under such Available Insurance Policies and (ii) any costs of Congo or any of its Affiliates associated with the submission of such claims and prosecution of such claims. Congo shall have the right, but not the duty, to monitor and/or associate with any Covered Claim under an Available Insurance Policy. If any Available Insurance Policy would not permit Buyer, the Company or its Subsidiaries to directly submit a Covered Claim under an Available Insurance Policy, then, upon Buyer’s request, Congo shall, or shall cause its applicable Affiliate to, reasonably promptly submit any such Covered Claim directly to the applicable insurer on behalf of Buyer and reasonably cooperate with Buyer in connection with the submission and monitoring of such Covered Claim. Section 6.36 Certain Covenants of the KS Sellers and HS Sellers. Each of the KS Sellers, the HS Sellers and Buyer hereby agree to the covenants set forth on Schedule 6.36. Section 6.37 Release of Credit Support. Congo shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to procure on or promptly after the Closing Date (and Buyer shall cooperate with Congo in procuring) the return or unconditional release by the applicable counterparty of each obligation of the Company or any of its Subsidiaries with respect to the business of Congo or any of its Affiliates or the assets thereof (including any guarantee or credit support provided by, or any letter of credit, performance bond or surety posted by, the Company or any if its Subsidiaries or any third party on behalf thereof) (the “Company Financial Assurances”), including by providing substitute guarantees, furnishing letters of credit, instituting escrow arrangements or posting surety or performance bonds with terms that are at least as favorable to the counterparty as the terms of the applicable Company Financial Assurance. ARTICLE VII— CONDITIONS TO CLOSING Section 7.1 Conditions to Obligations of Buyer and the Alani Parties. The respective obligations of each of Buyer and the Alani Parties to consummate the Transactions shall be subject to the fulfillment (or waiver, to the extent permitted by applicable Law, by Buyer and

90 the Company (on behalf of itself and all other Alani Parties)) at or prior to the Closing of each of the following conditions: (a) No Restraints. There shall not be in effect any Law or Order of any nature issued by a court or Governmental Authority of competent jurisdiction, whether temporary, preliminary or permanent in nature, prohibiting, enjoining, restraining or otherwise making illegal the consummation of the Transactions or imposing a Burdensome Condition (each, a “Legal Restraint”). (b) Regulatory Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act, and any commitment(s) by Buyer or the Alani Parties not to close before a certain date under a timing agreement entered into with the Regulatory Authorities, shall have expired or otherwise been terminated without the imposition of a Burdensome Condition. All consents, authorizations, non-objections, orders or approvals of, and filings or registrations with, any Governmental Authority required to be obtained or made in connection with the consummation of the Transactions as set forth on Schedule 7.1(b) shall have been obtained or made without the imposition of a Burdensome Condition and shall remain in full force and effect. Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Transactions shall be subject to the fulfillment (or waiver, to the extent permitted by applicable Law, by Buyer) prior to or at Closing of each of the following conditions: (a) Representations and Warranties of Each Seller and Congo. (i) Each of the representations and warranties made by each Seller and Congo in Sections 3.1 through 3.4 shall (without giving effect to materiality or similar qualifications) be true and correct in all material respects as of the Closing as though such representation or warranty were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date) and (ii) each of the other representations and warranties made by each Seller and Congo in Article III shall be true and correct in all respects as of the Closing as though such representations and warranties were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date). (b) Representations and Warranties of the Company. (i) Each of the representations and warranties made by the Company in Section 4.5 (other than Section 4.5(c)) and Section 4.7(a) shall be true and correct in all respects as of the Closing as though such representation or warranty were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date, which shall, for the avoidance of doubt, include the second sentence of Section 4.5(a)), (ii) each of the representations and warranties made by the Company in Section 4.1, Section 4.2, Section 4.3(a), Section 4.5(c) and Section 4.23 shall (without giving effect to materiality, “Company Material Adverse Effect” or similar qualifications) be true and correct in all material respects as of the Closing as though such representation or warranty were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), and (iii) each of the other representations and warranties made by the Company in Article IV shall be true and correct as of the Closing as though such representations and warranties were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except to the extent the failure of such

91 representations and warranties to be so true and correct (without giving effect to materiality, “Company Material Adverse Effect” or similar qualifications) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (c) Representations and Warranties of Holdco. (i) Each of the representations and warranties made by Holdco in Sections 2.1 through 2.4 of the Holdco Joinder shall (without giving effect to materiality or similar qualifications) be true and correct in all material respects as of the Closing as though such representation or warranty were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date) and (ii) each of the other representations and warranties made by Holdco in the Holdco Joinder shall be true and correct in all respects as of the Closing as though such representations and warranties were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date). (d) Performance of Obligations. Each of the Alani Parties shall have duly performed or complied with, in all material respects, all of the covenants and obligations required to be performed or complied with by them under the terms of this Agreement prior to or at the Closing. (e) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing. (f) Pre-Closing Contribution. The Pre-Closing Contribution shall have been completed. (g) Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been completed. (h) Closing Deliveries. Prior to or at the Closing, the applicable Alani Parties shall have delivered the following Closing documents in a form and substance reasonably acceptable to Buyer: (i) duly executed membership interest assignments by Holdco with respect to the Purchased Interests, in form and substance reasonably acceptable to Buyer; (ii) a certificate of a duly elected officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 7.2(a), Section 7.2(b), Section 7.2(c), Section 7.2(d) and Section 7.2(e) have been satisfied; (iii) the fully executed Holdco Joinder; (iv) counterparts to the Registration Rights Agreement, duly executed by Holdco, MC and TS; (v) counterparts to the Transition Services Agreement, duly executed by Congo and the Company;

92 (vi) a certificate of good standing of the Company issued not earlier than fifteen (15) days prior to the Closing Date by the Secretary of State of Kentucky; and (vii) an IRS Form W-9 from each Seller. (i) Key Person Consulting Agreements. The Key Person Consulting Agreement of each Key Person shall continue to be in full force and effect, and no breach nor repudiation by any such Key Person shall have occurred or be imminent or threatened. Section 7.3 Conditions to the Obligations of the Alani Parties. The obligations of the Alani Parties to consummate the Transactions shall be subject to the fulfillment (or waiver, to the extent permitted by applicable Law, by the Company (on behalf of itself and all other Alani Parties) at or prior to the Closing of each of the following conditions: (a) Representations and Warranties. (i) Each of the representations and warranties made by Buyer in Section 5.3 shall be true and correct in all respects as of the Closing as though such representation or warranty were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), (ii) each of the representations and warranties made by Buyer in Section 5.1, Section 5.2 and Section 5.4(a) shall (without giving effect to materiality, “Buyer Material Adverse Effect” or similar qualifications) be true and correct in all material respects as of the Closing as though such representation or warranty were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date and (iii) each of the other representations and warranties made by Buyer in Article V shall be true and correct as of the Closing as though such representations and warranties were made at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except to the extent the failure of such representations and warranties to be so true and correct (without giving effect to materiality, “Buyer Material Adverse Effect” or similar qualifications) has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. (b) Performance of Obligations. Buyer shall have duly performed or complied with, in all material respects, all of the covenants and obligations required to be performed or complied with by it under the terms of this Agreement prior to or at the Closing. (c) Buyer Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Buyer Material Adverse Effect that is continuing. (d) Closing Deliveries. Prior to or at the Closing, Buyer shall have duly delivered to the Company and Holdco the following Closing documents in a form and substance reasonably acceptable to the Company (on behalf of itself and all other Alani Parties): (i) a certificate of a duly appointed officer of Buyer, dated the Closing Date, certifying that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied; (ii) a counterpart to the Registration Rights Agreement, duly executed by Buyer; and

93 (iii) a counterpart to the Transition Services Agreement, duly executed by Buyer. ARTICLE VIII— TERMINATION Section 8.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing: (a) by mutual written consent of the Company and Buyer; (b) by either the Company or Buyer upon written notice to the other, if the Closing shall not have been consummated on or before 11:59 p.m. (New York City time) on November 20, 2025 (the “Initial Termination Date”, as it may be extended, the “Termination Date”); provided that (i) (x) if as of the Initial Termination Date any of the conditions set forth in Section 7.1(a) (solely in respect of any Antitrust Law or Order under any Antitrust Law) or Section 7.1(b) shall not have been satisfied or waived but all other conditions set forth in Article VII shall have been satisfied or waived (or, if any such conditions by their nature are to be satisfied at the Closing, shall be, at such time, capable of being satisfied) (a “Termination Date Extension Event”), then the Initial Termination Date shall be automatically extended to February 20, 2026 (such date, the “First Extended Termination Date”) and (y) if, on the First Extended Termination Date, a Termination Date Extension Event shall exist, then the First Extended Termination Date shall automatically be extended to May 20, 2026 and (ii) in the event that the Marketing Period has commenced but has not been completed as of the date that is five (5) Business Days prior to the Termination Date, the Termination Date shall automatically be extended to the date that is five (5) Business Days following the final day of the Marketing Period, and the Termination Date shall be deemed for all purposes hereof to be such later date; provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose material breach of its representations, warranties, covenants or obligations under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to occur on or prior to the Termination Date; (c) by the Company, upon written notice to Buyer, if there has been a breach of any representation, warranty, covenant or obligation on the part of Buyer in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) that is incapable of being cured by the Termination Date or, if curable, which has not been cured by Buyer by the fifteenth (15th) Business Day after receipt of written notice from the Company requesting such breach to be cured; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Company if any Alani Party is then in material breach of its representations, warranties, covenants or obligations under this Agreement; (d) by Buyer, upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or obligation on the part of any Alani Party in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.2(d) that is incapable of being cured by the Termination Date or, if curable, which has not been cured by such Alani Party by the fifteenth (15th) Business Day after receipt of written notice from Buyer requesting such breach to be cured; provided that

94 the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to Buyer if Buyer is then in material breach of its representations, warranties, covenants or obligations under this Agreement; or (e) by either Buyer or the Company, upon written notice to the other, if any final and non-appealable Legal Restraint is in effect; provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any Party whose material breach of its representations, warranties, covenants or obligations under this Agreement has been the principal cause of, or resulted in, the enactment, entry or issuance of any such Legal Restraint. Section 8.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.1, the provisions of this Agreement shall immediately become void and of no further force or effect and all rights and obligations of the Parties hereunder shall terminate, except for obligations of the Parties in this Article VIII, Section 3.9, Section 4.26, Section 5.9, Section 6.1(c), Section 6.1(d) and Article X, which shall survive the termination of this Agreement, and no Party shall have any liability to any other Party except for Fraud or willful and material breach of this Agreement prior to such termination. No termination of this Agreement shall affect the obligations contained in the Confidentiality Agreement, which shall survive termination of this Agreement in accordance with its terms. Section 8.3 Buyer Termination FeeBuyer Payment. If this Agreement is validly terminated (i) by either the Company or Buyer pursuant to Section 8.1(b) and at the time of such termination, (x) all of the conditions set forth in Section 7.2 have been satisfied (or, if any such conditions are by their nature to be satisfied at the Closing, would have been capable of being satisfied on the date of such termination) or waived and (y) any condition set forth in Section 7.1 has not been satisfied (solely in respect of any Antitrust Law or Legal Restraint under any Antitrust Law) or (ii) by either the Company or Buyer pursuant to Section 8.1(e) (solely in respect of any Antitrust Law or Legal Restraint under any Antitrust Law), then in the case of each of the foregoing clauses (i) and (ii), Buyer must promptly (and in any event (x) on the date of such termination, in the case of a termination by Buyer or (y) within three (3) Business Days of such termination, in the case of a termination by the Company) following such termination pay to the Company the Buyer Termination Fee. (b) Single Payment Only. The Parties acknowledge and agree that in no event will Buyer be required to pay the Buyer Termination Fee on more than one occasion. (c) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if Buyer fails to promptly pay any amount as and when due pursuant to this Section 8.3 and, in order to obtain such payment, the Company commences an Action that results in a judgment against Buyer for the applicable payment set forth in this Section 8.3 or any portion thereof, Buyer will pay to the Company its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by Company in connection with such Action together with interest on the unpaid amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment (collectively, the “Enforcement Expenses”). All

95 payments under this Section 8.3 shall be made by Buyer to the Company by wire transfer of immediately available funds to one or more accounts designated in writing by Company. (d) Sole and Exclusive Remedy. If this Agreement is validly terminated in the circumstances in which the Buyer Termination Fee is payable pursuant to Section 8.3(a), the Company’s receipt of the Buyer Termination Fee (including the Company’s right to Enforcement Expenses under Section 8.3(c)) will be the sole and exclusive remedies of the Company and the Company Related Parties against the Buyer Related Parties and the Debt Financing Sources and their representatives arising out of or in connection with this Agreement, any agreement executed in connection herewith or therewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions, or any claims or actions under applicable Law arising out of or in connection with any breach, termination or failure of this Agreement or any agreement or document executed in connection herewith or the transactions contemplated hereby and thereby. Upon payment of the Buyer Termination Fee pursuant to Section 8.3(a) and any Enforcement Expenses payable pursuant to the terms of this Agreement, none of the Buyer Related Parties will have any further liability or obligation to any of (A) the Alani Parties and their respective Affiliates or (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, successors and assignees of each of the Alani Parties and their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of the Transaction Agreements or any agreement or document executed in connection therewith or the transactions contemplated thereby (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement in accordance with the terms thereof) and no Company Related Party will be entitled to seek or obtain any other monetary recovery or award (whether at law or equity, or in contract or tort or otherwise) from any Buyer Related Party relating to or arising out of the Transaction Agreements or any agreement or document executed in connection therewith or the transactions contemplated thereby, the termination of this Agreement, the failure to consummate the Transactions, or any claims or actions under applicable Law arising out of or in connection with any breach, termination or failure of any of the foregoing or any matter forming the basis thereof. (e) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(d), it is agreed that Buyer, on the one hand, and the Company (on behalf of the Alani Parties), on the other hand, will be entitled to an injunction, specific performance or other equitable relief as provided in Section 10.12, except that, although each of them in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 10.12, under no circumstances will a Party be permitted or entitled to receive both (i) specific performance of the other Parties’ obligation to effect the Closing and (ii) any payment of the Buyer Termination Fee (in the case of the Company) in the circumstances in which it is payable pursuant to Section 8.3(a) or monetary damages (in the case of any Party) in respect of Fraud or a willful and material breach of another Party; provided that, for the avoidance of doubt, in no event shall the Company or any Company Related Party be entitled to, or permitted to seek, specific performance in respect of any Debt Financing Sources, and nor shall there be any right of the Company or any Company Related Party to enforce specifically against the Debt Financing

96 Sources any of its or their respective rights under the Debt Commitment Letter or any other agreements relating to the Debt Financing. ARTICLE IX — SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; RECOURSE; LIMITED INDEMNITY Section 9.1 Survival of Representations, Warranties and Covenants. The Parties, intending to modify any applicable statute of limitations, agree that (a) other than Section 3.9, Section 4.26 and Section 5.9, the representations and warranties of the Company, the Sellers, Congo and Buyer in this Agreement (whether or not contained in Article III, Article IV or Article V) or in any certificate delivered pursuant hereto shall terminate as of the Closing and shall not survive the Closing for any purpose, (b) the covenants of the Company, Congo and the Sellers to be performed at or prior to the Closing (the “Indemnifiable Covenants”) shall survive the Closing for a period of six (6) months, during which period Buyer may bring claims under Section 9.3 for a breach of the Indemnifiable Covenants, (c) the covenants of Buyer to be performed at or prior to the Closing shall terminate as of the Closing and shall not survive the Closing for any purpose (excluding, for the avoidance of doubt, the payment obligations of Buyer at Closing, including the obligation to pay the Aggregate Closing Proceeds and Aggregate Stock Consideration in accordance with Section 2.4 and to pay Closing Indebtedness and Company Expenses in accordance with Section 6.31 and Section 6.32), and (d) each covenant to be performed following the Closing by any Party (the “Post-Closing Covenants”) shall survive the Closing in accordance with their respective terms only for such period as shall be required for the Party required to perform under such covenant to complete the performance required thereby. Following the Closing, no Party shall be entitled to any recovery hereunder in respect of any such representation or warranty; provided that this Section 9.1 shall not limit any claim or recovery available to Buyer under the R&W Insurance Policy. Notwithstanding anything to the contrary contained in this Agreement, however, the provisions of Article IX will not prevent or limit in any way a cause of action on account of Fraud (but such provision shall apply to all contractual and common law claims that do not constitute Fraud). Notwithstanding the foregoing, any claim asserted in good faith prior to the expiration of the applicable survival period set forth above shall survive until such claim is fully and finally resolved. Notwithstanding anything to the contrary in this Agreement, (i) for purposes of the Post-Closing Covenants, each Seller and Congo is responsible for its, his or her Post-Closing Covenants, and no such Person shall have any liability for the breach of any other Person’s Post-Closing Covenants (provided that MC and TS shall be responsible for Holdco’s compliance with its Post-Closing Covenants and shall be jointly and severally liable for Holdco’s breach thereof), and (ii) in no event shall any Person have any liability for Fraud other than Fraud actually committed by such Person or its controlled Affiliates. Section 9.2 Recourse. (a) The Parties, on behalf of themselves and their respective Affiliates, acknowledge and agree that from and after the Closing, they shall not be permitted to make, and no Party shall have any liability or obligation with respect to, any claims for any breach of any representation or warranty set forth in this Agreement or in any certificate delivered pursuant hereto or any covenant or agreement in this Agreement that is to have been performed by any other Party on or prior to the Closing (other than to the extent expressly provided in Section 9.1 or Section 9.3). In furtherance of the foregoing, from and after the Closing, each Party hereby

97 irrevocably waives (on behalf of itself and each of its Affiliates), to the fullest extent permitted under Law, any and all rights, claims and causes of action (including any statutory rights to contribution or indemnification) for any breach of any representation or warranty set forth in this Agreement or in any certificate delivered pursuant hereto or any covenant or obligation in this Agreement that is to have been performed by any Party on or prior to the Closing that such Party (or its Affiliates) may have against the other Parties or their Affiliates arising under or based upon any theory whatsoever, whether under any Law, in equity, contract, tort or otherwise (other than, in each case, to the extent expressly provided for in Section 9.1 or Section 9.3); provided that nothing contained in Article IX shall operate to limit the ability of any Party to assert a claim for Fraud against any other Party that committed such Fraud. For the avoidance of doubt, Buyer acknowledges and agrees that the rights provided under the R&W Insurance Policy shall be the sole and exclusive remedy of Buyer with respect to any and all Losses attributable to any breach of any representation or warranty of the Company or the Sellers and Congo, except in the case of Fraud. (b) Without limiting the right of Buyer to pursue claims to the extent provided in Section 9.1 or Section 9.3: (i) each Party acknowledges and agrees it and its Affiliates shall not avoid or restrict such limitations on and waivers of liability in this Section 9.2 by (A) seeking damages or any other relief for breach of Contract, in tort, under Law, or pursuant to any other theory of liability, all of which are hereby irrevocably waived, or (B) asserting or threatening any claim against any Person that is not a party hereto (or a successor to a party hereto) for breaches of, inaccuracies in or omissions from the representations, warranties, covenants and agreements contained in this Agreement or any certificate delivered pursuant hereto; (ii) from and after the Closing, each of the Parties expressly waives all rights afforded by any Law which limits the effect of a release with respect to unknown claims and understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims, and acknowledges and agrees that the waiver in this Section 9.2 is an essential and material term of this Agreement; and (iii) each of the Parties acknowledges that the release and waiver provided in this Section 9.2 will be relied upon by the other Parties in connection with entering into this Agreement and that this Section 9.2 is intended for the benefit of, and to grant third party rights to, each Party to enforce this Section 9.2. Section 9.3 Limited Indemnity. (a) From and after the Closing, each of Buyer and its Affiliates (including, after the Closing, the Company and its Subsidiaries) and their respective representatives, successors and permitted assigns (collectively, the “Buyer Indemnitees”) shall be indemnified and held harmless (and shall be paid and reimbursed), jointly and severally, by Holdco, MC and TS from and against any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, resulting from, arising out of or relating to breaches of the Indemnifiable Covenants. (b) In order for a Buyer Indemnitee to be entitled to any indemnification provided for under this Section 9.3 in respect of, arising out of or involving any Action made or brought by a third party (a “Third-Party Claim”), such Buyer Indemnitee must notify Holdco in writing of the Third-Party Claim (including in such notice a brief description of the applicable claim(s), including damages sought or estimated, to the extent actually known by such Buyer Indemnitee) within twenty (20) Business Days after receipt by such Buyer Indemnitee of actual

98 notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Section 9.3 except to the extent Holdco has been actually prejudiced as a result of such failure. Such Buyer Indemnitee alone shall conduct and control the defense of such Third-Party Claim. Such Buyer Indemnitee shall not be entitled to be indemnified or held harmless under this Section 9.3 for such Third-Party Claim if it shall settle such Third-Party Claim without the prior written consent of Holdco (which consent shall not be unreasonably withheld, conditioned or delayed). (c) In order for a Buyer Indemnitee to be entitled to any indemnification provided for under this Section 9.3 other than in respect of, arising out of or involving a Third- Party Claim, such Buyer Indemnitee shall deliver notice of such claim with reasonable promptness to Holdco (including in such notice a brief description of the applicable claim(s), including damages sought or estimated, to the extent actually known by such Buyer Indemnitee); provided, however, that failure to give such notification shall not affect the indemnification provided under this Section 9.3 except to the extent Holdco has been actually prejudiced as a result of such failure. No Claim Notices for a claim under Section 9.3(a) may be delivered after the six (6)-month anniversary of the Closing Date. (d) If Holdco does not notify such Buyer Indemnitee within twenty (20) Business Days following its receipt of a notice provided pursuant to Section 9.3(b) or Section 9.3(c) (a “Claim Notice”) that Holdco disputes the indemnity claimed by such Buyer Indemnitee under this Section 9.3, such indemnity claim specified by such Buyer Indemnitee in such Claim Notice shall be conclusively deemed a liability to be indemnified under this Section 9.3 and such Buyer Indemnitee shall be indemnified for the amount of the Losses stated in such Claim Notice, subject to the limitations set forth in Section 9.3(e), to such Buyer Indemnitee on demand or, in the case of any Claim Notice in which the Losses (or any portion thereof) are estimated, on such later date when the amount of such Losses (or such portion thereof) becomes finally determined. If, however, within such twenty (20) Business Day period, Holdco does notify such Buyer Indemnitee in writing that it disputes any such indemnity claim included in such Claim Notice, (i) Buyer and Holdco shall, for a period of twenty (20) Business Days after delivery of such notice of dispute, attempt to resolve such dispute in good faith and (ii) if Buyer and Holdco are unable to resolve such dispute in such 20 Business Day period, any such dispute may be resolved pursuant to Section 10.14. (e) In no event shall the aggregate amount for which the Buyer Indemnitees shall be indemnified and held harmless under this Section 9.3 exceed $53,250,000. (f) The Buyer Indemnitees shall observe their common law duty to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to an indemnification claim pursuant to this Section 9.3. (g) The calculation of any indemnifiable Loss under this Section 9.3 shall be net of any amounts actually recovered by the Buyer Indemnitee under insurance policies or other sources of recovery (for clarity, excluding any Tax benefit realizable by any Buyer Indemnitee) in connection with such Loss, net of the costs and expenses incurred by the Buyer Indemnitee to collect any such amounts (including reasonable attorneys’ fees and expenses and any deductibles or self-insured retentions, any increases in premium, or any retroactive premium adjustments

99 related to obtaining insurance proceeds) (collectively, the “Recovery Costs”); provided that nothing in this Section 9.3(g) shall require any Buyer Indemnitee to bring an Action against any insurance policy or other source of recovery in respect of any indemnifiable Loss. If subsequent to receiving any indemnification payment as provided in this Section 9.3, the Buyer Indemnitee receives any insurance proceeds or other payments in respect of such indemnifiable Loss, which when combined with the indemnification payment from the indemnifying Parties exceeds the aggregate amount of such indemnifiable Loss, then the Buyer Indemnitee shall promptly reimburse the indemnifying Parties for any such indemnification payment up to the amount of the insurance proceeds or other payments received by the Buyer Indemnitee, less the Recovery Costs applicable thereto. (h) The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the purchase price to the maximum extent permitted by Law. ARTICLE X— MISCELLANEOUS Section 10.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given only if (a) delivered personally against written receipt, (b) delivered by electronic mail transmission (provided that no “bounceback” or similar notification of non-delivery is received by sender with respect thereto) or (c) mailed by certified, registered or express air mail, postage prepaid, or mailed by overnight courier prepaid (provided that receipt or other confirmation of delivery is obtained), as follows: If to Buyer or, at or after Closing, the Company: Celsius Holdings, Inc. 2381 NW Executive Center Drive Boca Raton, Florida 33431 Attention: Legal Department Email: legal@celsius.com with a copy (which shall not constitute notice) to: Freshfields US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007 Attention: Ethan Klingsberg; Sanjay Murti Email: ethan.klingsberg@freshfields.com; sanjay.murti@freshfields.com If to the KS Sellers or the HS Sellers: Katy E. Schneider and Haydn Schneider [***] Attention: Katy E. Schneider; R. Haydn Schneider Email: [***]

100 with a copy (which shall not constitute notice) to: Cooley LLP 3 Embarcadero Ctr, 20th Floor San Francisco, CA 94111-4004 Attention: Jamie Leigh Email: jleigh@cooley.com and Cooley LLP 55 Hudson Yards New York, NY 10001-2157 Attention: Bill Roegge Email: broegge@cooley.com If to the Company (before Closing), MC, TS, Congo or Holdco: Congo Brands Holding Company LLC 13551 Triton Park Blvd. Louisville, KY40223 Attention: Trey Steiger and Max Clemons Email: [***] with a copy (which shall not constitute notice) to: Greenberg Traurig, P.A. 401 E. Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 Attention: Mathew Hoffman Email: hoffmanma@gtlaw.com or to such other address as any Party shall notify the other Parties (as provided above) from time to time. Unless a different deadline for the delivery of notices or other communications is expressly provided for in this Agreement, all such notices and other communications will be deemed given on the day delivered pursuant to the means set forth above if delivered before 5:00 p.m. Eastern Time on a Business Day, and otherwise on the next following Business Day. Section 10.2 Publicity. Except as otherwise required by Law or applicable stock exchange rules, (a) press releases and other publicity concerning the Transactions shall be made only with the prior agreement of Buyer and the Company (or, following the Closing, Holdco) and (b) Buyer and the Company (or, following the Closing, Holdco) shall use reasonable best efforts to consult and agree with each other with respect to the content of any such press release or other publicity. Notwithstanding anything to the contrary in this Agreement, no press release or other publicity that directly or indirectly references the KS Sellers or HS Sellers shall be disclosed by or on behalf of any Party without the prior written consent of the KS Sellers and the HS Sellers. Notwithstanding the foregoing, Buyer may, without complying with the foregoing obligations,

101 make any public statement regarding the Transactions in the ordinary course of business, including in response to questions from the press, analysts, investors or those attending industry conferences, and make internal announcements to employees, in each case, to the extent that such statements are not inconsistent with previous press releases, public disclosures or public statements made in compliance with this Section 10.2. Section 10.3 Exhibits and Schedules. All exhibits and schedules hereto, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Section 10.4 Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day that is not a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day. Section 10.5 Expenses; Transfer Taxes. Except as otherwise set forth in this Agreement, regardless of whether the transactions provided for in this Agreement are consummated, each Party shall pay its own expenses, including financial advisors’ attorneys’, accountants’ and other professional fees and expenses incident to this Agreement and the Transactions. Buyer understands and acknowledges that all out-of-pocket fees and expenses incurred or to be incurred by the Company in connection with the Transactions (including the Company Expenses) may be paid by the Company in cash at or prior to the Closing. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Transactions shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Holdco. Section 10.6 Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of Law or otherwise by (x) any Alani Party, without the prior written consent of Buyer, or (y) Buyer, without the prior written consent of the Company (or, following the Closing, Holdco); provided that, Buyer may assign this Agreement to any of its Affiliates (it being understood that no such assignment shall relieve Buyer of its obligations hereunder if not timely performed by such assignee). Any attempted assignment in violation of the preceding sentence shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives. Except as set forth in Section 6.5, Section 6.6(a), Section 8.3(d), Section 9.3, Section 10.18, Section 10.19 and Section 10.20, this Agreement shall be for the sole benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder. Nothing in this Agreement, expressed or implied, shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship among the Parties. Section 10.7 Counterparts. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith may be executed

102 in one (1) or more counterparts for the convenience of the Parties, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith by .pdf attachment to email shall be effective as delivery of a mutually executed original counterpart to this Agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party to any such agreement or instrument, each other Party thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party to any such agreement or instrument shall raise the use of electronic transmission by .pdf to deliver a signature or the fact that any agreement or instrument was transmitted or communicated through the use of electronic transmission in .pdf as a defense to the formation or enforceability of a Contract and each such Party forever waives any such defense. Section 10.8 Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement. Section 10.9 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto), the other Transaction Agreements and the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters. Section 10.10 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If any term, condition or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by virtue of any rule of Law, public policy or court determination, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. Section 10.11 No Strict Construction. Each of the Parties acknowledges that this Agreement has been prepared jointly by the Parties and shall not be strictly construed against any Party. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. Section 10.12 Specific Performance. (a) Each Party acknowledges that the rights of each Party to consummate the Transactions are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have no

103 adequate remedy at Law. Accordingly, the Parties agree that any such non-breaching Party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the breaching Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive or other equitable relief (without posting of bond or other security). Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. (b) Notwithstanding anything contained in this Agreement to the contrary, including, Section 10.12(a), under no circumstances shall any Alani Party be entitled to receive both (A) a grant of specific performance of Buyer’s obligation to consummate the Closing and (B) the payment of the Buyer Termination Fee and the Enforcement Expenses if any due pursuant to Section 8.3(c) or monetary damages; provided, however, that, in the case of the grant of any monetary award by a court of competent jurisdiction in favor of any of the Alani Parties (other than for payment under Section 6.19(c)), the Alani Parties may enforce such award and accept such monetary payment only if, (x) following such grant of monetary award, the Alani Parties shall offer and commit to consummate the Closing if all of Buyer’s conditions to Closing have been satisfied (or, if any such conditions are by their nature to be satisfied at the Closing but subject to the satisfaction of such conditions) and (y) Buyer has not consummated the Closing within ten (10) Business Days of such offer and commitment; provided, further, that, the Alani Parties shall, and shall cause their Representatives to, dismiss with prejudice any Action still pending at such time as Buyer consummates the Closing. Section 10.13 Governing Law. This Agreement, and any and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of Law or conflict of Law analysis, the substantive Law of some other jurisdiction would ordinarily apply. Section 10.14 Jurisdiction and Venue. Each of the Parties (a) hereby agrees that any Action arising out of or relating to this Agreement or the Transactions shall be instituted first in the Court of Chancery within New Castle County in the State of Delaware (and any appellate court thereof located within such county) and, to the extent such Court of Chancery (or appellate court located within such county) lacks jurisdiction over the matter, the federal courts of the United States of America located within New Castle County in the State of Delaware (or appellate court thereof located within such county), (b) submits to the exclusive jurisdiction of the courts set forth in clause (a) above in any such Action arising out of or relating to this Agreement or the Transactions and (c) hereby agrees that all claims in respect of such Action arising out of or relating to this Agreement or the Transactions may be heard and determined in such courts and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any

104 Action so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that service of summons and complaint or any other process that might be served in any Action may be made on such Party by any of the means (including electronic mail) permitted for the giving of notices in Section 10.1. Nothing in this Section 10.14, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law. Each Party agrees that a final, non-appealable judgment in any Action so brought shall be conclusive and may be enforced in any manner provided by Law. Section 10.15 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.16 Failure or Indulgence Not Waiver. Unless otherwise expressly set forth herein, no Party’s rights under this Agreement may be waived except by an instrument in writing signed on behalf of the waiving Party. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Section 10.17 Amendments. This Agreement (including the provisions of this Section 10.17) may not be amended or modified except by an instrument in writing signed on behalf of all of the Parties. Section 10.18 Non-Recourse. All claims or causes of action (whether in Contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the other Transaction Agreements, or the negotiation, execution or performance of this Agreement or the other Transaction Agreements (including any representation or warranty made in or in connection with this Agreement or the other Transaction Agreements or as an inducement to enter into this Agreement or the other Transaction Agreements), may be made only against the Persons that are expressly identified as parties hereto and thereto. No Person who is not a named party to this Agreement or the other Transaction Agreements, including any past, present or future director, manager, officer, employee, incorporator, member, partner, equityholders, Affiliate, agent, attorney or representative of any named party to this Agreement or the other Transaction Agreements (“Non-Party Affiliates”), shall have any liability (whether in Contract or in tort, in

105 law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or such other Transaction Agreement (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement or such other Transaction Agreement (as the case may be) or the negotiation or execution hereof or thereof; and each Party waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement. Section 10.19 Waiver of Conflict of Interest and Ownership of Attorney Client and Work Product Privilege. (a) Buyer and the Company, on behalf of itself and the Company Releasing Parties, hereby waive any conflict of interest that may result from the joint representation by Greenberg Traurig, P.A. and Cooley LLP of the Company, the Company Releasing Parties, and any of the Sellers or any of their Affiliates, in connection with the Transactions. In the event of any dispute between Buyer, the Company, any of the Company Releasing Parties, and/or any of their respective Affiliates, on the one hand, and any of the Sellers and/or any of their respective Affiliates, on the other hand, Buyer and the Company, on behalf of itself and the Company Releasing Parties, hereby expressly and knowingly consent to Greenberg Traurig, P.A. and Cooley LLP representing any of the Sellers or any of their Affiliates and declining to represent the Company and the Company Releasing Parties in such dispute. This consent constitutes a waiver of any conflict of interest claim against Greenberg Traurig, P.A. and Cooley LLP as a result of its representation of any of the Company, any of the Sellers or any of their respective Affiliates as described herein. (b) Buyer and the Company, on behalf of itself and the Company Releasing Parties, further agree that, as to all privileged communications among Company’s counsel and any of the Company, the Company Releasing Parties, or any of their Affiliates (or any counsel of any of the Sellers) that relate in any way to the negotiation, documentation and consummation of the Transactions or the other Transaction Agreements or any dispute arising under this Agreement or any other Transaction Agreement (collectively, the “Privileged Deal Communications”) shall remain privileged after the Closing and that the Privileged Deal Communications shall belong solely to Holdco, the Sellers or any of their Affiliates, shall be controlled by Holdco and shall not pass to or be claimed by Buyer or the Company. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, the Company Releasing Parties or the Company, on the one hand, and a third party other than Holdco or any Seller, on the other hand, Buyer, a Company Releasing Party or the Company may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided that none of Buyer, the Company Releasing Parties or the Company may waive such privilege without the prior written consent of Holdco. Section 10.20 Debt Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Subsidiaries, hereby: (a) agrees that any Action of any kind or description whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Parties, arising out of or relating to this Agreement, any Debt Financing or any of the agreements (including the Debt

106 Commitment Letter and the Definitive Agreements) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each Party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court; (b) agrees that any such Action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing; (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court; (d) agrees that service of process upon the Company or its Subsidiaries in any such Action shall be effective if notice is given in accordance with this Agreement; (e) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable Law, trial by jury in any such Action brought against the Debt Financing Parties, (f) agrees that none of the Debt Financing Parties shall have any liability to the Company or any of its Subsidiaries or representatives relating to or arising out of this Agreement, the Debt Financing (subject to the last sentence of this Section 10.20), the Debt Commitment Letter or any of the Transactions or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise and agrees not to commence any Action against any Debt Financing Party with respect to the foregoing; and (g) agrees that the Debt Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.20 and such provisions or the definitions of “Debt Financing Sources” and “Debt Financing Parties” shall not be amended in any way that is adverse to any of the Debt Financing Sources or Debt Financing Parties without the prior written consent of the relevant Debt Financing Sources or Debt Financing Parties to the Debt Commitment Letter. (h) Notwithstanding the foregoing, nothing in this Section 10.20 shall in any way limit or modify the rights and obligations of Buyer under this Agreement or any Debt Financing Party’s obligations to Buyer under the Debt Commitment Letter or any other agreement relating to the Debt Financing. Section 10.21 Disclosure Schedules. The Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article III and Article IV. The information set forth in the Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement. The Parties agree that the disclosure set forth in any particular section or subsection of the Disclosure Schedules shall be deemed to be an exception

107 to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of the Sellers, Congo or the Company that are set forth in the corresponding section or subsection of this Agreement and (b) any other representation and warranties of Sellers, Congo or the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is reasonably apparent from such disclosure. * * * * * * *

IN WITNESS WHEREOF, the undersigned have caused this Membership Interest Purchase Agreement to be duly executed as of the day and year first above written. COMPANY: ALANI NUTRITION LLC By: /s/ Max Clemons Name: Max Clemons Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have caused this Membership Interest Purchase Agreement to be duly executed as of the day and year first above written. BUYER: CELSIUS HOLDINGS, INC. By: /s/ Jarrod Langhans Name: Jarrod Langhans Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have caused this Membership Interest Purchase Agreement to be duly executed as of the day and year first above written. MC: MAX CLEMONS TS: TREY STEIGER

IN WITNESS WHEREOF, the undersigned have caused this Membership Interest Purchase Agreement to be duly executed as of the day and year first above written. KS: KATY E. SCHNEIDER KH 2022 GRAT: KATY E. HEARN 2022 GRAT DATED DECEMBER 23, 2022 By: Name: Title: KH 2022 GIFT TRUST: KATY E. HEARN GIFT TRUST DATED DECEMBER 23, 2022 By: Name: Title: KH 2024 GRAT: KATY E. HEARN 2024 GRAT DATED AUGUST 28, 2024 By: Name: Title:

IN WITNESS WHEREOF, the undersigned have caused this Membership Interest Purchase Agreement to be duly executed as of the day and year first above written. HS: R. HAYDN SCHNEIDER HS 2022 GRAT: R. HAYDN SCHNEIDER 2022 GRAT DATED DECEMBER 23, 2022 By: Name: Title: HS 2022 GIFT TRUST: R. HAYDN SCHNEIDER GIFT TRUST DATED DECEMBER 23, 2022 By: Name: Title: HS 2024 GRAT: R. HAYDN SCHNEIDER 2024 GRAT DATED AUGUST 28, 2024 By: Name: Title:

IN WITNESS WHEREOF, the undersigned have caused this Membership Interest Purchase Agreement to be duly executed as of the day and year first above written. CONGO: CONGO BRANDS HOLDING COMPANY LLC By: Name: Title: